Exhibit 99.15

Index to Financial Statements and Pro Forma Financial Information

Page

LNR Property Holdings Ltd. and Subsidiaries – Consolidated Financial Statements as of November
30, 2009, and 2008 and for the Years Ended November 30, 2009, 2008 and 2007, and Independent
Auditors’ Report:

Independent Auditors’ Report……………………………..……...…………………………………	F-3
Consolidated Balance Sheets as of November 30, 2009 and 2008………..………..………………..	F-4
Consolidated Statements of Earnings (Loss) for the Years Ended November 30, 2009, 2008 and 2007……………………………………………………………………..……………………	F-5
Consolidated Statements of Comprehensive Earnings (Loss) for the Years Ended November 30, 2009, 2008 and 2007………………………………………………………………………………..	F-6
Consolidated Statements of Stockholders’ Equity (Deficiency) for the Years Ended November 30, 2009, 2008 and 2007………………………………………………………………………….…....	F-7
Consolidated Statements of Cash Flows for the Years Ended November 30, 2009, 2008 and 2007…	F-9
Notes to Consolidated Financial Statements………………………………………………………….	F-11

LNR Property Holdings Ltd. and Subsidiaries – Unaudited Condensed Consolidated Financial Statements as ofMay 31, 2010 and November 30, 2009 and for the Six Months Ended May 31, 2010 and 2009:
Condensed Consolidated Balance Sheets as of May 31, 2010 and November 30, 2009 (Unaudited)………………………………………………………………………………………..	F-52
Condensed Consolidated Statements of Loss for Six Months Ended May 31, 2010 and 2009 (Unaudited)…………………………………………………………………………………………	F-53
Consolidated Statements of Stockholders’ Equity (Deficiency) for the Six Months Ended May 31, 2010 and the Year Ended November 30, 2009..…………………………………………………..	F-54
Consolidated Statements of Cash Flows for the Six Months Ended May 31, 2010 and 2009 (Unaudited)…………………………………………………………………………………..	F-55
Notes to Consolidated Financial Statements……………..………………………………………….	F-57

Condensed Consolidated Pro Forma Financial Statements of Vornado Realty Trust (Unaudited)
Consolidated Pro Forma Balance Sheet as of June 30, 2010…………….……………………….….	F-74
Consolidated Pro Forma Statement of Income for the Year Ended December 31, 2009……………	F-75
Consolidated Pro Forma Statement of Income for the Six Months Ended June 30, 2010…………..	F-76
Supplemental Pro Forma Information…………………………………...……………………………	F-77
Notes to Condensed Consolidated Pro Forma Financial Statements…………………………………	F-78

Condensed Consolidated Pro Forma Financial Statements of Vornado Realty L.P. (Unaudited)
Consolidated Pro Forma Balance Sheet as of June 30, 2010……………………………..………….	F-80
Consolidated Pro Forma Income Statement for the Year Ended December 31, 2009…………………	F-81
Consolidated Pro Forma Income Statement for the Six Months Ended June 30, 2010………………..	F-82
Notes to Condensed Consolidated Pro Forma Financial Statements………………..…………………	F-83

LNR Property Holdings Ltd. and Subsidiaries

Consolidated Financial Statements

as of November 30, 2009 and 2008 and

for the Years Ended November 30, 2009, 2008 and 2007,

and Independent Auditors’ Report

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
LNR Property LLC and Subsidiaries
Miami Beach, Florida

We have audited the accompanying consolidated balance sheets of LNR Property Holdings Ltd. and Subsidiaries (the “Company”) as of November 30, 2009 and 2008, and the related consolidated statements of earnings (loss), comprehensive earnings (loss), stockholders’ equity (deficiency) and cash flows for each of the three years in the period ended November 30, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2009 and 2008, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for other than temporary impairments in 2009.

/s/ Deloitte & Touche LLP

July 29, 2010

(October 14, 2010 as to the first and preceding to last paragraph of Note 21 and as to the fifty-fifth and preceding to last paragraph of Note 1)

LNR PROPERTY HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	As of November 30,
	2009	2008
ASSETS
Cash and cash equivalents	$215,839	620,747
Restricted cash	31,088	24,515
Investment securities available-for-sale	201,142	201,307
Investment securities held-to-maturity	277,407	529,953
Mortgage loans, net	24,128	40,399
Operating properties and equipment, net	386	1,227
Land held for investment	101,330	93,488
Investments in unconsolidated entities	200,474	339,267
Deferred income taxes	-	17,630
Assets held for sale	-	1,168
Derivative assets	2,162	12,527
Intangible assets - servicing rights	33,820	36,399
Goodwill	151,882	157,022
Other assets	62,093	73,906
Total assets	$1,301,751	2,149,555
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Liabilities:
Accounts payable	$6,182	7,547
Accrued expenses and other liabilities	157,394	215,757
Derivative liabilities	39,337	51,287
Liabilities related to assets held for sale	-	34
Mortgage notes and other debts payable	1,426,077	1,672,626
Total liabilities	1,628,990	1,947,251
Commitments and contingent liabilities
Stockholders' equity (deficiency):
Class A common stock, $.001 par value, 697,300 shares authorized,
675,364 shares issued and outstanding in 2009 and
679,362 shares issued and outstanding in 2008	1	1
Class B common stock, $.001 par value, 36,700,040 shares authorized,
35,555,970 shares issued and outstanding in 2009 and
35,755,970 shares issued and outstanding in 2008	36	36
Class C common stock, $.000001 par value, 9,175,010 shares authorized,
5,420,638 shares issued and outstanding in 2009 and
6,091,939 shares issued and outstanding in 2008	-	-
Additional paid-in capital	730,152	722,897
Accumulated deficit	(1,093,131)	(415,749)
Deferred compensation plan, 9,997 Class A common shares in 2009	9,997	14,362
and 14,362 in 2008, respectively
Deferred compensation plan, 0 Class B common shares in 2009	-	200
and 200,000 in 2008, respectively
Deferred compensation liability	(9,997)	(14,562)
Accumulated other comprehensive loss	(46,436)	(172,569)
LNR Property Holdings Ltd. Stockholders’ deficiency	(409,378)	134,616
Noncontrolling interest	82,139	67,688
Total deficiency	(327,239)	202,304
Total liabilities and stockholders' equity (deficiency)	$1,301,751	2,149,555

See accompanying notes to consolidated financial statements.

LNR PROPERTY HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

(In thousands)

	Year Ended November 30,
	2009	2008	2007
Revenues
Rental income	$1,590	2,318	2,854
Management and servicing fees	106,274	102,775	113,938
Total revenues	107,864	105,093	116,792

Other operating income
Interest income	140,931	211,903	222,708
Gain (loss) on:
Sales of real estate	45	4,797	4,849
Sales of mortgage loans	-	-	358
Sales and recapitalizations of interests in unconsolidated entities	-	143	32,591
Sales of investment securities	4,379	33,256	123,533
Derivative financial instruments	(12,600)	5,637	3,655
Debt repurchase	53,448	-	-
Foreign currency gain (loss)	2,635	(3,760)	6,738
Other income (loss), net	2,428	(2,391)	1,378
Total other operating income	191,266	249,585	395,810

Equity in losses and impairments of unconsolidated entities	(262,963)	(301,595)	(86,390)

Costs and expenses
Cost of rental operations	3,127	3,449	3,751
General and administrative	117,503	170,039	207,008
Depreciation	2,132	2,725	2,929
Interest	140,980	156,718	164,232
Other expense	8,500	36	5,610
Impairment of mortgage loans and long-lived assets	16,716	245,063	14,695
Impairment losses on investment securities (net of $21,607 non credit
impairments recognized in other comprehensive loss in 2009)	463,437	89,985	21,686
Total costs and expenses	752,395	668,015	419,911

Income (loss) from continuing operations before
income taxes	(716,228)	(614,932)	6,301
Income tax expense (benefit)	8,611	(193,309)	(65,705)
Income (loss) from continuing operations	(724,839)	(421,623)	72,006

Discontinued operations:
Income (loss) from operating properties sold or
held for sale, net of tax	47	(202)	(612)
Gains on sale of operating properties, net of tax	720	872	8,576
Earnings from discontinued operations	767	670	7,964

Net income (loss)	$(724,072)	(420,953)	79,970
Less: net (income) loss attributable to non-controlling interest	(6,562)	(5,904)	12,866
Net income (loss) attributable to LNR Property Holdings, Ltd.	$(717,510)	(415,049)	67,104

Amounts attributable to LNR Property Holdings Ltd. Stockholders:
Income (loss) from continuing operations	(718,277)	(415,719)	59,140
Earnings from discontinued operations	767	670	7,964
Net income (loss)	$(717,510)	(415,049)	67,104

See accompanying notes to consolidated financial statements.

LNR PROPERTY HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS (LOSS)

(In thousands)

	Year Ended November 30,
	2009	2008	2007

Net earnings (loss)	$(724,072)	(420,953)	79,970
Other comprehensive earnings (loss), net of tax:
Unrealized losses on available-for-sale securities with no other than
temporary impairments during the period	(36,252)	(253,035)	76,694
Unrealized losses on available-for-sale securities with other than
temporary impairments during the period	(2,711)	-	-
Less: reclassification adjustment for gains/losses on
available-for-sale securities included in net loss	227,784	(35,426)	(12,414)
Less: reclassification adjustment for gains/losses on
held-to-maturity securities included in net loss	2,128	-	-
Less: reclassification adjustment for gains/losses on
partnership OCI included in net loss	18,010	-	-
Other than temporary impairments on held-to-maturity securities	(15,302)	-	-
Less: reclassification adjustment for gains/losses on
foreign currency translation included in net earnings	-	-	(6,539)
Unrealized gains (losses) on foreign currency translation	17,031	(73,119)	15,822
Unrealized gains (losses) on derivative financial instruments	(14,074)	(5,145)	(15,677)
Less: reclassification adjustment for derivative
fluctuations included in net loss	23,029	-	-
Comprehensive earnings attributable to noncontrolling interest	(4,685)	-	-
Pension funding accumulated benefit obligation	206	(200)	310
Other comprehensive earnings (loss), net of tax	215,164	(366,925)	58,196
Comprehensive earnings (loss)	$(508,908)	(787,878)	138,166

See accompanying notes to consolidated financial statements.

LNR PROPERTY HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

(In thousands, except share amounts)

	LNR Property Holdings, Ltd. Stockholders
												Accumulated	Total
	Common Stock						Additional	Retained	Deferred Compensation Plan			Other	Company	Non-
	Class A		Class B		Class C		Paid-in	Earnings	Class A	Class B	Deferred	Comprehensive	Equity	Controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Deficit)	Amount	Amount	Liability	Earnings (Loss)	(Deficiency)	Interests	Total

Balance at November 30, 2006	686,419	$1	36,127,370	$36	4,077,779	$-	$726,696	$136,250	$21,419	$200	$(21,619)	$136,160	$999,143	$75,960	$1,075,103
Amortization of
unamortized value of
Class C common shares	-	-	-	-	-	-	5,890	-	-	-	-	-	5,890	-	5,890
Net earnings	-	-	-	-	-	-	-	67,104	-	-	-	-	67,104	12,866	79,970
Change in accumulated
other comprehensive
earnings (loss), net	-	-	-	-	-	-	-	-	-	-	-	58,196	58,196	-	58,196
Capital distribution	-	-	-	-	-	-	-	(114,575)	-	-	-	-	(114,575)	(15,213)	(129,788)
Capital distribution
converted to
member loans	-	-	-	-	-	-	-	(1,301)	-	-	-	-	(1,301)	-	(1,301)
Balance at November 30, 2007	686,419	1	36,127,370	36	4,077,779	-	732,586	87,478	21,419	200	(21,619)	194,356	1,014,457	73,613	1,088,070
Amortization of
unamortized value of
Class C common shares	-	-	-	-	-	-	9,158	-	-	-	-	-	9,158	-	9,158
Net loss	-	-	-	-	-	-	-	(415,049)	-	-	-	-	(415,049)	(5,904)	(420,953)
Change in accumulated
other comprehensive
earnings (loss), net	-	-	-	-	-	-	-	-	-	-	-	(366,925)	(366,925)	-	(366,925)
Repurchase of
executive ownership	(7,057)	-	(371,400)	-	(1,223,333)	-	(18,847)	(1,393)	(7,057)	-	7,057	-	(20,240)	-	(20,240)
Capital distribution	-	-	-	-	-	-	-	(85,889)	-	-	-	-	(85,889)	(21)	(85,910)
Capital distribution
converted to
member loans	-	-	-	-	-	-	-	(896)	-	-	-	-	(896)	-	(896)
Class C share issuance	-	-	-	-	3,237,493	-	-	-	-	-	-	-	-	-	-

Balance at November 30, 2008
as reported	679,362	1	35,755,970	36	6,091,939	-	722,897	(415,749)	14,362	200	(14,562)	(172,569)	134,616	67,688	202,304
															(continued)

See accompanying notes to consolidated financial statements.

LNR PROPERTY HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

(In thousands, except share amounts)

	LNR Property Holdings, Ltd. Stockholders
												Accumulated	Total
	Common Stock						Additional	Retained	Deferred Compensation Plan			Other	Company	Non-
	Class A		Class B		Class C		Paid-in	Earnings	Class A	Class B	Deferred	Comprehensive	Equity	Controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Deficit)	Amount	(Deficiency)	Liability	Earnings (Loss)	(Deficiency)	Interests	Total

Cumulative effect of change
in accounting principle	-	-	-	-	-	-	-	93,716	-	-	-	(93,716)	-	-	-
Amortization of unamortized
value of Class C common
shares	-	-	-	-	-	-	7,484	-	-	-	-	-	7,484	-	7,484
Net loss	-	-	-	-	-	-	-	(717,510)	-	-	-	-	(717,510)	(6,562)	(724,072)
Change in accumulated other
comprehensive earnings
(loss), net	-	-	-	-	-	-	-	-	-	-	-	219,849	219,849	(4,685)	215,164
Shares removed from
deferred compensation plan	-	-	-	-	-	-	-	-	(565)	-	565	-	-	-	-
Repurchase of executive
ownership	(3,998)	-	(200,000)	-	(671,301)	-	(229)	-	(3,800)	(200)	4,000	-	(229)	-	(229)
Capital distribution	-	-	-	-	-	-	-	(52,869)	-	-	-	-	(52,869)	(9,240)	(62,109)
Capital distribution converted
to member loans	-	-	-	-	-	-	-	(719)	-	-	-	-	(719)	-	(719)
Proceeds from contributions	-	-	-	-	-	-	-	-	-	-	-	-	-	34,938	34,938
Balance at
November 30, 2009	675,364	$1	35,555,970	$36	5,420,638	$-	$730,152	$(1,093,131)	$9,997	$-	$(9,997)	$(46,436)	$(409,378)	$82,139	$(327,239)

See accompanying notes to consolidated financial statements.

LNR PROPERTY HOLDINGS LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended November 30,
	2009	2008	2007
Cash flows from operating activities:
Net income (loss)	$(724,072)	(420,953)	79,970
Adjustments to reconcile net income (loss) to net cash provided by
(used in) operating activities:
Depreciation	2,132	2,777	3,742
Accretion of discount on investment securities and mortgage loans	(28,029)	(34,709)	(28,720)
Amortization of comprehensive (earnings) loss	18,480	(216)	(1,556)
Amortization of deferred costs	22,044	23,188	19,795
Amortization of intangible assets	8,012	23,832	27,821
Equity in losses and impairments of unconsolidated entities	262,963	301,595	86,390
Distributions of earnings from unconsolidated entities	4,400	10,014	30,316
Interest received on investment securities in excess
of income recognized	24,748	20,124	43,326
(Gain) loss on foreign currency translation	(2,438)	2,955	(6,695)
Impairment of mortgage loans, long-lived assets and investment securities	480,153	336,048	36,381
Gains on sales of real estate	(1,224)	(6,225)	(18,884)
Gains on sales of investment securities	(4,379)	(33,256)	(123,533)
Gains on sales of mortgage loans	-	-	(358)
Gains on sales and recapitalizations of interests in unconsolidated entities	-	(143)	(32,591)
Gains on debt repurchase	(53,448)	-	-
Gain on derivative financial instruments	(5,486)	(5,637)	(3,655)
Changes in assets and liabilities:
(Increase) decrease in other assets	(350)	24,473	893
Change in deferred taxes	10,640	(174,794)	(72,866)
Increase (decrease) in accounts payable and accrued liabilities	(53,348)	(51,357)	12,511
Net cash provided by (used in) operating activities	(39,202)	17,716	52,287

Cash flows from investing activities:
Operating properties and equipment:
Additions	(1,599)	(2,991)	(3,748)
Sales proceeds	2,244	11,525	26,768
Land held for investment:
Additions	(8,255)	(55,715)	(40,108)
Sales proceeds	343	33,354	30,229
Investments in unconsolidated entities	(103,337)	(202,704)	(149,764)
Proceeds from sales of interests in unconsolidated entities	-	21,142	185,367
Distributions of capital from unconsolidated entities	5,698	18,578	541,928
Purchase of mortgage loans	-	-	(129,075)
Proceeds from principal collections on mortgage loans	144	110,159	44,752
Proceeds from sales of mortgage loans	-	-	6,588
Purchase of available-for-sale investment securities	(55,582)	(102,124)	(772,587)
Proceeds from principal collections on investment securities	20,189	22,074	32,060
Proceeds from sales of available-for-sale investment securities	10,405	155,815	1,038,486
Purchase of servicing rights	(5,434)	-	-
Proceeds from termination of fair value hedging instruments	-	-	7,180
Payment for termination of fair value hedging instruments	-	-	(6,015)
Increase in restricted cash	(6,568)	(7,790)	(5,691)
Net cash provided by (used in) investing activities	(141,752)	1,323	806,370

(continued)

See accompanying notes to consolidated financial statements.

LNR PROPERTY HOLDINGS LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended November 30,
	2009	2008	2007
Cash flows from financing activities:
Capital distribution	(52,869)	(85,889)	(114,575)
Repurchase of executive ownership	(229)	(20,240)	-
Distributions to minority partners in consolidated entities	(9,240)	(20)	(15,213)
Proceeds from contributions of minority partners	34,939	-	-
Principal payments on senior secured notes	(103,613)	(150,000)	(150,000)
Repurchases of senior notes	(53,411)	-	-
Principal payments on mortgage notes and other debts payable	(37,524)	(35,235)	(49,084)
Debt issuance and modification costs	(4,041)	(11,777)	-
Payment for early termination of swap agreements	-	(4,039)	-
Net cash used in financing activities	(225,988)	(307,200)	(328,872)
Effect of exchange rate changes on cash	2,034	(8,186)	1,039
Net increase (decrease) in cash and cash equivalents	(404,908)	(296,347)	530,824
Cash and cash equivalents at beginning of period	620,747	917,094	386,270
Cash and cash equivalents at end of period	$215,839	620,747	917,094

Supplemental disclosure of cash flow information:
Cash paid for interest	$128,811	143,823	155,231
Cash paid for income taxes	14,309	4,229	23,986
Cash received from income tax refunds	12,687	29,354	18,648
Supplemental disclosure of non-cash investing and
financing activities:
Exchange of mortgage loans for investment securities	-	-	33,611
Mortgage loans received from unwind of CMBS	-	-	2,871
Capital distribution converted to member loans	719	896	1,301

See accompanying notes to consolidated financial statements.

LNR PROPERTY HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the Years Ended November 30, 2009, 2008 and 2007

1.    Summary of Organization, Business and Significant Accounting Policies

Description of Business

LNR Property Holdings Ltd. (“LNR Property Holdings” or “we” or “us” or “our”) is a Bermuda exempted company, originally formed on August 9, 2004, organized under the laws of Delaware, but subsequently transferred to Bermuda on January 19, 2005. Effective February 3, 2005, LNR Property Corporation (the “Predecessor”) was merged into a subsidiary of LNR Property Holdings, and LNR Property Corporation became a wholly owned subsidiary of us and a private entity.

At November 30, 2009, LNR Property Holdings was owned by (i) funds and accounts managed by Cerberus Capital Management, L.P., its real estate affiliate Cerberus Real Estate Capital Management, LLC and co-investors (“Cerberus”), (ii) Stuart Miller, the former chairman of the Board of Directors of LNR Property Corporation, a trust of which he is a principal beneficiary and family partnerships, and (iii) members of our management. See Note 14 for details of our ownership structure as of November 30, 2009 and Note 21 for amendments to our ownership structure resulting from a recapitalization executed in July 2010.

Subsequent to the February 3, 2005 merger, we evolved to a company with a focus on growing our fee based businesses, which are made up of (i) our servicing business that is primarily related to managing and working out problem assets, (ii) our finance business that is focused on selectively acquiring and managing real estate finance investments, including unrated, investment grade and non-investment grade rated commercial mortgage backed securities (“CMBS”), non-investment grade rated notes, preferred interests of resecuritization transactions and high yielding real estate loans through ventures in which we hold an interest, and (iii) our real estate asset management business which is involved in acquiring, developing, repositioning,  managing and selling commercial, multi-family residential and residential land through a venture in which we hold an interest.  In addition, we continue to manage a legacy portfolio of wholly-owned real estate finance investments, primarily CMBS, land projects and run-off unconsolidated entities holding undeveloped land projects.

Basis of Presentation and Consolidation

The accompanying consolidated financial statements include our accounts, those of our wholly owned subsidiaries and certain other entities we are required to consolidate. We consolidate the assets, liabilities, and results of operations of entities (both corporations and partnerships) in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 810, “Consolidation.”

Variable interest entities (“VIEs”) are defined as entities in which equity investors do not have a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. We consolidate VIEs in which we are the primary beneficiary – those in which we have a variable interest or a combination of variable interests that will absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns, or both, based on an assessment performed at the time we become involved with the entity. We reconsider this assessment only if (i) the entity’s governing documents or the contractual arrangements among the parties involved change in a manner that changes the characteristics or adequacy of the entity’s equity investment at risk, (ii) some or all of the equity investment is returned to the investors and other parties become exposed to expected losses of the entity, (iii) the entity undertakes additional activities or acquires additional assets beyond those that were anticipated at inception or at the last reconsideration date that increase its expected losses, or (iv) the entity receives an additional equity investment that is at risk, or curtails or modifies its activities in a way that decreases its expected losses.

Entities not deemed to be VIEs are consolidated if we own a majority of the voting securities or interests or hold the general partnership interest, except in those instances in which the minority voting interest owner effectively participates through substantive participative rights. Substantive participative rights include the ability to select, terminate and set compensation of the investee’s management, if applicable, and the ability to participate in capital and operating decisions of the investee, including budgets, in the ordinary course of business.

We invest in organizations with varying structures, many of which do not have voting securities or interests, such as general partnerships, limited partnerships, and limited liability companies. In many of these structures, control of the entity rests with the general partners or managing members, while other members hold passive interests. The general partner or managing member may hold anywhere from a relatively small percentage of the total financial interests to a majority of the financial interests. For entities not deemed to be VIEs, where we serve as the sole general partner or managing member, we are considered to have the controlling financial interest and therefore the entity is consolidated, regardless of our financial interest percentage, unless there are other limited partners or investing members that effectively participate through substantive participative rights. In those circumstances where we, as majority controlling interest owner, cannot cause the entity to take actions that are significant in the ordinary course of business, because such actions could be vetoed by the minority controlling interest owner, we do not consolidate the entity.

We evaluated all of our investments and other interests in entities that may be deemed VIEs. These included CMBS and retained interests of resecuritization transactions which as of November 30, 2009 continue to be scoped out of the consolidation guidance if the underlying securitization trusts meet certain requirements to be qualifying special purpose entities (“QSPEs”). The collateralized debt obligations (“CDOs”) and CMBS trusts under which we hold our investments were deemed to be QSPEs at November 30, 2009, except for the CDO held by one of our consolidated VIEs.

When we consolidate entities, the ownership interests of any minority parties are reflected as minority interests. Investments in entities which are not consolidated are accounted for by the equity method or by the cost method if either our investment is considered to be minor or we lack significant influence over the investee.

All intercompany transactions and balances among consolidated entities have been eliminated in consolidation.

Comprehensive Earnings (Loss)

Comprehensive earnings (loss) consists of net earnings (loss) and other comprehensive earnings (loss), which are primarily net unrealized gains and losses on available-for-sale securities, foreign currency translation and derivative financial instruments. Comprehensive earnings (loss) is presented separately in our consolidated statements of comprehensive earnings (loss), net of taxes. The change in accumulated other comprehensive earnings (loss) is reflected in our consolidated statements of stockholders’ equity (deficiency).

Cash and Cash Equivalents and Restricted Cash

We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Our cash equivalent investments are classified as held-to-maturity based on our positive intent and ability to hold the securities to maturity. These investments include securities held in commercial paper, money market accounts and bank certificates of deposit and are stated at amortized cost. Due to the short maturity period of cash equivalents, the carrying amount of these instruments approximates fair value. Income related to these securities is reported as a component of interest income. Restricted cash primarily relates to funds held in trust under servicing arrangements, for asset purchases and real estate development and cash collateral required under derivative instruments.

Concentration of Credit Risk

We maintain essentially all of our cash accounts with Bank of America, N.A. Some of these accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”), up to certain limits. However, as of November 30, 2009, our operating accounts participated in the Treasury Liquidity Guarantee Program, which provided unlimited Federal insurance. From time to time, we may have cash balances on deposit with Bank of America, N.A. significantly in excess of the amounts insured by the FDIC.

Investment Securities

Investment securities consist principally of CMBS and the retained interests of resecuritization transactions. Those securities for which the intent and ability to hold to maturity exists are designated as held-to-maturity, while all others are classified as available-for-sale.

Securities classified as available-for-sale are recorded at fair value. Certain of our available-for-sale securities are hedged for changes in fair value due to movements in interest rates through the use of interest rate swaps. If the hedge is in a qualifying fair value hedging relationship, changes in fair value of the available-for-sale securities that are due to interest rate movements are recognized currently in income, and are offset against changes in fair value of the associated interest rate swaps.  Changes in fair value on unimpaired available-for-sale securities that are not hedged or not in a qualifying fair value hedging relationship are excluded from earnings and are reported in stockholders’ equity (deficiency), net of the related tax effects, as a component of accumulated other comprehensive loss until realized. Securities classified as held-to-maturity are recorded at amortized cost, less any other-than-temporary impairment (“OTTI”) amounts in accumulated other comprehensive earnings (loss), which is subsequently accreted to the amortized cost of the security over its remaining life.

In April 2009, the Financial Accounting Standards Board (“FASB”) issued a staff position (“FSP”) related to the recognition and presentation of other than temporary impairment (“OTTI”). We adopted this new guidance effective December 1, 2008.  Prior to this date, unrealized losses that were other than temporary were recorded in our consolidated statements of earnings (loss).  Pursuant to the revised guidance, if we intend to sell or it is more likely than not that we will be required to sell the security prior to the recovery of amortized cost, the OTTI is recognized in our consolidated statements of earnings (loss). If we do not have the intent to sell a security or it is not more likely than not that we will be required to sell the security, the amount of OTTI is segregated into two components: (1) the portion representing a credit loss, which is reflected in our consolidated statements of earnings (loss); and (2) the portion relating to other factors, which is reflected within accumulated other comprehensive loss. In these instances, the credit impairment is measured as the excess of the amortized cost basis of the security over the current period’s estimate of cash flows discounted at the rate last used to accrete the beneficial interest.

Unrealized losses are considered to be other than temporary if (a) the present value of the currently estimated total cash flows related to the security is less than the present value of the previous period’s estimated total cash flows of that security and the decline in the present value is due to adverse changes in the projected cash flows; or (b) we are unable to hold the security until recovery of its amortized cost basis. For these securities, total OTTI is the amount by which the fair value of the security has declined below its amortized cost. This total amount is supplementally presented in our consolidated statements of earnings (loss). In the event that cash flows are so uncertain that we are unable to determine the security’s fair value through our normal process, some other estimate of fair value must be determined, either by weighting alternative cash flow scenarios according to their probability, or by obtaining valuations for similar assets. See Note 3 for further discussion.

When the estimated fair value of a security has been below amortized cost for a significant period of time and we conclude that we no longer have the ability or intent to hold the security for the period of time over which the values are expected to recover to amortized cost, the investment is written down to its fair value. The determination of other-than-temporary impairment is a subjective process, and different judgments and assumptions could affect the timing of loss recognition. In addition, it is possible that due to the duration that the estimated fair value remains below amortized cost, we may need to recognize an other-than-temporary impairment in the future, notwithstanding our continued determination that no credit deterioration has occurred and estimated cash flows remain stable.

We account for interest income on securities using a level yield method. In doing so, if the projected timing and/or amount of projected cash flows on a particular security become subject to significant uncertainty, the security is accounted for using the cost recovery method. Under the cost recovery method, we record no interest income and apply all cash received to reduce the amortized cost of such securities until such time as we are able to project cash flows with greater certainty, or the investment balance is reduced to zero. See further discussion of revenue recognition under the Revenue and Income Recognition section.

Fair Value

We measure our available-for-sale CMBS as well as our derivative assets and liabilities, including our embedded derivatives, at fair value. When actively quoted observable prices are not available, we either use implied pricing from similar instruments or valuation models based on net present value of estimated future cash flows, adjusted as appropriate for liquidity, credit, market and/or other risk factors. Considerable judgment is necessary to interpret market data and develop estimated fair values for these financial instruments. These estimates are impacted by the type of financial instrument, characteristics specific to the instrument and overall market conditions. Accordingly, fair values are not necessarily indicative of the amounts we would realize on disposition of the financial instruments. For further discussion and disclosure of fair value measurements, see Note 12.

Mortgage Loans, Net

Loans for which we have the intent and ability to hold for the foreseeable future or until maturity or payoff are recorded on the balance sheet at outstanding principal adjusted for any charge offs, allowances, deferred fees or costs on originated loans and any unamortized premiums or discounts on purchased loans. We have the intent and ability to hold all of our loans for the foreseeable future. Unaccreted discounts or premiums are accreted to income utilizing a methodology that results in a level yield.

We provide an allowance for credit losses for mortgage loans that are considered to be impaired. The allowance for losses is based on our evaluation of various factors, including our historical loss experience, fair value of the collateral, operating performance of the collateral, strength of the borrower, and other factors, and is charged to impairment of mortgage loans and long-lived assets. Realized credit losses on loans are deducted from the allowance when they occur. Any loan recoveries are recorded as an increase to the allowance for losses when received. We do not accrue interest on impaired loans where, in the judgment of management, collection of interest according to the contractual terms of the loan documents is considered doubtful. Among the factors we consider in making an evaluation of the amount of interest that is collectable are the financial condition of the borrower, the status of the underlying collateral and anticipated future events.  For impaired non-accrual loans, interest is recognized on a cash basis.  Loan acquisition costs, such as costs incurred in conducting our due diligence, are capitalized and amortized to earnings over the life of the loan using the effective interest method.

Operating Properties and Equipment, Net, and Land Held for Investment

Operating properties and equipment and land held for investment are recorded at cost. Depreciation for operating properties and equipment is calculated to amortize the cost of depreciable assets over their estimated useful lives using the straight-line method and commences when the asset is placed in service. The range of estimated useful lives for operating properties is 10 to 30 years.

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparing the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by the asset. If such carrying amounts exceed the expected undiscounted future net cash flows, we adjust the carrying amount of the asset to its estimated fair value. For land or operating properties under development or repositioning, fair value is determined using discounted expected future cash flows. Due to uncertainties inherent in the valuation process and in the markets in which we operate, actual results could be materially different than those which were currently expected in determining fair value.

Gains on sale leaseback transactions are deferred and amortized over the remaining lease term while losses on sale leaseback transactions, if any, are recognized at the time of sale if the fair value of the property sold is less than the undepreciated cost of the property.  See Note 18 for a discussion of the sale leaseback transaction which occurred in 2006.

Capitalized Interest

We capitalize interest costs associated with debt incurred in connection with real estate development and repositioning projects. When debt is not specifically identified as being incurred in connection with a project, we capitalize interest on amounts expended on the project at our average cost of borrowed capital using an average leverage ratio. Capitalization of interest ceases when a project is substantially complete and ready for its intended use. Capitalized interest is amortized over the estimated useful life of the property once the related property begins to be depreciated.

Debt Issuance Costs

We incur structuring fees and other costs in connection with the issuance and amendments to our debt facilities. Such costs are deferred when incurred and amortized to interest expense over the term of the underlying debt using the straight-line method, which approximates the effective interest method.

Investments in Unconsolidated Entities

Investments in which we maintain an interest in excess of 20% and/or have significant influence over the investee are accounted for in accordance with the equity method of accounting. Differences, if any, between our carrying value and the underlying equity in the net assets of the investee are accounted for as if the investee were a consolidated subsidiary. All other investments in unconsolidated entities are accounted for pursuant to the cost method of accounting. We assess our ability to recover the carrying amounts of our investments in unconsolidated entities whenever events or changes in circumstances indicate that the carrying amount of the investments may not be recoverable. If the fair value of the investment is less than the carrying value and the decline in value is considered to be other than temporary, an appropriate write-down is recorded through equity in losses and impairments of unconsolidated entities. Because no active market exists for the investees’ ownership interests, the determination of fair value is based on valuation methodologies, including discounted cash flows, and the ability of the investee to sustain an earnings capacity that justifies the carrying amount of the investment.

Goodwill and Intangible Assets

We allocate the purchase price of acquired real estate assets and assumed liabilities in accordance with the accounting guidance for business combinations and intangibles. Goodwill and intangible assets deemed to have indefinite lives are not amortized, but rather tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate potential impairment. Finite-lived intangible assets are amortized over their useful lives and are subject to impairment evaluation. Goodwill is tested at least annually for impairment.

Goodwill represents the excess purchase price over the fair value of net assets acquired in the merger transaction in 2005 and in the acquisition of a European commercial real estate loan servicer in 2004. We review goodwill for impairment at least annually during the fourth quarter. For purposes of goodwill impairment testing, we compare the fair value of each reporting unit with its carrying value, including goodwill. Each of our operating divisions is considered a reporting unit. The fair value of each reporting unit is determined based on expected discounted future cash flows. If the carrying value of a reporting unit exceeds its fair value, goodwill is considered impaired. If goodwill is considered impaired, the impairment loss to be recognized is measured by the amount by which the carrying value of the goodwill exceeds the implied fair value of that goodwill.

In connection with the merger transaction in 2005, we were required to determine the fair value of the existing special servicing rights acquired in the transaction. We amortize these intangible assets over their estimated useful lives of ten years as a reduction of management and servicing fees. These assets are tested for potential impairment whenever events or changes in circumstances suggest that the carrying value of an asset or asset group may not be fully recoverable. For servicing rights acquired in CMBS transactions after the merger transaction, we only assign a value to such rights when we pay consideration for the right to act as special servicer.  In most cases, no value is assigned because we purchase the related CMBS at their fair value, which is the amount that any third party investor would pay, even if they were not the special servicer. These servicing rights are reflected in our consolidated financial statements at a zero basis. Purchased servicing rights are reflected at cost net of accumulated amortization. For purposes of testing these intangibles for impairment, we compare the fair value of each servicing intangible with its carrying value. The estimated fair value of each intangible is determined using discounted cash flow modeling techniques which require management to make estimates regarding future net servicing cash flows, taking into consideration historical and forecasted loan defeasance rates, delinquency rates and anticipated maturity defaults. If the carrying value of the intangible exceeds its fair value, the intangible is considered impaired and an impairment loss is recognized for the amount by which carrying value exceeds fair value.

 Assets Held for Sale

We reflect the historical operating results of properties sold or held for sale, as well as our gain on sale from these properties, as discontinued operations in our consolidated statements of earnings (loss) and their assets and liabilities as “held for sale” in our consolidated balance sheets for periods prior to their sale. See Note 20 for additional discussion.

We generally classify properties as held for sale when, among other things, management commits to a plan to sell a property that is available for immediate sale in its present condition and the completion of the sale of the asset is probable within one year. Assets held for sale are reported at the lower of their carrying amount or fair value less costs to sell, and are not depreciated once they have been specifically identified as held for sale.

Derivative Financial Instruments

Each derivative instrument is reflected as either an asset or liability in the consolidated balance sheets at its fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated in a qualifying hedging relationship. Certain criteria must be met before an interest rate swap or other derivative instrument is accounted for as a hedge. This includes formal documentation at hedge inception of (i) the hedging relationship and our risk management objective and strategy for undertaking the hedge and (ii) an indication that the hedging relationship is expected to be highly effective in hedging the designated risk during the term of the hedge. Effectiveness is tested periodically, and at least quarterly.

We periodically enter into derivative financial instruments, primarily interest rate swap agreements, to hedge unpredictable changes in asset values related to movements in interest rates on a portion of our available-for-sale securities. These derivative instruments are reported in the consolidated balance sheets at fair value, and changes in the fair value of these derivative instruments are recognized in our consolidated statements of earnings (loss). Changes in the fair value of available-for-sale securities, for which a qualifying hedge exists, attributable to movements in interest rates are also recognized in our consolidated statements of earnings (loss). If a derivative instrument designated as a fair value hedge is terminated or is no longer designated in a qualifying hedging relationship, changes in the value of the related available-for-sale securities are reported prospectively in accumulated other comprehensive loss. If a hedged available-for-sale security matures or is disposed of, we may designate the derivative instrument to other similar assets, or may terminate the related portion of the derivative instrument.

We also periodically enter into interest rate swap agreements to manage our interest costs and hedge against risks associated with changing interest rates on certain of our debt obligations. These derivative instruments are reported in the consolidated balance sheets at fair value. If the instrument qualifies as a cash flow hedge, the effective portion of the unrealized gain or loss on these derivatives is reported in stockholders’ equity, net of the related tax effect, as a component of accumulated other comprehensive loss, and the ineffective portion is recognized as interest expense in the consolidated statements of earnings (loss). If the instrument does not qualify, the unrealized gain or loss is reported as interest expense. If a cash flow hedge is terminated or is no longer designated in a qualifying hedging relationship, the net gain or loss attributable to that hedge that has been accumulated in other comprehensive loss is reclassified into earnings in the same period or periods during which the cash flows on the previously hedged item affect earnings. If the hedged item matures, is terminated, or is disposed of, the corresponding hedge is either terminated or re-designated to a similar instrument.

We analyze our retained interests in CDO transactions and report any resulting embedded derivatives in the balance sheet at fair value, with any changes in fair value recorded in earnings.  A residual instrument is deemed to have an embedded interest rate derivative to the extent that a shortfall of cash flow could exist after the senior interest holders are paid due to adverse changes in interest rates.

Our derivative instruments are not leveraged or held-for-trading purposes. See Note 5 for further discussion of derivative financial instruments and hedging activities.

Foreign Currency

The assets and liabilities held by our foreign entities with a functional currency other than the U.S. dollar are translated into U.S. dollars at exchange rates in effect at the end of each reporting period. Foreign entity revenues and expenses are translated into U.S. dollars at the average rates that prevailed during the period. The resulting net translation gains and losses are reported as foreign currency translation adjustments, net of the related tax effect, in stockholders’ equity (deficiency) as a component of accumulated other comprehensive loss. At November 30, 2009 and 2008, accumulated other comprehensive loss included $33.1 million and $50.2 million, respectively, of net losses from foreign currency translation adjustments. Realized foreign currency gains and losses and changes in the value of foreign currency monetary assets and liabilities are included in the determination of net loss and are reported as foreign currency gain (loss) in our consolidated statements of earnings (loss).

Upon sale or upon complete or substantially complete liquidation of an investment in a foreign entity, the amount attributable to that entity and accumulated in the translation adjustment component of other comprehensive loss shall be removed from other comprehensive earnings (loss) and shall be reported as part of the gain or loss on sale or liquidation of the investment for the period during which the sale or liquidation occurs.

Revenue and Income Recognition

We typically seek to be the special servicer on CMBS transactions in which we invest. When we are appointed to serve in this capacity, we earn special servicing fees from the related activities performed, which consist primarily of overseeing the workout of under-performing and non-performing loans underlying the CMBS transactions. In addition, we receive management, asset acquisition, development and master servicing fees from third parties and unconsolidated affiliates. These fees are recognized in income in the period in which the services are performed and the appropriate revenue recognition criteria have been met. Development fees received from unconsolidated affiliates during the development period are recognized as revenue only to the extent of third party ownership interests in such unconsolidated entities.

Interest income on CMBS is recognized in accordance with the accounting guidance governing beneficial interests in securitized financial assets, whereby we estimate all cash flows attributable to an investment security on the date the security is acquired. The amount by which estimated cash flows exceed the initial investment is recognized as interest income over the life of the security using the effective interest method. Changes in expected cash flows result in prospective adjustments to interest income. Interest income on mortgage loans is comprised of interest received plus the accretion of discount between the carrying value and unpaid principal balance using a methodology that results in a level yield.

Revenues from sales of real estate (including operating properties and land held for investment) and interests in unconsolidated entities are recognized using the full accrual method provided that various criteria relating to the terms of the transactions and our subsequent involvement with the sold real estate are met. Revenues relating to transactions that do not meet the established criteria are deferred and recognized when the criteria are met or using the installment or cost recovery methods, as appropriate in each circumstance. Revenue from sales of real estate to unconsolidated affiliates is recognized only to the extent of the third party ownership interests in such unconsolidated entities.

Transfers of investment securities are accounted for as sales pursuant to the accounting guidance governing transfers and servicing of financial assets, providing that we have surrendered control over the transferred securities and to the extent that we received consideration other than beneficial interests in the transferred securities.  The cost of securities sold is based on the specific identification method.

Rental income is recognized on a straight-line basis over the respective lease term, commencing on the date that the lessee is granted access to the property. Contingent rents are not recognized until realized, which is when the tenant exceeds certain contractual thresholds specified in the lease.

Income Taxes

Deferred tax assets and liabilities are determined based on differences between the financial reporting carrying values and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse. Deferred income taxes also reflect the impact of certain state operating loss carryforwards. A valuation allowance is provided if we believe it is more likely than not that all or some portion of the deferred tax asset will not be realized. An increase or decrease in the valuation allowance, if any, that results from a change in circumstances, and which causes a change in our judgment about the realizability of the related deferred tax asset, is included in the current year’s provision.

We recorded tax assets and liabilities at the date of the merger based on management’s best estimate of the ultimate tax basis that would be accepted by the tax authority, and liabilities for prior tax returns of the acquired entity were based on our best estimate of the ultimate settlement. At the date of a change in a company’s best estimate of the ultimate tax basis of acquired assets, liabilities, and carryforwards, and at the date that the tax basis is settled with the tax authority, tax assets and liabilities should be adjusted to reflect the revised tax basis and the amount of any settlement with the tax authority for prior-year income taxes. Similarly, at the date of a change in a company’s best estimate of items relating to the acquired entity’s prior tax returns, and at the date that the items are settled with the tax authority, any liability previously recognized should be adjusted. The effect of those adjustments should be applied to increase or decrease the remaining balance of goodwill attributable to that acquisition. If goodwill is reduced to zero, the remaining amount of those adjustments should be applied initially to reduce to zero other intangible assets related to that acquisition, and any remaining amount should be recognized in earnings.

From time to time, we may be subject to audits covering a variety of tax matters by taxing authorities in any taxing jurisdiction where we conduct our business. While we believe that the tax returns we file and any tax positions we take are supportable and accurate, some tax authorities may not agree with our positions. This can give rise to tax uncertainties which, upon audit, may not be resolved in our favor. We have established accruals for various tax uncertainties that we believe are probable and reasonably estimable. These accruals are based on certain assumptions, estimates and judgments, including estimates of amounts for settlements, associated interest and penalties.

Share-Based Compensation

We maintain two share-based employee compensation plans, the LNR Property Holdings Ltd. Class C Share Plan (the “C Share Plan”) and the LNR Property Holdings Ltd. Phantom Share Plan (the “Phantom Share Plan”), which are described more fully in Note 14. The purpose of these plans is to motivate and retain certain individuals who are responsible for the attainment of our primary long-term performance goals.

With respect to awards issued pursuant to the C Share Plan, we determine the fair value of the award at the grant date and recognize compensation expense ratably over the applicable vesting period with an equal offsetting increase to additional paid-in capital. With respect to phantom shares, we record compensation expense and a related liability ratably over the applicable vesting period based on the calculated fair value determined at the reporting date during the vesting period. The fair value of these awards is determined using an income-based approach to measuring the enterprise value and then allocating this enterprise value to each class of shares based on their contractual terms.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. On a regular basis, management evaluates its estimates. Actual results could differ from those estimates.

Reclassification

In conjunction with our implementation of the new accounting guidance regarding other-than-temporary impairments on our investment securities, which is more fully described under the Investment Securities section above, we have reclassified the prior periods’ presentation of impairment losses on our investment securities into a separate line item, in order to present such amounts comparatively with the required presentation of the current year amounts.

New Accounting Pronouncements

In June 2009, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a Replacement of FASB Statement No. 162.” This standard established the FASB Accounting Standards Codification (“ASC”) as the single source of authoritative generally accepted accounting principles (“GAAP”) in the United States. The ASC does not change existing GAAP, but instead provides all authoritative literature related to a particular topic in one place. The ASC is effective for our 2009 fiscal year, and accordingly, our current and future financial statements will reference the ASC as the sole source of authoritative literature.

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140,” which has recently been integrated into the ASC. This new guidance eliminates the concept of a QSPE, changes the requirements for reporting the transfer of a portion of financial assets as a sale, clarifies other sale accounting criteria and changes the initial measurement of a transferor’s interest in transferred financial assets. Furthermore, it requires additional disclosures. The guidance is effective for our fiscal year beginning December 1, 2009. Given the current inactive state of the securitization markets, we do not expect its adoption to currently have a material impact on our financial position, liquidity or results of operations. However, this guidance could significantly impact the accounting for any future securitization transactions.

In June 2009, the FASB issued SFAS No. 167 “Amendments to FASB Interpretation No. 46(R),” which has recently been integrated into the ASC. This new guidance changes the definition of a VIE and changes the methodology to determine the primary beneficiary of a VIE. Furthermore, it eliminates the scope exception for QSPEs, which are now subject to the VIE consolidation rules. The guidance is effective for our fiscal year beginning December 1, 2009. We have evaluated for consolidation the QSPEs in which we hold an interest and / or serve as special servicer.  We determined that the adoption of this standard would cause us to consolidate certain of these structures, and the impact will be material to our financial statements.

In April 2009, the FASB issued two FSPs related to fair value and impairment, FSP FAS 115-2 and FAS 124-2 “Recognition and Presentation of Other-Than-Temporary Impairments (codified in ASC 320-10 and ASC 325-40)” and FSP FAS 157-4 “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (codified in ASC 820-10-65).” These FSPs (i) change the guidance for determining, recording and disclosing other-than-temporary impairment, as previously discussed, and (ii) provide additional guidance for estimating fair value when the volume or level of activity for an asset or liability have significantly decreased. These FSPs were effective for us as of December 1, 2008. The impact of FSP FAS 115-2 and FAS 124-2 is described in Note 3. FSP FAS 157-4 did not have a significant impact on our determination of fair value as our practices were already consistent with this guidance.

In January 2009, the FASB issued FSP EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20.” The FSP eliminates the requirement that a holder’s best estimate of cash flows be based upon those that a market participant would use. Instead, the FSP requires that an other than temporary impairment be recognized as a realized loss through earnings when it is probable there has been an adverse change in the holder’s estimated cash flows from the cash flows previously projected. The guidance was effective for our fiscal year ended November 30, 2009. The adoption of this guidance did not have an impact on our impairment analyses subsequent to adoption because we already analyze cash flows of securities in a manner consistent with market practice.

In December 2007, the FASB issued new guidance related to business combinations which changes the requirements for an acquirer’s recognition and measurement of the assets acquired and liabilities assumed in a business combination. This guidance is effective for us with respect to all business combinations for which the acquisition date is after November 30, 2009.

In December 2007, the FASB issued guidance requiring that noncontrolling (minority) interests be reported as a component of equity, that net income attributable to the parent and to the non-controlling interest be separately identified in the income statement, that changes in a parent’s ownership interest while the parent retains its controlling interest be accounted for as equity transactions, and that any retained noncontrolling equity investment upon the deconsolidation of a subsidiary be initially measured at fair value. This guidance is effective for our fiscal year beginning December 1, 2009, and shall be applied prospectively. As of November 30, 2009, we have four consolidated entities for which a noncontrolling interest is recorded on our balance sheet. The retrospective presentation and disclosure requirements of this guidance have been applied in these reissued financial statements for each of the three years ending November 30, 2009.

In July 2006, the FASB issued an interpretation which clarifies the accounting for uncertainty in income taxes recognized in the financial statements by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. This interpretation also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. We elected to defer this guidance until our fiscal year beginning December 1, 2009.  Upon adoption of this standard, we recorded a cumulative effect adjustment to retained earnings in the total amount of $25.7 million, primarily to recognize estimates for penalties and interest that could be assessed in connection with our uncertain tax positions.

2.    Restricted Cash

The following table provides a summary of our restricted cash (in thousands):

	November 30,
	2009	2008
Cash collateral for derivative instrument margin calls	$29,739	22,891
Funds held in escrow	1,277	1,202
Servicing fees	-	350
Other	72	72
	$31,088	24,515

3.    Investment Securities

Investment securities consist of investments in investment grade, unrated and non-investment grade rated portions of various issues of CMBS and the retained interests of non-investment grade rated notes and preferred interests issued through resecuritization transactions. In general, principal payments on each class of security are made in order of seniority. Each class of security is, in effect, subordinate to all classes with earlier designations. The principal repayments on a particular class are dependent upon collections on the underlying mortgages, which are affected by prepayments, extensions and defaults. As a result, the actual maturity of any class of securities may differ from its stated maturity. We have already begun to receive principal payments from some of our securities, and some have matured entirely. At November 30, 2009, the stated maturities of our available-for-sale and held-to-maturity investment securities extended through 2062 and 2051, respectively, and their weighted average coupon rates ranged from zero to 8.17% and from 4.51% to 7.78%, respectively. Our potential yield, however, may be substantially greater than the coupon rates, because we purchase our investment securities at substantial discounts from the face amounts.

Our investment securities are collateralized by pools of mortgage loans on commercial and multi-family residential real estate assets.  The general illiquidity in the real estate marketplace has negatively impacted the performance of these mortgages, resulting in significant impairment charges. The risk associated with the performance of these mortgages is partially mitigated by the existence of our right to be the special servicer for the securitization vehicles in which we invest. As special servicer, we impact the performance of the securitization by using our loan workout and asset management expertise to resolve non-performing loans.

As of November 30, 2009, all of our wholly owned held-to-maturity investment securities were transferred to available-for-sale. In addition, the total balance of unrealized losses related to our wholly owned investment securities was deemed other than temporarily impaired, resulting in an impairment charge of $146.9 million during the year ended November 30, 2009. These impairments were a result of our inability to express an intent and ability to hold the assets either to maturity or to recovery of their amortized cost basis. This means that since liquidity requirements or other factors could necessitate the sale of any number of our assets at a future date, and any such sales could result in realized accounting losses, we must record the aggregate potential accounting loss on all of these assets immediately.  The held-to-maturity securities on our consolidated balance sheet as of November 30, 2009 are held in consolidating partnerships for which we do not control the entities’ intent and ability to hold securities.  See additional disclosures regarding these consolidated entities at Note 10.

The following table presents information about our available-for-sale and held-to-maturity investment securities (in thousands):

	November 30,
	2009		2008
	Available-for- Sale	Held-to- Maturity	Available-for- Sale	Held-to- Maturity
Fair value	$201,142	243,473	201,307	457,202
Gross unrealized holding gains	10,806	8,836	41,877	10,484
Gross unrealized holding losses	1,734	64,377	145,695	83,235
Amortized cost	192,070	299,014	305,125	529,953
Gross OTTI recognized in accumulated OCI	-	21,607	N/A	N/A
Net carrying value	201,142	277,407	201,307	529,953

As discussed in Note 1, the FASB changed the guidance for determining, recording and disclosing OTTI effective December 1, 2008. As a result of this new guidance, we recorded a cumulative effect adjustment of $93.7 million to reclassify prior impairment losses from accumulated deficit to accumulated other comprehensive loss as of December 1, 2008. The cumulative effect adjustment had no impact on total consolidated assets, liabilities or equity and did not impact our liquidity. During the years ended November 30, 2009, 2008 and 2007, we wrote down the amortized cost of our investment securities by $333.2 million, $91.0 million and $21.7 million, respectively, for OTTI. The following table summarizes the activity related to credit losses on our investment securities for the period from December 1, 2008 (the date of our adoption of the new guidance) through November 30, 2009:

Rollforward of Cumulative OTTI Credit Losses Recognized in Earnings:	Year Ended
November 30, 2009
Beginning balance, December 1, 2008	$30,783

Additional credit losses during the period (where OTTI was not previously recognized)	113,993
Additional credit losses during the period (where OTTI was previously recognized)	154,860
Realized losses related to sold securities
Reductions for credit losses on securities we may be required to sell prior to recovery of amortized cost	(283,065)
Increases in cash flows expected to be collected and recognized over the remaining life of the security	-

Ending Balance, November 30, 2009	$16,571

The following table provides information about our available-for-sale and held-to-maturity investments with gross unrealized losses, and the length of time these investments have been in a continuous unrealized loss position (in thousands):

	November 30,
	2009		2008
	Fair value	Unrealized loss	Fair value	Unrealized loss
Available-for-Sale
Less than 12 Months	$16,562	1,734	64,977	55,789
12 Months or More	-	-	22,557	89,906
Total	$16,562	1,734	87,534	145,695

Held-to-Maturity
Less than 12 Months	$39,633	22,383	130,966	36,914
12 Months or More	84,380	41,994	85,847	46,321
Total	$124,013	64,377	216,813	83,235

At November 30, 2009, there were 12 available-for-sale securities and 65 held-to-maturity securities in an unrealized loss position, all of which are held in consolidating partnerships for which we do not control the entities’ intent and ability to hold securities. The gross unrealized losses on these securities are attributable to a number of factors, including market conditions, changes in interest rates and changes in credit spreads. As part of the ongoing monitoring and review processes, the consolidating partnerships have concluded, and we have concurred, that none of these unrealized losses represent other-than-temporary impairments as of November 30, 2009. The majority of the current difference between amortized cost and fair value is attributable to credit spreads, which reflects the general illiquidity in the real estate marketplace. Our assessment of cash flows on these available-for-sale and held-to-maturity investment securities, combined with our consolidating partnerships’ ability and intent to hold these investment securities either to maturity or until they have recovered up to or beyond their amortized cost, is the basis for the conclusion that the unrealized losses on these investments are not other than temporary impairments, despite the prolonged unrealized loss position.

At November 30, 2009 and 2008, none of our investment securities were pledged as collateral to any of our credit facilities. Additionally, at November 30, 2009 and 2008, we had no investment securities pledged to creditors which can be repledged or sold by creditors under reverse repurchase agreements. See Note 11 for more details.

4.    Securitization Transactions

Our CDO Transactions

In February 2007, we sold $761.2 million face amount of non-investment grade CMBS to a QSPE (the “February 2007 QSPE”). The bonds were resecuritized into various classes of non-recourse bonds comprised of $398.1 million, $187.2 million and $175.9 million face amount of investment grade rated bonds, non-investment grade rated bonds, and preferred interests, respectively. The February 2007 QSPE sold $398.1 million and $85.3 million face amount of investment and non-investment grade rated bonds, respectively, to unrelated third parties for net proceeds of $475.8 million, which were used to pay for the CMBS collateral securities. In accordance with SFAS No. 140, we recognized a pretax gain of $65.4 million on the sale of the collateral to the February 2007 QSPE. The aggregate retained interests in both the non-investment grade rated bonds and the preferred interests were fully impaired during the year ended November 30, 2009.

In July 2007, we sold $1.0 billion face amount of non-investment grade CMBS to a QSPE (the “July 2007 QSPE”). The bonds were resecuritized into various classes of non-recourse bonds comprised of $472.1 million, $207.8 million and $323.0 million face amount of investment grade rated bonds, non-investment grade rated bonds, and preferred interests, respectively. The July 2007 QSPE sold $472.1 million and $97.6 million face amount of investment and non-investment grade rated bonds, respectively, to unrelated third parties for net proceeds of $505.1 million, which were used to pay for the CMBS collateral securities. In accordance with SFAS No. 140, we recognized a pretax gain of $39.9 million on the sale of the collateral to the July 2007 QSPE. The aggregate retained interests in both the non-investment grade rated bonds and the preferred interests were fully impaired during the year ended November 30, 2009.

The July 2007 QSPE contained a ramp feature permitting us to present additional investment grade collateral through August 2008 of $212.0 million to the QSPE if the collateral met certain predetermined criteria. If such criteria were met, the QSPE would be required to passively accept the additional collateral.  During the year ended November 30, 2008, a gain of $30.9 million was recognized as a result of the additional investment grade collateral sold to the QSPE in exchange for $150.0 million in proceeds.  Since the principal amount of beneficial interests hedged by this QSPE was greater than the principal amount of financial assets that were initially transferred to the QSPE, the initial transaction required the establishment of a hedge unwind reserve. To the extent that the total $212.0 million of additional collateral was not sold to the trust by August 2008, this reserve would have been utilized to unwind a proportionate amount of the hedged interests in the QSPE, with any remaining balance reverting to us at that time. As the $212.0 million of additional collateral was sold into the trust by August 2008, the hedge was terminated, resulting in our receiving $6.0 million in proceeds and recognizing a gain of $2.4 million during the year ended November 30, 2008, included in sales of investment securities in the consolidated statements of earnings (loss).

Our retained equity interests in the February 2007 QSPE and the July 2007 QSPE are considered embedded derivatives given their exposure to cash flow volatility attributable to interest rate movements. As a result, these derivatives were bifurcated from the retained interests and recorded separately on our balance sheet at fair value, with changes in fair value recorded in earnings as they occur.

See Note 5 for further discussion of embedded derivatives.

Continuing Involvement with Our Securitization Structures

We are acting as the collateral manager for our securitization structures dating back to 2002, a service for which we receive a fee ranging from 0.05% to 0.25% per annum of the outstanding face value. We are also the special servicer on substantially all of the underlying CMBS transactions (162 of 195 transactions) of these CDOs.

Cash Flows Received from Our Securitization Structures

The table below summarizes the total cash flows received from securitization trusts structured by us, including cash flows received from retained interests that continue to be held by us (in thousands):

	Years Ended November 30,
	2009	2008	2007
Proceeds from new securitizations	$ -	156,000	980,909
Collateral management fees received	9,080	10,744	8,194
Cash interest on retained interests	38,156	61,877	59,345
Sales proceeds from retained interests	-	-	21,617

Valuation of Retained Interests and Sensitivity Analysis

We initially measure our retained interests at their estimated fair value based on the present value of the expected future cash flows, which are determined based on the expected future cash flows from the underlying CMBS and from expected changes in LIBOR. Expected future cash flows from the underlying CMBS are determined using our best estimate of certain key assumptions, primarily including anticipated losses and the timing of losses. Expected future cash flows are discounted at market yields for the rated retained interests, depending on the rating of the security, and at a fixed discount rate for the preferred interests considering the related risk.

When subsequently measuring the fair value of our retained interests for purposes of recording those interests designated as available-for-sale and for purposes of assessing impairment on all of our retained interests, we apply certain key assumptions to after-loss cash flows. We estimate credit losses and the timing of losses for each loan underlying the CMBS collateral, and accordingly do not apply a constant default rate to the portfolio. At November 30, 2009 and 2008, the amortized cost of our total retained interests was $33.9 million and $149.3 million, respectively, and the estimated fair value was $33.8 million and $168.1 million at November 30, 2009 and 2008, respectively, based on the key economic assumptions outlined above. The sensitivity of the current fair value of our retained interests to immediate adverse changes in those assumptions follows (in thousands, except statistics):

	2009	2008
Weighted average life in years	2.4	11.7
Estimated credit losses (in total over the life of the trust)	2,412,741	1,340,716
Impact on fair value of 10% adverse change	(14,664)	(29,899)
Impact on fair value of 20% adverse change	(20,501)	(45,370)
Residual after-loss cash flows blended discount rate	8.6%	33.1%
Impact on fair value of 100 basis points adverse change	(1,030)	(6,548)
Impact on fair value of 200 basis points adverse change	(1,994)	(11,573)

These sensitivities are hypothetical and should be used with caution. As the figures indicate, changes in fair value based on a variation in key assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. This non-linear relationship exists because we apply our key assumptions on a loan-by-loan basis to the assets underlying the CMBS collateral. Also, in this table, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption; in reality, changes in one factor may result in changes to another, which might magnify or counteract the sensitivities. We review all major assumptions periodically using the most recent empirical and market data available, and make adjustments where warranted.

Other Information Related to Our Securitization Structures

At November 30, 2009, the total principal outstanding in all of our securitization structures was $5,710.6 million, of which $3,891.7 million has been de-recognized in our financial statements. During the year ended November 30, 2009, one of our CDOs was not in compliance with its applicable over collateralization test. Also, in December 2009, one of our CDOs was in default due to nonpayment of interest on the most senior notes which resulted from a counterparty’s acceleration of its swaps in the trust.  In April 2010, another of our CDOs defaulted due to interest payment shortfalls on two senior classes of the notes.  We are not receiving interest from any of these defaulted CDOs, and are currently receiving management fees from only one of the CDOs.  We expect these CDOs to remain out of compliance for the foreseeable future. During the year ended November 30, 2009, the CMBS underlying all of our CDOs experienced $95.2 million in realized losses, net of recoveries.

5.    Derivative Financial Instruments and Hedging Activities

The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated in a qualifying hedging relationship. The following tables summarize our qualifying and non-qualifying derivative assets and liabilities (in thousands):

	November 30, 2009
	# Contracts	Maturities	Notional	Fair Value
Derivative Assets:
Embedded derivatives, not designated	1	Feb-12	$71,108	2,162

Derivative Liabilities:
Interest rate contracts, non qualifying cash flow hedges	1	Feb-10	750,000	6,215
Interest rate contracts, non qualifying cash flow hedges *	1	Jul-11	200,000	10,743
Interest rate contracts, non qualifying fair value hedges	9	Jul-16	162,097	20,971
Interest rate contracts, not designated	1	Feb-12	41,954	1,408
Total derivative liabilities, non qualifying or not designated	12		$1,154,051	39,337
	November 30, 2008
	# Contracts	Maturities	Notional	Fair Value
Derivative Assets:
Embedded derivatives, not designated	3	Aug-17	$266,654	12,527

Derivative Liabilities:
Interest rate contracts, hedging cash flows on variable rate debt	5	Feb-10	750,000	23,591
Interest rate contracts, hedging cash flows on variable rate debt *	1	Jul-11	200,000	6,009
Interest rate contracts, hedging changes in fair values of
available-for-sale securities	9	Jul-16	162,097	19,312
Total designated and qualifying derivatives	15		$1,112,097	48,912

Interest rate contracts, not designated	1	Feb-12	39,820	2,375

Total derivative liabilities	16		$1,151,917	51,287

* Initial notional of $200,000, reducing to $100,000 in February 2011, and resets sequentially every three months through July 2011.

Hedging Objectives and Strategies

We do not enter into derivative instruments for speculative purposes. However, the securitization transaction that the Predecessor completed in July 2002 and the two securitization transactions completed in 2007 were structured in such a way that each gave rise to an embedded derivative that was required to be bifurcated from their host contracts and separately accounted for as a derivative instrument. These bifurcated derivative instruments were not designated in qualifying hedging relationships and therefore, changes in their fair value are recorded in earnings.

In order to hedge the potential cash flow and earnings volatility arising from the 2002 embedded derivative, the Predecessor entered into an offsetting, free standing, and derivative instrument in 2003. Because the offsetting derivative is not specifically designated in a qualifying relationship, the changes in its fair value and net interest payments are also recorded in earnings. While not a hedge for accounting purposes, this derivative is an effective economic hedge of the embedded derivative arising from the 2002 securitization transaction, and greatly minimizes the income and cash flow volatility of the embedded derivative due to changes in interest rates.

Similarly, since both the February 2007 and July 2007 CDO transactions were not entered into for hedging purposes, they are not designated and changes in their fair value are recorded in earnings in accordance with accounting guidance (see Note 4).  The values of the February 2007 QSPE and the July 2007 QSPE embedded derivatives were both zero as of November 30, 2009 and were $3.8 million and $4.7 million, respectively, as of November 30, 2008. We recorded losses of $8.5 million during the year ended November 30, 2009 and gains of $5.2 million and $3.3 million during the years ended November 30, 2008 and 2007, respectively, for changes in the fair value of these derivatives.

As a result of a sale of hedged CMBS bonds into a QSPE by the Predecessor in 2003, there was an interest rate swap in a net liability position. In accordance with our risk management policy, the Predecessor did two things related to this interest rate swap to minimize volatility in future earnings and cash flows while minimizing the current cash outflow: (i) entered into a derivative transaction (a “receive-fixed swap”) to offset the changes in value of the existing interest rate swap; and (ii) set up a repayment schedule to compensate the counterparty for the value of the receive-fixed swap. Because the two offsetting swaps were not designated in qualifying hedging relationships, changes in their respective fair values were recorded in earnings.  These swaps were terminated in February 2008, resulting in a net payment of $4.0 million.

The counterparties to our arrangements are major financial institutions with which we and our affiliates may also have other financial relationships. These counterparties potentially expose us to loss in the event of their non-performance.  Generally, our derivative instruments with counterparties contain provisions that require us to post collateral when the derivatives are in a net liability position.  The provisions are generally dependent upon the dollar amounts in a liability position at any given time which exceed specific thresholds, as indicated in the relevant contracts.  In these circumstances, the counterparties could require additional collateral.  See Note 2 for amounts held as collateral related to our derivatives in a net liability position.

Cash Flow Hedging Instruments

We maintain risk management control systems to monitor interest rate cash flow risk attributable both to our outstanding or forecasted debt obligations and to our offsetting hedge positions. The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analyses, to estimate the impact of changes in interest rates on our future cash flows. In addition, our senior secured credit facility requires that at least 50% of our consolidated total debt, as defined, be subject to fixed interest rates through derivative financial arrangements or match financing with variable rate collateral (see Note 11).

We periodically enter into derivative financial arrangements, primarily interest rate swap agreements, to manage fluctuations in cash flows resulting from interest rate risk. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments.  These swap agreements effectively change the variable-rate cash flows on debt obligations to fixed-rate cash flows.  In connection with these agreements, we are required to pay the counterparty a predetermined fixed stream of payments in exchange for a floating rate stream from the counterparty through each swap’s maturity date. The net amounts paid to the counterparty totaled $27.6 million, and $11.0 million for the years ended November 30, 2009 and 2008, respectively, versus the $9.9 million received for the year ended November 30, 2007.  Payments to the counterparty are reflected as an increase of interest expense and receipts as a reduction of interest expense.

In January 2009, hedge accounting was discontinued because the derivatives no longer met the strict criteria necessary to continue in a qualifying hedging relationship. As such, in fiscal year 2008, changes in fair value of these derivatives were reported as net unrealized losses, net of the related tax effect, in accumulated other comprehensive loss, while such changes were reflected in interest expense for much of fiscal year 2009. Interest expense for the years ended November 30, 2009, 2008 and 2007 is net of amortization of a deferred gain recorded for partial termination of hedges and discontinuance of hedge accounting. Following are details of amounts recognized in our financial statements related to our cash flow hedges (in thousands):

	2009	2008	2007
Cash flow hedges:
Amount of loss recognized in accumulated OCI on derivatives
as of November 30, *	$7,343	(18,176)	(11,000)

Gain or (loss) reclassified from accumulated OCI into interest expense
for the years ended November 30,	$-	216	1,557

Amount of gain or loss recognized in earnings on derivatives
(ineffective portion or amounts excluded from effectiveness testing)	$-	-	-

* Qualifying hedging relationship existed in 2008 and 2007 but was discontinued in 2009

Fair Value Hedging Instruments

To manage the risk associated with unpredictable changes in asset fair values related to the effect of movements in interest rates on our fixed-rate available-for-sale securities, we periodically use derivative financial instruments, primarily interest rate swap agreements. Under the terms of these swap agreements, we receive variable interest rate payments and make fixed interest rate payments. The derivatives hedging these securities no longer met the criteria necessary to continue in a qualifying fair value hedging relationship, causing the changes in fair value of the derivatives to be subsequently reflected in our consolidated statements of earnings (loss).

The table below presents the effect of our derivative financial instruments on the consolidated statements of earnings (loss) (in thousands):

	Years Ended November 30,
Qualifying fair value hedges:	2009	2008	2007
Interest rate contracts	$1,902	(13,648)	4,704
Hedged Items - see also Note 4	(1,543)	13,370	(4,429)
Net ineffectiveness on qualifying fair value hedges included in gain (loss) on derivative financial instruments	$359	(278)	275

Financial Instruments Not Designated

As described above, during 2009, we discontinued hedge accounting for our previously qualifying cash flow and fair value hedges.  The table below presents the effect of these and our other non-qualifying derivative financial instruments on our consolidated statements of earnings (loss) (in thousands):

	Years Ended November 30,
Derivatives not designated:	2009	2008	2007

Embedded derivatives	$(10,365)	6,237	4,162
Interest rate contracts	966	(322)	(783)
Non qualifying fair value hedges	(3,560)	-	-
Amounts included in gain (loss) on derivative financial instruments	(12,959)	5,915	3,379

Non qualifying cash flow hedges included in interest expense	(4,943)	-	-

Total of all non-qualifying derivatives	$(17,902)	5,915	3,379

6.    Mortgage Loans, Net

The following table is a summary of our mortgage loans, net (in thousands):

	November 30,
	2009	2008
Mortgage loans	$41,638	59,869
Allowance for losses	(16,587)	(18,023)
Unaccreted discounts, net	(923)	(1,447)
	$24,128	40,399

Most of our mortgage loans are structured junior participations in institutional quality short- to medium-term variable-rate real estate loans (“B-notes”). As discussed further in Note 10, during the fiscal year ended November 30, 2008, two loans totaling $74.6 million were repaid. For the years ended November 30, 2009, 2008 and 2007, we recorded provisions for credit losses of $16.4 million on loans totaling $18.5 million, $3.3 million on loans totaling $3.3 million and $14.7 million on loans totaling $14.7 million, respectively, which are included in impairment of mortgage loans and long-lived assets in our consolidated statements of earnings (loss). During the year ended November 30, 2009, we wrote off a defaulted loan along with its related allowance, each totaling $18.0 million.

At November 30, 2009 and 2008, we had no mortgage loans pledged as collateral to any of our credit facilities. See Note 11 for more detail.

During the year ended November 30, 2007, we transferred $33.6 million of B-notes into a securitization trust and simultaneously acquired CMBS with an approximate fair value of $68.9 million from this same trust. As this was viewed to be a single integrated transaction, it was recorded as an exchange, with the acquired CMBS reflected at the $33.6 million carryover book basis of the B-notes plus net cash paid of $32.2 million.

7.    Operating Properties and Equipment, Net and Land Held for Investment

The following table is a summary of our operating properties and equipment, net (in thousands):

	November 30,
	2009	2008
Retail centers	$-	947
Leasehold improvements	424	295
Total operating properties	424	1,242
Accumulated depreciation	(38)	(15)
	$386	1,227

At November 30, 2009 and 2008, we had land held for investment of $101.3 million and $93.5 million, respectively. During the year ended November 30, 2008, we recorded in results of continuing operations $29.4 million of impairment charges related to various parcels of land held for investment. There were no impairments on our land assets in 2009 or in 2007, as analyses of our land assets for each of those years revealed no impairment. In results of discontinued operations for the year ended November 30, 2008, we recorded a $1.0 million impairment charge related to two office facilities which were held for sale at November 30, 2008.

At November 30, 2009 and 2008, we had no operating properties or land held for investment pledged as collateral to any of our credit facilities. See Note 11 for more detail.

8.  Goodwill and Intangible Assets

At November 30, 2009 and 2008, goodwill primarily represents excess purchase price over the fair value of net assets acquired in the 2005 merger transaction and the 2004 acquisition of a European commercial real estate loan servicer. We perform our annual test for impairment of goodwill in the fourth quarter, after the annual planning process. The results of this analysis indicated that our goodwill was not impaired during fiscal 2009 or fiscal 2007. During the year ended November 30, 2009, goodwill decreased $5.2 million due to the expiration of a statute of limitations associated with the Predecessor’s prior tax returns.

During the year ended November 30, 2008, the entire amount of goodwill that had been allocated to our commercial property development reporting unit, or $60.0 million, was written off and included in impairment of mortgage loans and long-lived assets in our consolidated statements of (earnings) loss. This was primarily attributable to a decline in the operating results and projected cash flows of this reporting unit caused by severe weaknesses in the real estate markets, particularly in the state of California where this reporting unit had a substantial concentration of investments in land and land joint ventures. These factors resulted in the carrying value of the reporting unit’s goodwill being greater than its implied fair value. The fair value was estimated using a discounted cash flow model which included various metrics based on comparable businesses and market transactions.

Other reductions in goodwill during the year ended November 30, 2008 totaled $7.6 million due to settlement with the tax authority of the Predecessor’s prior tax returns for 2002, 2003 and 2004 and the expiration of a statute of limitations associated with the Predecessor’s prior tax returns.  Reductions during year ended November 30, 2007 totaled $2.9 million due to the expiration of a statute of limitations associated with the Predecessor’s prior tax returns.  See related discussion in Note 16.

At November 30, 2009 and 2008, we had intangible assets related to special servicing contracts existing at the time of the merger transaction and loan servicing contracts the Predecessor acquired in connection with an acquisition in 2004. Also, in October 2009, we purchased special servicing contracts for an allocated purchase price of $5.4 million, which approximated fair value. At November 30, 2009 and 2008, the gross carrying amount of our servicing intangibles totaled $125.8 million and $120.4 million, respectively, and accumulated amortization totaled $92.0 million and $84.0 million, respectively. Amortization expense was $8.0 million, $24.0 million and $27.8 million for the years ended November 30, 2009, 2008 and 2007, respectively.

The future amortization expense for these intangible assets is expected to be as follows (in thousands):

	Years Ended November 30,
	2010	2011	2012	2013	2014	Thereafter
Amortization expense	$8,945	7,166	5,988	4,300	3,589	3,832

Due to adverse changes in the business climate during fiscal 2008, including the existence of extreme market conditions, we performed an impairment test of the servicing intangible associated with the merger transaction. Our analysis indicated that the fair value of the intangible had declined below its carrying value, resulting in a $138.3 million impairment charge. The estimated fair value of the intangible was determined in accordance with our policy.  No impairment indicators were present as of November 30, 2009.

The impairment charges on our intangible assets are included in impairment of mortgage loans and long-lived assets in our consolidated statements of earnings (loss).

9.    Investments in Unconsolidated Entities

Summarized financial information of our unconsolidated entities on a combined 100% basis accounted for by the equity method is as follows (in thousands):

	November 30,
	2009	2008
Assets
Cash	$167,095	137,367
Portfolio investments	3,053,623	3,458,921
Other assets	77,561	52,191
	$3,298,279	3,648,479
Liabilities and equity
Accounts payable and other liabilities	$197,108	361,899
Notes and mortgages payable	1,152,945	1,579,379
Equity and advances of:
LNR Property Holdings	480,445	499,565
Others	1,467,781	1,207,636
	$3,298,279	3,648,479

Our equity in the unconsolidated entities’ financial statements shown above does not equal our recorded investment in unconsolidated entities by $280.0 million and $160.3 million as of November 30, 2009 and 2008, respectively, primarily due to impairments recorded by us in 2009 and 2008, combined with our delay in funding capital calls for the CPI Fund in fiscal year 2009.

Summarized operating results of our unconsolidated entities on a combined 100% basis accounted for by the equity method are as follows (in thousands):

	Years Ended November 30,
	2009	2008	2007
Revenues and other income	$99,584	305,114	332,672
Costs and expenses	490,062	493,659	243,005
Net earnings (loss) of entities	$(390,478)	(188,545)	89,667

Our equity in the net loss reported by our unconsolidated entities does not equal our recorded equity in losses of unconsolidated entities, primarily due to impairment charges recorded by us in excess of the impairment charges recorded by our unconsolidated entities in assessing their respective long-lived assets for impairment. The additional impairment charges totaled $121.5 million, $242.5 million and $109.9 million during the years ended November 30, 2009, 2008 and 2007, respectively. These amounts include our estimates of impairment charges which may be recorded by our unconsolidated entities in periods subsequent to each year end, as these entities finalize their own valuation estimates.

LandSource

Prior to February 2007, we and Lennar Corporation (“Lennar”) each owned a 50% interest in LandSource Communities Development LLC (“LandSource”), an investment for which we previously accounted for pursuant to the equity method.  In February 2007, we and Lennar admitted a new partner into LandSource who contributed cash and property in exchange for a 68% interest in the venture. We and Lennar each retained a 16% interest in the venture and received a distribution of approximately $708.0 million from the refinancing and cash flows from operations. We recognized a pretax financial statement gain of $29.5 million in connection with the recapitalization of LandSource.  LandSource entered into a new non-recourse debt facility simultaneously upon admission of the new partner. The new debt was non-recourse to us.

In June 2008, LandSource filed for Chapter 11 bankruptcy protection.  As a result, we recognized a $104.2 million impairment charge related to this investment during the fiscal year ended November 30, 2008, bringing our investment balance to zero.  Effective July 31, 2009, LandSource emerged from bankruptcy and our interest was cancelled. We maintain no interest in the continuing entity.

LEI Fund

In February 2005, we along with four other investors formed the LNR Europe Investors Venture (the “LEI Fund”), a private equity investment venture with over £360.0 million of committed equity, of which we hold a 50% interest. The purpose of the LEI Fund is to evaluate, make and actively manage investments in real estate-related income-bearing debt instruments and other forms of real estate related income bearing securities consisting of, but not limited to CMBS, B-notes, mezzanine debt and distressed debt products across Europe. The assets, liabilities and net loss of the LEI Fund, as of and for the year ended November 30, 2009 were $676.6 million, $228.5 million and $231.9 million, respectively. Our share of the net loss includes $119.2 million of impairment charges on the LEI Fund’s asset portfolio, which reflect the impact of deterioration in the European credit markets. We also recognized an additional impairment charge of $59.2 million in excess of the impairment recognized by the venture.

As of November 30, 2009, the assets of the LEI Fund represent 20.5% of our unconsolidated entities’ total assets, and our $176.2 million investment in the LEI Fund represents 87.9% of our total investments in unconsolidated entities. During the year ended November 30, 2009, we made additional advances to the LEI Fund in the amount of $83.7 million in order to facilitate the entity’s debt repayments.  Also, our investment in the LEI Fund is denominated in pounds sterling, which strengthened against the U.S. dollar, resulting in a $25.3 million translation gain and corresponding increase of our investment as of November 30, 2009.

CPI Fund

In November 2005, we along with several other investors formed the LNR Commercial Property Investment Fund, L.P. (the “CPI Fund”), a private equity investment venture with over $1.1 billion of committed equity, of which we hold an approximate 20% ownership interest. The purpose of the CPI Fund is to acquire, finance, develop and dispose of a broad range of real estate operating properties focusing primarily on industrial, rental apartments, office and retail properties and land zoned substantially for commercial uses located throughout the United States. The assets, liabilities and net loss of the CPI Fund as of and for the year ended November 30, 2009 were $845.1 million, $247.2 million and $134.8 million, respectively. Our share of the net loss includes $23.1 million of impairment charges on the CPI Fund’s assets, which reflect the impact of weaknesses in the real estate markets. We also recognized an additional impairment charge of $31.7 million in excess of the impairment recognized by the venture.

As of November 30, 2009, the assets of the CPI Fund represent 25.6% of our unconsolidated entities’ total assets, and our $8.3 million investment in the CPI Fund represents 4.2% of our total investments in unconsolidated entities. As of this date, we had funded 39.9% of our portion of committed equity.   In December 2009 and February 2010, we made additional capital contributions which significantly increased our investment in this venture to 79.5% of our portion of committed equity.  Following these additional capital contributions, we had $46.1 million of remaining unfunded commitments.  See Note 21 for additional discussion and Note 17 for related party transaction disclosure.

Other Land Joint Ventures

We hold equity ownership interests in several other land ventures which are accounted for pursuant to the equity method.  These ventures maintain significant land holdings in California, an area which has been severely impacted by market conditions. The continuing deterioration in the credit markets caused us to assess these investments for impairment. As a result of our analysis, we recorded impairments of $31.1 million during the year ended November 30, 2009.  These charges are included in equity in losses and impairments of unconsolidated entities.  The assets, liabilities and net losses of these ventures as of and for the year ended November 30, 2009 totaled $1,579.9 million, $656.6 million and $4.7 million, respectively.

As of November 30, 2009, the assets of these ventures represent 47.9% of our unconsolidated entities’ total assets, and our remaining investment in these ventures, after impairment charges, totaled $5.6 million, representing 2.8% of our total investments in unconsolidated entities.

10.   Consolidation of Variable Interest and Other Entities

As discussed in Note 1, we evaluate all of our investments and other interests in entities for consolidation. These included interests in investments in certain real estate entities.

International Entity

We have an investment in a European entity which prior to 2008 held an equity interest in an entity that had an interest in a pool of commercial real estate properties located throughout France. This European entity, which is currently in final liquidation phase, had assets and liabilities of $2.3 million and $0.6 million, respectively, at November 30, 2009, and is a VIE due to disproportionate voting and economic rights. We are deemed to be the primary beneficiary, and accordingly consolidate this entity into our financial statements. During the year ended November 30, 2007, we substantially liquidated this investment, resulting in recognition of $6.5 million of foreign exchange gains released from other comprehensive earnings (loss).

Madison Square Company LLC

Madison Square Company LLC (“Madison”) is an entity formed for the purpose of investing in unrated and non-investment grade rated CMBS. We own an approximately 65% interest in Madison and since we are deemed the primary beneficiary, consolidate Madison into our financial statements. This entity had assets and liabilities of $280.0 million and $203.1 million, respectively, at November 30, 2009. The securitized assets are legally owned by the issuer of the CDO and the debt of the entity is in the form of securitized notes which are non-recourse to us.

Mezzanine Loans

During the fiscal year ended November 30, 2008, two investments in mezzanine loans which were deemed to be VIEs were repaid, resulting in a return of our respective investments.

Archetype Fund

In February 2009, we along with several other investors formed the LNR Archetype Real Estate Debt Fund, L.P. (the “Archetype Fund”), a private equity investment venture with $200 million of committed equity, of which we hold a 50% ownership interest. The purpose of the Archetype Fund is to invest in CMBS, B-notes, mezzanine loans, non-performing loans, sub-performing loans and distressed debt on commercial real estate properties. Although this entity was not deemed to be a VIE, we serve as the sole general partner and are therefore presumed to have a controlling financial interest. As the limited partners do not maintain substantive participative rights, the Archetype Fund is consolidated into our financial statements.  This entity had assets and liabilities of $71.5 million and $0.4 million, respectively, as of November 30, 2009.  Also as of this date, we had funded 34.9% of our portion of committed equity, leaving $65.1 million of future funding commitments.

11.    Mortgage Notes and Other Debts Payable

The following table summarizes our mortgage notes and other debt facilities (in thousands):

			November 30,
			2009		2008
	Interest Rate (*)	Maturity (**)	Commitment	Outstanding	Commitment	Outstanding
Senior Secured Credit Facility:
Revolving credit line	LIBOR + 225 to 350	July 2011	$150,000	-	300,000	-
Term loan A-1 facility	LIBOR + 250 to 350	July 2011	114,326	114,326	132,000	132,000
Term loan A-2 facility	LIBOR + 275 to 375	NA	-	-	75,000	-
Term loan B facility	LIBOR + 250 to 350	July 2011	772,135	772,135	968,000	968,000
Total Senior Facility			1,036,461	886,461	1,475,000	1,100,000

Repurchase Agreements:
Reverse repurchase facility	LIBOR + 200	NA	-	-	300,000	-

Unsecured Senior
Subordinated Loan	10% - 14%	February 2015	400,000	400,000	400,000	400,000

Collateral Debt Obligation	Effective Interest	September 2043	N/A	139,600	N/A	172,610

Senior Subordinated Notes	7.625%	July 2013	-	16	-	16
Total Mortgage Debt and Other Debt Payable (***)			$1,436,461	1,426,077	2,175,000	1,672,626

(*) Interest rate varies based on leverage and debt ratings.
(**) Maturity includes extensions.
(***) All debt without recourse except for our Senior Secured Credit Facility.

Information concerning our more significant debt instruments follows:

Senior Secured Credit Facility

Our senior secured credit facility (the “Senior Facility”) includes a revolving credit line (the “Revolving Facility”) of which $10.4 million and $10.3 million were utilized for the issuance of letters of credit during 2009 and 2008, respectively, leaving $139.6 million and $289.7 million of availability at November 30, 2009 and 2008, respectively. After giving effect to the related swap agreements described in Note 5, the weighted average interest rate on the Senior Facility at November 30, 2009 was 7.37%.

In February 2008, we entered into an amendment to our Senior Facility (the “First Amendment”).  The First Amendment permitted us to make certain restricted payments through 2011, in exchange for which we agreed to amend certain of our covenants, and to make $150.0 million in voluntary prepayments to our term loans, consisting of $132.0 million and $18.0 million of prepayments at par to our Term Loan B and Term Loan A-1 facilities, respectively. In addition, the First Amendment required us to reduce the future aggregate commitment on our Term Loan A-2 to $75.0 million. In connection with the First Amendment, we incurred $6.9 million of structuring fees and related costs, which are being amortized over the remaining life of the debt.

In December 2008, we entered into a second amendment to our Senior Facility (the “Second Amendment”) which permitted us to tender up to $400.0 million of our Term Loan A-1 and Term Loan B facilities through December 31, 2009. In connection with the Second Amendment, Term Loan A-2 was terminated and the Revolving Facility commitment was reduced to $150.0 million. Pursuant to the Second Amendment, during the year ended November 30, 2009, we repurchased $106.9 million and $3.0 million face amount of our Term Loan B and Term Loan A-1 facilities, respectively, for a total purchase price of $53.4 million, excluding related transaction costs of $4.0 million.

The Revolving Facility and the Term Loan A-1 facility mature July 2011, including two one-year extension options. The first of such extensions was exercised during the year ended November 30, 2008. The second one year extension was exercised in December 2009 and was effective January 11, 2010.

The Senior Facility is secured by a pledge of our equity interest in substantially all of our consolidated entities, our rights under any hedge arrangements required by the Senior Facility and all intercompany debt. The agreement contains certain financial tests and restrictive covenants, including a requirement to maintain a minimum liquidity, specified leverage and interest coverage ratios.  In fiscal year 2010, certain of the financial covenant requirements were contractually set to become more restrictive. We performed  analyses of the relevant ratios and determined that because of anticipated cash flow shortfalls on our investment securities portfolio resulting from the significant weakening of the credit markets and underlying performance of commercial real estate assets, combined with the illiquid nature of our land and joint venture investments, which also invest in commercial real estate vehicles,  we would not  meet certain of the more restrictive financial covenant requirements in fiscal year 2010.  As a result, we initiated a recapitalization, which was executed in July 2010, as discussed in Note 21.  Also see Note 21 for a discussion of certain amendments to our Senior Facility which occurred in July 2010.

Repurchase Agreements

During the year ended November 30, 2009, we terminated our $300.0 million reverse purchase (“repo”) facility.

Unsecured Senior Subordinated Loan

Through a subsidiary, we have an unsecured senior subordinated loan (the “Subordinated Loan”) which contains certain covenants, the majority of which are less restrictive than those contained in the Senior Facility. Interest on the Subordinated Loan is payable semi-annually.  However, if we fail to pay interest on the Subordinated Loan, the interest rate increases to 14% and any unpaid interest is added to the principal amount of the loan.

In addition, the agreement restricts our payment of any cash dividends or other distributions on our Class A, Class B and Class C common stock, allowing only certain permitted payments and distributions, as defined in the agreement. We have guaranteed the obligations of our subsidiary under this agreement.

In December 2009 and June 2010, we elected not to make the $20.4 million and $29.6 million semi-annual interest payments that were due.  In conjunction with the recapitalization completed in July 2010, the Subordinated Loan was converted to equity and the debt was extinguished.  See Note 21 for further discussion.

Collateral Debt Obligation

In 2004, Madison entered into a CDO transaction which was accounted for as a financing, primarily as a result of certain rights retained by the entity and the character of some of the assets held within the CDO. As a result, our consolidated balance sheets at November 30, 2009 and 2008 reflect the securitized assets as assets and the notes issued by the securitization, other than those retained by Madison, as liabilities.

Maturities

The aggregate stated principal maturities of mortgage notes and other debts payable, including extensions which have been exercised, for each of the next five fiscal years and in the aggregate thereafter are as follows (in thousands):

	Years Ended November 30,
	2010	2011	2012	2013	2014	Thereafter
Aggregate principal maturities	$103,613	782,848	-	16	-	539,600

The stated maturities noted above are as of November 30, 2009 and therefore do not consider the impact of the recapitalization executed subsequent to year end.  See additional discussion in Note 21.

Capitalized Interest

The amount of interest capitalized during the years ended November 30, 2009 and 2008 was zero and for the year ended November 30, 2007 was $1.4 million.

12.    Fair Value Disclosures

The markets for commercial real estate have experienced significant challenges during 2009, and these conditions are expected to continue at least through 2010. As demonstrated below, market conditions have had a negative impact on the estimated fair value of our assets. Restrictions on the availability of real estate financing, as well as economic uncertainties have resulted in a low volume of transactions, limiting the amount of observable inputs available to us in making our estimates of fair value. Our estimates of fair value are based on the best information available to management as to conditions that existed as of the valuation date. Should market conditions continue to deteriorate, or should management’s assumptions change, we may record additional unrealized losses in future periods.

Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities and are as follows:

Level 1 – Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date. As of November 30, 2009, we do not have any assets or liabilities carried at Level 1 fair value.

Level 2 – Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 – Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

Fair Value on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are categorized in the following tables based upon the lowest level of significant input to the valuations (in thousands):

	November 30, 2009
	Level 1	Level 2	Level 3	Total
Financial Assets
Investment securities available-for-sale	$-	-	201,142	201,142
Derivative assets (embedded derivatives)	-	-	2,162	2,162
	$-	-	203,304	203,304
Financial Liabilities
Derivative liabilities	$-	39,337	-	39,337
	$-	39,337	-	39,337

	November 30, 2008
	Level 1	Level 2	Level 3	Total
Financial Assets
Investment securities available-for-sale	$-	-	201,307	201,307
Derivative assets (embedded derivatives)	-	-	12,527	12,527
	$-	-	213,834	213,834
Financial Liabilities
Derivative liabilities	$-	51,287	-	51,287
	$-	51,287	-	51,287

The following is a summary of the valuation techniques employed with respect to financial instruments measured and reported at fair value:

Investment securities available-for-sale: We utilize several inputs and factors in determining the fair value of available-for-sale investment securities, including projected future cash flows, ratings, subordination levels, vintage, remaining lives, credit issues, recent trades of similar securities and the spreads used in the prior valuation. We obtain current market spread information where available and use this information in evaluating and validating the market price of all investments. Depending upon the significance of the fair value measurements used in determining these fair values, these securities may fall within either Level 2 or Level 3 of the fair value hierarchy.

In the unlikely event that we are able to obtain quoted prices from an active market for identical assets, these securities would fall within Level 1 of the fair value hierarchy. Unless sufficient trading activity levels exist with respect to the security for which the quote is being provided, these quotes will not be deemed Level 1 inputs and will simply be used as a benchmark, if at all, in assessing the appropriateness of our valuations. If there is significant market volatility and diversity in quotes, then the related securities are classified within Level 3 of the fair value hierarchy.

Derivative assets and liabilities: For all derivatives excluding the embedded derivatives described below, fair value is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. We incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of our derivative contracts for the effect of nonperformance risk, we have considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds and guarantees.

Although we have determined that the majority of the inputs used to value these derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with these derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by us and our counterparties. However, we have assessed the significance of the impact of the credit valuation adjustments on the overall valuation of these derivative positions and have determined that the credit valuation adjustments are not significant to the overall valuation of these derivatives. As a result, we have determined that these derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

Embedded derivatives: For our embedded derivatives, fair value is computed based upon estimated cash flows of the related preferred interests resulting from any unhedged change in LIBOR, discounted at an appropriate discount rate. This determination is based in part on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. Although the forward curves utilized in the valuation of our embedded derivatives represent Level 2 inputs, the discounted cash flows which are most significant to the overall valuation of these derivatives represent Level 3 inputs. Accordingly, we have determined that the embedded derivatives in their entirety are classified in Level 3 of the fair value hierarchy.

The following table presents additional information about assets measured at fair value on a recurring basis for which we utilized Level 3 inputs to determine fair value (in thousands):

	2009			2008
	Investment Securities Available-for-Sale	Embedded Derivative Assets	Total	Investment Securities Available-for-Sale	Embedded Derivative Assets	Total
Balance at December 1,	$201,307	12,527	213,834	$749,136	6,290	755,426
Total realized and unrealized gains (losses):
Included in earnings:
Gains on sales of investment securities	4,379		4,379	30,899		30,899
Gains (losses) on derivative financial instruments	(1,543)	(10,365)	(11,908)	13,370	6,237	19,607
Impairment	(295,038)		(295,038)	(47,651)		(47,651)
Included in other comprehensive income	66,017		66,017	(271,621)		(271,621)
Net amortization or accretion	21,882		21,882	30,160		30,160
Net purchases, sales proceeds and cash			-
collections, net	20,406		20,406	(85,134)		(85,134)
Redesignation to (from) available-for-sale
(See Note 3)	183,732		183,732	(217,852)		(217,852)
Balance at November 30,	$201,142	2,162	203,304	$201,307	12,527	213,834

Amount of total (losses) gains for the period included in earnings attributable to the change in unrealized gains or losses relating to assets still held at November 30,	$(296,581)	(10,365)	(306,946)	$(34,281)	6,237	(28,044)

Fair Value on a Nonrecurring Basis

We use fair value measurements on a nonrecurring basis when assessing certain of our cost basis financial assets and certain non-financial assets for impairment. These assets, consisting of our held-to-maturity securities, mortgage loans, operating properties, land held for investment, investments in unconsolidated entities, goodwill and intangible assets - servicing rights, are written down to fair value in certain instances if the asset is considered impaired. The following tables show the fair value hierarchy and carrying values for those assets for which an impairment charge was recorded during the years ended November 30, 2009, 2008 and 2007, based upon the lowest level of significant input to the valuations, and the amounts of the impairments included in our consolidated statements of earnings (loss) (in thousands):

	November 30, 2009
	Level 1	Level 2	Level 3	Total	Impairment Charges
Financial Assets
Investment securities held-to-maturity	$-	-	107,355	107,355	39,470
Mortgage loans	-	-	2,125	2,125	16,356
Non-Financial Assets
Investments in unconsolidated entities	-	-	190,122	190,122	121,528

	November 30, 2008
	Level 1	Level 2	Level 3	Total	Impairment Charges
Financial Assets
Investment securities held-to-maturity	$-	-	100,326	100,326	41,752
Mortgage loans	-	-	-	-	3,329

	November 30, 2007
	Level 1	Level 2	Level 3	Total	Impairment Charges
Financial Assets
Mortgage loans	$-	-	-	-	14,695

The following is a summary of the valuation techniques employed with respect to financial and non-financial assets measured at fair value on a nonrecurring basis:

Investment securities held-to-maturity: The fair value of held-to-maturity investment securities is estimated using the same techniques utilized for the valuation of our available-for-sale investment securities described above.

Mortgage loans: The fair value of our mortgage loans is based on the estimated fair value of the underlying real estate, which is determined through a combination of appraisals, discounted future cash flows and market capitalization rates. Since the most significant of these inputs are unobservable, we have determined that the fair value of mortgage loans in their entirety should be classified in Level 3 of the fair value hierarchy. The fair value of our unimpaired mortgage loans did not differ significantly from their carrying value.

Operating properties and Land held for investment:  The fair value of these assets is determined through a combination of appraisals, discounted future cash flows and market capitalization rates. If independent third party appraisals are used, these assets are classified in Level 2 of the fair value hierarchy. Any determination of fair value of these assets based on discounted future cash flows and market capitalization rates are classified in Level 3 of the fair value hierarchy since the most significant of these inputs are unobservable.

Investments in unconsolidated entities: The fair value of these investments is determined using discounted expected future cash flows from the venture. Since these inputs are unobservable, we have determined that the fair values of these investments should be classified in Level 3 of the fair value hierarchy.

Goodwill: The fair value of goodwill is based on discounted future cash flows of each of our reporting units, using a model which includes various metrics based on comparable businesses and market transactions.  Since most of these inputs are unobservable, we have determined that the fair value of goodwill should be classified in Level 3 of the fair value hierarchy.

Intangible assets – servicing rights:  The fair value of these intangibles is determined using discounted cash flow modeling techniques which require management to make estimates regarding future net servicing cash flows, taking into consideration historical and forecasted loan defeasance rates, delinquency rates and anticipated maturity defaults. Since the most significant of these inputs are unobservable, we have determined that the fair values of these intangibles in their entirety should be classified in Level 3 of the fair value hierarchy.

Financial Instruments not Measured at Fair Value

In addition to the financial instruments which utilize fair value measurements on a recurring or nonrecurring basis, the following represents fair value disclosures for our remaining financial instruments:

Cash and cash equivalents, restricted cash, financial instruments included within other assets and accounts payable, accrued expenses and other liabilities: Fair values approximate carrying values due to their short-term nature.

Mortgage notes and other debts payable:  The fair value of fixed-rate borrowings is based on quoted market prices, if available, or discounted future cash flows using our incremental borrowing rate. The fair value of our Senior Facility is based on quoted market prices, as this debt trades as an asset. However, since the prices have been quoted in an inactive and illiquid market, they are not necessarily indicative of fair value. The fair value of our Subordinated Loan is derived based on the current trading levels for the Senior Facility, which imply probabilities of default and recovery on the Subordinated Loan. The probabilities are applied to the contractual cash flows of the Subordinated Loan and then discounted at a rate to reflect the probability of default and potential recovery, given its position in the capital structure relative to our Senior Facility.  The fair values of our mortgage notes and other debts payable at November 30, 2009 and 2008 were $792.6 million and $1,523.6 million, respectively.  See additional discussion in Note 21 regarding the capital restructuring that took place in July 2010, and the related impact on the Senior Facility and the Subordinated Loan.

13.    Noncontrolling Interests

Noncontrolling interests relate to the third-party ownership interests in entities (both corporations and partnerships) we consolidate (see Note 1). For financial reporting purposes, the entities’ assets, liabilities and results of operations are consolidated, and the third parties’ interests in the entities are included in our consolidated financial statements as noncontrolling interests. As of November 30, 2009 and 2008, we had no mandatorily redeemable noncontrolling interests.

14.    Capital Stock

Capital Stock

As of November 30, 2009, our capital stock consists of Class A common stock, Class B common stock and Class C common stock, which represents profit interests in us.

We have 697,300 shares of authorized Class A common stock, $.001 par value. Our Class A common shareholders have no voting rights and receive priority in any distributions made to shareholders. Class A common shareholders are entitled to a compounding return calculated on their capital accounts, representing all amounts contributed to us by the shareholder, less any amounts distributed to the shareholder by us, accreted at a rate of 10% and compounded quarterly, as determined on a cumulative basis (the “Class A Return”). The Class A Return amounted to $383.2 million (representing $567.42 per share), $295.6 million (representing $435.10 per share) and $212.8 million (representing $305.11 per share), through November 30, 2009, 2008 and 2007, respectively, and is in arrears.

We have 36,700,040 shares of authorized Class B common stock, $.001 par value, and 9,175,010 shares of authorized Class C common stock, $.000001 par value. Class B and Class C common stock have one vote per share in matters requiring stockholder approval and are entitled to dividends in accordance with the Members’ Agreement. Class C common shares are reserved for issuance pursuant to the C Share Plan.

The following table summarizes the Class A, Class B and Class C common shares issued and outstanding by shareholder at November 30, 2009:

	Common Shares Issued and Outstanding			% Ownership in Common Shares
	Class A	Class B	Class C	Class A	Class B	Class C
Cerberus, its affiliates
and co-investors	522,500	27,500,000	-	77%	77%	-
Stuart Miller, a trust of which
he is principal beneficiary
and family partnerships	142,500	7,500,000	-	21%	21%	-
Members of our management	10,364	555,970	5,420,638	2%	2%	100%
Total shares issued and
outstanding	675,364	35,555,970	5,420,638

Net income for each fiscal year is allocated to the shareholders in the following order and priority: (i) proportionally to Class A common shareholders who have been allocated net losses in the current fiscal year and all prior fiscal years up to an amount equal to the cumulative net losses allocated to each shareholder; (ii) proportionally to Class B and Class C common shareholders who have been allocated net losses in the current fiscal year and all prior fiscal years up to an amount equal to the cumulative net losses allocated to each shareholder; (iii) proportionally to Class A common shareholders equal to the Class A Return of each Class A common shareholder; and (iv) thereafter, proportionally to the Class B and Class C common shareholders. Net losses for each fiscal year shall be allocated to the shareholders in the following order and priority: (i) proportionally to the Class B and Class C common shareholders to the extent of each Class B and Class C common shareholder’s positive balance in its respective capital account; and (ii) thereafter, proportionally to the Class A common shareholders.

After the allocation of any net income or net losses, dividends and distributions declared by our Board of Directors shall be paid to shareholders in the following amounts and order of priority: (i) proportionally to Class A common shareholders until each Class A common shareholder has received an amount equal to its capital contribution; (ii) proportionally to Class A common shareholders until each Class A common shareholder has received an amount equal to the Class A Return; (iii) proportionally to Class B shareholders until each Class B shareholder has received an amount equal to its capital contribution; and (iv) thereafter, proportionally to the Class B and Class C common shareholders.

We are required to annually distribute to each shareholder an amount sufficient to cover their income tax liability attributable to their ownership interest. This distribution is treated as a reduction to the shareholder’s capital account. A shareholder may elect not to receive this distribution. If such an election is made, the amount is still deemed distributed to the shareholder and a liability is recorded in our financial statements. The shareholder is then entitled to receive a return of 13% per annum until February 2010 and a return of 14% thereafter on the amount. During the years ended November 30, 2009, 2008 and 2007, we distributed to certain shareholders a total of $53.6 million, $86.8 million and $115.9 million, respectively, for this purpose. During the years ended November 30, 2009, 2008 and 2007, one shareholder elected not to receive their income tax distribution due of $0.7 million, $0.9 million and $1.3 million, respectively. The stipulated return on these undistributed amounts was insignificant.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of us resulting in a distribution of assets to the holders of any class of our capital stock, each Class A common shareholder will be entitled to payment out of our assets available for distribution of an amount equal to the capital contribution per Class A common share held by that holder, plus all accumulated and unpaid Class A Return on those shares to the date of that liquidation, dissolution, or winding up, before any distribution is made on any other shares of our common stock, but after any distributions on any of our indebtedness. After payment in full of the liquidation preference and all accumulated and unpaid Class A Return, Class A common shareholders will not be entitled to any further participation in any distribution of our assets.  During the year ended November 30, 2009, $0.2 million was paid to repurchase Class A shares from certain of our shareholders.  During the year ended November 30, 2008, $8.4 million and $2.8 million were paid to repurchase the Class A and Class B shares, respectively, of another of our shareholders. See related discussion at Note 17.

See additional discussion at Note 21 regarding the capital restructuring completed in July 2010, and the ownership interests following the restructure.

Share-Based Compensation

We adopted the C Share Plan in February 2005, which grants certain individuals the option to purchase Class C common shares for a price as determined by our Board of Directors. Class C common shares represent profit interests in us. The aggregate maximum number of Class C common shares that may be purchased by participants under the C Share Plan is 9,175,010 Class C common shares, $0.000001 par value. The original Class C share issuance on February 3, 2005 vests ratably through February 3, 2010, while the grants made during the year ended November 30, 2008 generally contain an immediate vest of 50% with ratable vesting thereafter through February 3, 2010. The grant date fair values of the original Class C share issuance and the issuances made during the year ended November 30, 2008 were $29.5 million and $12.9 million, respectively, of which $33.3 million has cumulatively been recognized. Unrecognized compensation cost of $4.5 million and $12.9 million as of November 30, 2009 and 2008, respectively, is recognized as compensation expense with an equal offsetting increase to additional paid-in capital over the shares’ respective vesting periods.  Compensation expense related to these shares totaled $7.5 million, $9.2 million and $5.9 million for the years ended November 30, 2009, 2008 and 2007, respectively. During the year ended November 30, 2008, we repurchased the Class C shares of one of our shareholders for $3.3 million.

In addition to the Class C common share issuances made during the year ended November 30, 2008, we established a deferred compensation account for certain of our executives which entitles them to earn a fixed dollar amount. This amount was determined based on the value of our Class C common shares at the grant date. We are recognizing this value as compensation expense over the awards’ approximately four-year vesting period. For the years ended November 30, 2009 and 2008, we recorded compensation expense of $1.5 million and $6.8 million, respectively, related to these awards. As of November 30, 2009 and 2008, the related liability included in accrued expenses and other liabilities was $7.1 million and $6.8 million, respectively.

In February 2005, we adopted the Phantom Share Plan. Under this plan, certain individuals are granted phantom shares representing rights which track the value of Class C common shares, but do not entitle the participant to be the holder of Class C common shares or any equity interest in us. The aggregate maximum number of phantom shares that may be granted under the Phantom Share Plan is the aggregate maximum number of Class C common shares that may be issued under the C Share Plan (9,175,010 shares) less the amount of Class C common shares outstanding (5,420,638 shares at November 30, 2009). The number of phantom shares granted, forfeited and outstanding is as follows:

	Years Ended November 30,
	2009	2008	2007
Granted	148,264	-	-
Forfeited	61,167	179,637	136,042
Outstanding	1,177,553	1,090,456	1,270,093

We recorded compensation expense of $1.3 million for the year ended November 30, 2007 and a reduction to compensation expense of $5.3 million for the year ended November 30, 2008 related to issued phantom shares, primarily as a result of an overall decline in projected cash flows attributable to severe market conditions. No compensation expense was recognized during the year ended November 30, 2009 for previously or newly issued phantom shares as they were estimated to have a zero fair value.

Transition Option Plan

In February 2005, we established the LNR Property Holdings Ltd. Transition Option Plan for Executives (“Transition Option Plan”) as a means by which options to purchase shares of LNR Property Corporation common stock under the LNR Property Corporation 2000 Stock Option and Restricted Stock Plan could be cancelled and exchanged into options to purchase LNR Property Holdings’ strips. Each strip is composed of 19 Class A common shares and 1,000 Class B common shares. Immediately prior to the merger transaction, options to purchase 181,516 shares of LNR Property Corporation’s common stock were exchanged for fully vested options to purchase 573 LNR Property Holdings’ strips, representing 10,881 Class A common shares and 572,670 Class B common shares. As a result, we increased additional paid-in capital by $4.2 million, which represented the difference between the merger transaction price of $63.10 and the exercise price of the options exchanged. No options to purchase strips were exercised during the years ended November 30, 2009 and 2008. However, during the year ended November 30, 2008, 379 options were cancelled which resulted in a decrease to additional paid-in capital of $5.7 million, representing the fair value of those options.  At November 30, 2009, the weighted average exercise price of the outstanding options was $15,633.92 for each strip.

15.    Benefit Plans

Savings Plan

The Predecessor adopted, and we have continued, the LNR Property Corporation Savings Plan (the “Savings Plan”), which allows employees to participate and make contributions to the Savings Plan. We may also make contributions to the Savings Plan for the benefit of employees. Participants in the plan self direct both salary deferral and employer matching contributions. We have fifteen different options for participants to direct their contributions. Our contributions to the Savings Plan are recorded as general and administrative expense in the consolidated statements of earnings (loss). During the years ended November 30, 2009, 2008 and 2007, we contributed $1.5 million, $1.4 million and $1.3 million, respectively, to the Savings Plan.

Deferred Compensation Plan

In April 2004, the Predecessor adopted the LNR Property Corporation Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) that allows a select group of members of management to defer a portion of their salaries and bonuses and to exchange up to 100% of any restricted stock granted by the Predecessor for the right to receive shares in the future. Effective June 2009, the Deferred Compensation Plan was terminated. The assets are being distributed to participants in accordance with the applicable regulations governing this plan. Prior to the termination date, all participant contributions to the Deferred Compensation Plan were vested. Salaries and bonuses that were deferred under the Deferred Compensation Plan were credited with earnings or losses based on investment decisions made by the participants. At November 30, 2009 and 2008, the fair value of these assets was $5.4 million and $8.9 million, respectively. Our obligation under the Deferred Compensation Plan is recorded as a liability, included in accrued expenses and other liabilities in our consolidated balance sheets. At November 30, 2009 and 2008, the fair value of this liability was $6.0 million and $8.9 million, respectively.

When a participant surrenders stock under the Deferred Compensation Plan, the participant receives in exchange the right to receive in the future a number of shares equal to the number of shares that are surrendered. The surrender is reflected as a reduction in stockholders’ equity equal to the value of the stock when it was issued, with an offsetting increase in stockholders’ equity to reflect a deferral of the compensation expense related to the surrendered stock. Changes in the value of the shares that will be issued in the future are not reflected in the financial statements.

At the date of the merger transaction, rights to receive stock in LNR Property Corporation were converted into rights to receive LNR Property Holdings’ stock, resulting in 21,419 Class A common shares and 200,000 Class B common shares being surrendered in exchange for rights under the Deferred Compensation Plan. This was reflected in our financial statements as a $21.6 million reduction of stockholders’ equity fully offset by an increase in stockholders’ equity to reflect the deferral of compensation in that amount.  During the year ended November 30, 2008, in connection with the resignation of our former Chief Executive Officer, we repurchased 7,057 Class A shares held in trust under the Deferred Compensation Plan, resulting in a $7.1 million decrease to both the Class A shares held in the plan and the associated deferred compensation liability and a $1.4 million reduction to retained earnings for the accumulated return. During the year ended November 30, 2009, in connection with the separation of another executive, we repurchased 3,800 Class A shares and 200,000 Class B shares held in trust under the Deferred Compensation Plan for $0.2 million.  The cancellation of these shares resulted in a $3.8 million and $0.2 million decrease, respectively, to the Class A and Class B shares held in the plan and a $4.0 million decrease in the associated deferred compensation liability.

Long-Term Incentive Program

In February 2005, we adopted the LNR Property Holdings Ltd. Long-Term Incentive Program (the “LTIP”). The LTIP provides a select group of eligible employees with the opportunity to receive cash distributions through performance-based remuneration. Participants under the LTIP shall be 100% vested in an award on the payment date, as designated by our senior management. Generally, no vesting shall occur prior to the payment date. We recorded a reduction to compensation expense of $14.5 million during the year ended November 30, 2009 and additional compensation expense of $0.6 million and $12.8 million during the years ended November 30, 2008 and 2007, respectively. The related liability was $7.9 million and $22.9 million as of November 30, 2009 and 2008, respectively. An overall decline in projected cash flows attributable to severe market conditions resulted in the reduction of the liability and associated expense during the year ended November 30, 2009. No LTIP awards were granted during fiscal year 2009.  However, in connection with employment agreements entered into in fiscal 2009, we granted separate long term incentive awards to certain members of our senior management team. These awards vest in three equal annual installments from the date of grant. During the year ended November 30, 2009, we recorded compensation expense and a corresponding liability of $0.3 million related to these awards.

16.    Income Taxes

The income tax expense (benefit) from continuing operations consisted of the following (in thousands):

	Years Ended November 30,
	2009	2008	2007
Current
Federal	$(5,322)	(18,326)	7,219
Foreign	3,635	2	1,900
State	429	(595)	(6,660)
	(1,258)	(18,919)	2,459
Deferred
Federal	7,172	(146,507)	(56,170)
Foreign	703	(531)	(173)
State	1,994	(27,352)	(11,821)
	9,869	(174,390)	(68,164)

Total income tax expense (benefit) from continuing operations	$8,611	(193,309)	(65,705)

The difference between our reported tax expense (benefit) recorded for the years ended November 30, 2009, 2008 and 2007 and the amount of income tax expected by applying statutory rates is due to non-United States taxable income of our subsidiary Real Estate Investment Trust and foreign subsidiaries, and in 2009, also due to the valuation allowance on our deferred tax assets, which is described further below.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant temporary differences of our deferred tax assets and liabilities follow (in thousands):

	November 30,
	2009	2008
Deferred tax assets
Deferred income	$5,540	4,692
Reserves and accruals	24,322	35,113
Investments securities and mortgage loans	-	9,970
Operating properties, equipment and land	8,093	7,522
Investments in unconsolidated entities	1,212	-
Excess interest expense	24,236	9,531
Other	12,491	(1,885)
Net operating loss and credit carryforwards	15,509	16,479
Valuation allowance	(90,149)	(13,617)
Total deferred tax assets	1,254	67,805
Deferred tax liabilities
Investments securities and mortgage loans	1,254	-
Investments in unconsolidated entities	-	50,175
Total deferred tax liabilities	1,254	50,175
Net deferred tax asset	$-	17,630

Valuation allowances of $13.6 million and $10.5 million were established as of November 30, 2008 and November 30, 2007, respectively due to the uncertainty of realizing certain state net operating loss ("NOL") carryforwards.  Our state NOL carryforwards will begin to expire in 2010 if not utilized.  As of November 30, 2009, the existence of negative evidence, including our recurring operating losses, caused us to establish a valuation allowance of $90.1 million for the full amount of the remaining balance of our deferred tax assets.  See discussion at Note 21 regarding the recapitalization completed in July 2010.

As of November 30, 2009 and 2008, we had an income tax accrual of $43.4 million and $47.8 million, respectively, related to certain tax positions which might be challenged by tax authorities. If challenged, the amount of taxes, penalties and interest which could be assessed by taxing authorities may differ from the amount that has been accrued.

During the year ended November 30, 2009, we recorded a decrease of $5.2 million in our tax accruals, with a corresponding decrease to goodwill related to the expiration of a statute of limitations associated with the Predecessor’s prior tax returns.  During the year ended November 30, 2008, as a result of a settlement with the tax authority of the Predecessor’s prior tax returns for 2002, 2003 and 2004 and the expiration of a statute of limitations associated with the Predecessor’s prior tax returns, we recorded reductions of $7.6 million in our tax accruals, with a corresponding reduction to goodwill.

During the years ended November 30, 2009, 2008 and 2007, we received federal tax refunds of $12.0 million, $22.7 million and $17.6 million, respectively, and state tax refunds of $0.6 million, $6.7 million and $1.0 million, respectively.

17.    Related Party Transactions

 Cerberus and Its Affiliates

Cerberus and its affiliates are considered related parties as we are majority-owned by funds and accounts managed by Cerberus.  We have a Transaction Review Committee that is comprised of a member of our Board of Directors, who is not a director, officer or employee of Cerberus or any of its affiliates. This committee was formed to review and evaluate certain transactions proposed to be entered into by us with any affiliate of Cerberus, and to make recommendations to our entire Board of Directors with respect to such transactions.  We also have a Compensation Committee that is comprised of our Chief Executive Officer and two individuals who are members of our Board of Directors and are employed by Cerberus. This committee was formed to review and approve matters related to compensation of our senior executives and employees.

We receive executive management services from certain employees of Cerberus.  During the years ended November 30, 2009, 2008 and 2007, amounts paid to Cerberus for these services totaled $0.4 million, $1.0 million and $0.5 million, respectively. The reduction of amounts paid during the year ended November 30, 2009 is a result of certain employees of Cerberus being hired by us to serve in executive management positions within the company.

As described in Note 11, through a subsidiary, we have a senior subordinated loan with an aggregate commitment and outstanding balance of $400.0 million at November 30, 2009 and 2008. Of the outstanding balance, $120.0 million of the notes are with entities affiliated with Cerberus and $5.0 million of the notes are with an entity affiliated with a director on our Board of Directors. For each of the years ended November 30, 2009, 2008 and 2007, we recorded interest expense of $12.7 million related to the notes with affiliated entities. At November 30, 2009 and 2008, we had accrued interest of $5.3 million, included in accrued expenses and other liabilities, related to these notes.  See discussion at Note 21 regarding the extinguishment of these notes and the recapitalization completed in July 2010.

In addition, in 2007, there were other less material transactions that were reviewed and approved by the Transaction Review Committee or by our Board of Directors. These transactions included two B-notes in which an affiliate of Cerberus co-invested with us on a pari-passu basis as well as a B-note purchased by the LEI Fund in which an affiliate of Cerberus was the ultimate borrower.

Investments in Unconsolidated Entities

As previously discussed in Note 9, we are a partner in the CPI Fund, a private equity investment venture of which we hold an approximate 20% ownership interest. During 2008 and 2007, we sold several assets to the CPI Fund at transfer prices reviewed and approved by an independent third party selected by the CPI Fund’s advisory board comprised of five representatives of the non-affiliated partners, and recorded gains in our results of continuing operations.  We also received project cost reimbursements for services we perform on behalf of the CPI Fund, mostly related to due diligence efforts. We also earn fees from managing the CPI Fund, the LEI Fund and other unconsolidated entities in which we have investments and from acquiring, developing and disposing of assets held by such entities.

The table below sets forth amounts recorded in connection with transactions between us and our unconsolidated entities (in thousands):

	November 30,
	2009	2008	2007

Net proceeds from assets sold to the CPI Fund	$-	28,500	29,788
Gains on assets sold to the CPI Fund	-	102	6,503

Project cost reimbursements from the CPI Fund	2,608	2,647	2,023

Management fees earned
From the CPI Fund	15,243	24,481	21,142
From the LEI Fund	3,268	1,817	9,593
From other unconsolidated entities	3,759	6,280	9,731

Management fees receivable at year end
From the CPI Fund	3,160	4,905	4,696
From the LEI Fund	862	-	2,156
From other unconsolidated entities	620	598	1,543

Management / development fees payable at year end
To the CPI Fund	3,317	-	-
To the LEI Fund	-	2,640	-

See Note 21 for discussion of a settlement payment made by us to the non-affiliated partners of the CPI Fund.

In 2005, we formed a 50/50 joint venture with Lennar to purchase 3,724 acres of land, a former military base, in California. This joint venture (the “Developer Member”) formed a venture with another joint venture comprised of Cerberus Real Estate Capital Management, LLC, an affiliate of Cerberus and two other unrelated entities (the “Capital Member”) to develop the land into commercial and residential property. The Developer Member owns a 25% interest in the venture, and the Capital Member owns the remaining 75% interest. At November 30, 2009 and 2008, our investment in this joint venture was zero.

Executive Resignations

In connection with certain executive resignations, we repurchased these individuals’ stock ownership, including shares held in trust under the Deferred Compensation Plan during the years ended November 30, 2009, 2008 and 2007.  In connection with the 2009 and 2007 separations, we incurred $0.6 million and $21.8 million, respectively, of severance which is included in general and administrative expenses for the years ended November 30, 2009 and 2007, respectively.  We also paid $3.7 million and $14.9 million, respectively, related to compensation previously earned by the executive and accrued under the deferred compensation plan and the fixed dollar share-based compensation program.   See related discussion at Notes 14 and 15.

In April 2007, the Chairman of our Board of Directors resigned. In connection with his separation, we paid this director $2.0 million, which was included in general and administrative expenses.

18.    Commitments and Contingent Liabilities

In September 2004, four class action lawsuits (three of which have been consolidated) seeking declaratory and injunctive relief and monetary damages were filed against LNR Property Corporation and the members of the Board of Directors of LNR Property Corporation. The remaining class action lawsuit has been dismissed without prejudice. These lawsuits alleged, among other things, that the terms of the 2005 merger transaction were unfair to LNR Property Corporation’s stockholders, that the consideration paid to the stockholders was inadequate, and that LNR Property Corporation’s Board of Directors breached its fiduciary duties to the stockholders. Each of them states that the allegedly unfair terms and inadequate consideration were intended to benefit the Miller family through their investment in LNR Property Holdings. The court dismissed the consolidated actions against LNR Property Corporation, but did not dismiss them against the other defendants.  Accordingly, if any of the other defendants were found liable, LNR Property Corporation was obligated to indemnify them for any amount they are required to pay. In 2008, the parties reached a full settlement and release on a no opt-out basis, ending this litigation in exchange for a $4.9 million payment, of which $3.1 million was paid by us and $1.8 million was paid by our directors and officers liability insurance carrier.  We had established a litigation reserve of $3.1 million in connection with this lawsuit during the year ended November 30, 2007 which was  included in other expense in our consolidated statements of earnings (loss).

We are subject to various claims, legal actions and complaints arising in the ordinary course of business. In our opinion, the disposition of these matters will not have a material adverse effect on our financial condition, results of operations or cash flows. We are also subject to the usual obligations associated with entering into contracts for the purchase, development and sale of real estate, as well as the management of entities and special servicing of CMBS and mortgage loans in the routine conduct of our business.

We are obligated to provide guarantees and other commitments under various types of agreements. None of these obligations are reflected in our financial statements. The maximum amount of obligations not reflected in our financial statements, excluding any limited maintenance guarantees, totaled $53.4 million at November 30, 2009. The maximum obligation pursuant to our limited maintenance guarantees would be $66.9 million at November 30, 2009, assuming the fair value of the underlying collateral is zero and the partners in our investments in unconsolidated entities fail to meet their respective obligations. However, we estimate the determinable amount of all of our guarantees, assuming performance by each of our respective partners, to be $18.3 million at November 30, 2009. In addition, we provide commitments to fund capital contributions to certain unconsolidated entities and consolidated joint ventures required by ownership agreements or pursuant to approved annual business plans, which amounted to $318.5 million at November 30, 2009. See also Note 9 and Note 10 for discussion of additional funding commitments related to certain of our investments.

In December 2001, we entered into a disposition and development agreement with a government agency to redevelop a military base located in California into a mixed-use commercial redevelopment project.  The agreement provides for our phased acquisition and development of property in exchange for certain profit participation rights, all amounts pursuant to which are payable only if certain targets are achieved on the overall project. In December 2005, we sold our rights to the agreement (to acquire, develop and sell the land) for a portion of the project to the CPI Fund for a sales price of $12.1 million and additional amounts payable only if certain targets are achieved, consistent with those in the original agreement. In connection with this agreement, we have recorded a liability of $6.0 million in our consolidated balance sheets at November 30, 2009 and 2008, respectively, based on the anticipated profit participation payments to be made under the agreement for the overall project.

In May 2006, we entered into a sale leaseback transaction whereby we sold an office building located in Miami Beach, Florida in which our Miami operations and corporate headquarters reside and simultaneously entered into a lease agreement with the buyer to lease back all of the property under a 15-year lease term. The lease is classified as an operating lease. The gain of $13.0 million on the sale has been deferred and is being amortized over the 15-year lease term. The unamortized balance of the deferred gain at November 30, 2009 and 2008 was $9.5 million and $10.4 million, respectively, and is included in accrued expenses and other liabilities in our consolidated balance sheets.

We sublease a portion of the Miami office building and collect sublease income which is reported net against the related rent expense in general and administrative expenses in our consolidated statements of earnings (loss), and we lease other premises and office equipment under non cancelable operating leases with terms expiring thru June 2019, exclusive of renewal options periods.  Rental income related to these subleases was $2.0 million, $2.0 million and $1.0 million for the years ended November 30, 2009, 2008 and 2007, respectively, and was netted with total rent expense of $7.8 million, $8.0 million and $4.0 million, respectively, in general and administrative expense in our consolidated statements of earnings (loss).  The future minimum rents and sublease income related to all of our existing leases and subleases for each of the next five fiscal years and in the aggregate thereafter are expected to be as follows (in thousands):

	November 30,
	2010	2011	2012	2013	2014	Thereafter
Minimum Rents	$7,152	5,885	5,261	5,029	5,079	31,772
Sublease Income	1,123	1,110	670	601	386	635

We also reported rental income of $1.6 million, $2.3 million and $2.9 million for the years ended November 30, 2009, 2008 and 2007, respectively, primarily on ground leases that terminated in those years or from operating properties that have since been sold, and will therefore not recur.

19.    Guarantees

In the ordinary course of business, we provide various guarantees, including: (i) standby letters of credit, generally to guarantee our performance under contractual obligations; (ii) guarantees of debt, generally in order for unconsolidated entities in which we own interests to obtain financing for the acquisition and development of their properties; and (iii) surety bond reimbursement guarantees, generally related to our affordable housing syndications or to support our development obligations under development agreements with municipalities. These guarantees have varying expiration dates through December 2011, and total $53.4 million at November 30, 2009. The majority of these guarantees, totaling $37.7 million, relate to previously sold properties. We believe the performance risk associated with these guarantees is low, as we have received indemnifications from the associated purchasers.

In addition, we have provided a limited maintenance guarantee to one of our unconsolidated entity’s lenders, which may require us to provide funds to the entity to maintain a required loan-to-value ratio or upon default by the borrower. This guarantee expires in 2012. Our maximum obligation would be $66.9 million at November 30, 2009, assuming the fair value of the underlying collateral is zero and the other partner in our investment fails to meet their respective obligation of $33.4 million. Currently, we and the other venture partner are funding the entity with equity contributions so that it may meet its obligations. As such, the maximum determinable amount of this maintenance guarantee at November 30, 2009 is zero.

As is customary in the real estate development business, we also have provided completion guarantees to our construction lenders that guarantee we will complete the development of the project they are financing. We cannot estimate the maximum exposure on these guarantees because the amount of any obligations we might incur would depend on the extent to which costs of completing construction exceeded amounts provided by committed borrowings and capital contributions. We are not currently aware of any reason to expect we will be required to make payments under any of our outstanding construction completion guarantees.

We have not recorded any liabilities at November 30, 2009 and 2008 in connection with the above mentioned guarantees as their fair value at inception was zero and they did not meet the subsequent measurement recognition criteria.

20.    Assets Held for Sale

In the normal course of our business, we acquire, develop, redevelop, or reposition real estate properties, and then dispose of those properties when we believe they have reached optimal values. We reflect the historical operating results of properties sold or held for sale as well as our gain on sale from these properties as discontinued operations in our consolidated statements of earnings (loss) and their assets and liabilities as held for sale in our consolidated balance sheets for periods prior to their sale. During the years ended November 30, 2009 and 2008, several such properties have been sold and therefore, the historical operating results have been reflected, for periods prior to their sale, as well as the gain or loss on sale, as results of discontinued operations in the consolidated statements of earnings (loss).

Assets held for sale and liabilities related to these assets were comprised of the following at November 30, 2009 and 2008 (in thousands):

	November 30,
	2009	2008
Assets
Operating properties and equipment, net	$-	1,161
Other assets	-	7
Total assets	$-	1,168
Liabilities
Accounts payable	$-	-
Accrued expenses and other liabilities	-	34
Total liabilities	$-	34

The results of discontinued operations related to assets that had been sold subsequent to November 30, 2006, as of November 30, 2009, were as follows (in thousands):

	Years Ended November 30,
	2009	2008	2007
Rental income	$-	586	3,454
Gains on sales of real estate	1,179	1,428	14,035
Other, net	253	887	-
Total revenues and other operating income	1,432	2,901	17,489
Cost of rental operations	176	753	3,658
Depreciation	-	52	812
Impairment of a long-lived asset	-	1,000	-
Total costs and expenses	176	1,805	4,470
Earnings before income taxes	1,256	1,096	13,019
Income taxes	489	426	5,055
Net earnings	$767	670	7,964

21.    Subsequent Events

In preparing the consolidated financial statements for the year ended November 30, 2009, we have evaluated events and transactions that have occurred subsequent to November 30, 2009 through the date of the original issuance of our consolidated financial statements on July 29, 2010 for potential recognition and disclosure.  We have updated the evaluation of events occurring subsequent to the original issuance date through the date of October 14, 2010, the date the consolidated financial statements were available to be issued.

In December 2009, we contributed a net amount of $78.2 million to the CPI Fund in connection with prior capital calls. At November 30, 2009, we recorded a $6.5 million contingency within accrued expenses and other liabilities related to a potential settlement resulting from our delay in funding this contribution. Also, during the year ended November 30, 2009, we made a $4.0 million good faith deposit to the CPI Fund in connection with a potential reduced capital contribution. This amount was expected to reduce our future funding requirements and was recorded within investments in unconsolidated entities as of November 30, 2009.  In February 2010, we funded an additional $10.8 million in capital to the CPI Fund.

In December 2009, we formally engaged investment bankers and financial advisors to assist us in our analysis and consideration of various financial alternatives available to us with respect to our capital structure. In doing so, we agreed to pay $2.5 million related to prior services rendered during the year ended November 30, 2009. This amount is included in general and administrative expenses, with the corresponding liability reflected in accrued expenses and other liabilities as of November 30, 2009.

We elected not to make the $20.4 million and $29.6 million semi-annual interest payments due December 31, 2009 and June 30, 2010, respectively, on the Subordinated Loan. Pursuant to the terms of the loan agreement, these amounts were added to the loan’s principal balance.

In March and April 2010, we received notices of default as a result of our failure to timely file audited financial statements and also to meet the reporting covenants as required under the terms of the Senior Facility.  During the cure periods, we continued to negotiate terms for a potential capital restructure, and in doing so, we entered into several forbearance agreements to allow for additional time to complete the capital restructuring, during which time the lenders agreed to defer taking any immediate enforcement actions relative to the noted defaults.  Under the terms of these forbearance agreements, we made prepayments on the Senior Facility in the amount of $35.3 million, and also paid forbearance fees of $20.1 million.

In July 2010, we completed a capital restructuring, through which new equity of $416.5 million was raised by several investors including funds or accounts managed by Cerberus (collectively, the “Lead Investors”).  Prior to the closing date, certain of the Lead Investors were already holders of notes representing approximately 74% of the Subordinated Loan.  Concurrent with the new equity raise, on the closing date, these Lead Investors acquired from the remaining note holders the approximately 26% balance of the Subordinated Loan, for a total cash payment to those remaining note holders of $25.0 million.  They then exchanged 100% of the outstanding Subordinated Loan, including accrued and unpaid interest, for additional equity interests, and the Subordinated Loan was extinguished.

Proceeds from the new equity raise, along with cash on hand, was used to pay down the Senior Facility to an outstanding balance of approximately $425.0 million.  Concurrently, we filed the requisite documents to comply with the reporting covenants required under the terms of the Senior Facility and cure our prior defaults.  The $425.0 million balance of the Senior Facility remains due and payable in July 2011, in accordance with the terms of the original agreement.  Also concurrent with the recapitalization transaction, we entered into a third amendment to our Senior Facility (the “Third Amendment”) which provides, among other things, for the admission of the Lead Investors as permitted holders and amends relevant portions of the agreement to conform to the recapitalized structure.  The Third Amendment also reduces the Revolving Facility commitment.

Following the capital restructuring and debt paydown, we anticipate that we will be in compliance with our debt covenants through the Senior Facility maturity date in July 2011.

Concurrent with the new equity raise, the parent company, LNR Property Holdings, Ltd. (“LNRPH”) ceased to be the consolidating parent entity, as the Lead Investors’ new equity was invested at a level below LNRPH.  Except as described above, all of the assets and liabilities that were previously held in the LNRPH consolidating group were either transferred or otherwise sold to its subsidiary, LNR Property Corporation, which subsequently reorganized as a Delaware limited liability company, LNR Property LLC, in August 2010.

Other than as described above, we have not evaluated the effects of the capital restructuring for any additional accounting or disclosure effects that may be required to be included in our financial statements for fiscal year 2010.

LNR Property Holdings Ltd. and Subsidiaries

Unaudited Condensed Consolidated Financial Statements

as of May 31, 2010 and November 30, 2009 and

for the Six Months Ended May 31, 2010 and 2009

LNR PROPERTY HOLDINGS LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share amounts)

	May 31,	November 30,
	2010	2009
ASSETS
Cash and cash equivalents	$111,350	215,839
Restricted cash	33,112	31,088
Investment securities available-for-sale	8,329	201,142
Investment securities held-to-maturity	22,851	277,407
Mortgage loans, net	22,021	24,128
Operating properties and equipment, net	247	386
Land held for investment	103,708	101,330
Investments in unconsolidated entities	214,023	200,474
Assets of consolidated variable interest entities
Mortgage loans	118,986,275	-
Investment securities	52,714	-
Real estate owned, held for sale	735,408	-
Derivative assets	703	2,162
Intangible assets - servicing rights	39,711	33,820
Goodwill	162,897	151,882
Other assets	73,936	62,093
Total assets	$120,567,285	1,301,751
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Liabilities:
Accounts payable	4,372	6,182
Accrued expenses and other liabilities	205,142	157,394
Derivative liabilities	28,037	39,337
Liabilities of consolidated variable interest entities
Debt obligations	137,177,629	-
Derivative liabilities	144,337	-
Mortgage notes and other debts payable	1,404,842	1,426,077
Total liabilities	138,964,359	1,628,990
Commitments and contingent liabilities
LNR Property Holdings Ltd. Stockholders’ equity (deficiency):
Class A common stock, $.001 par value, 697,300 shares authorized,
675,364 shares issued and outstanding in 2010 and 2009	1	1
Class B common stock, $.001 par value, 36,700,040 shares authorized,
35,555,970 shares issued and outstanding in 2010 and 2009	36	36
Class C common stock, $.000001 par value, 9,175,010 shares authorized,
5,420,638 shares issued and outstanding in 2010 and 2009	-	-
Additional paid-in capital	732,789	730,152
Accumulated deficit	(1,250,529)	(1,093,131)
Appropriated retained earnings (deficit)	(17,890,014)	-
Deferred compensation plan, 9,997 Class A common shares in 2010 and 2009	9,997	9,997
Deferred compensation liability	(9,997)	(9,997)
Accumulated other comprehensive loss	(49,787)	(46,436)
LNR Property Holdings Ltd. stockholders' equity (deficiency)	(18,457,504)	(409,378)
Noncontrolling interests	60,430	82,139
Total equity(deficiency)	(18,397,074)	(327,239)
Total liabilities and stockholders' equity(deficiency)	$120,567,285	1,301,751

See accompanying notes to condensed consolidated financial statements.

LNR PROPERTY HOLDINGS LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF LOSS

(Unaudited and in thousands)

	Six Months Ended May 31,
	2010	2009
Revenues
Rental income	$100	835
Management and servicing fees	79,834	49,493
Total revenues	79,934	50,328

Other operating income
Interest income	267	82,896
Gain (loss) on:
Sales of real estate	515	393
Sales of investment securities	2,387	-
Derivative financial instruments	801	(3,172)
Debt repurchase	-	53,448
Foreign currency (loss) gain	(3,076)	1,603
Other income, net	902	1,122
Total other operating income	1,796	136,290

Equity in losses and impairments of unconsolidated entities	(34,542)	(189,204)

Costs and expenses
Cost of rental operations	355	1,735
General and administrative	77,371	73,024
Depreciation	1,266	1,130
Interest	60,028	73,362
Other expense	10,365	-
Impairment of mortgage loans and long-lived assets	2,125	16,356
Impairment losses on investment securities (net of ($621) and $69,105 non credit impairments recognized in other comprehensive loss in 2010 and
2009, respectively)	6,879	141,479
Total costs and expenses	158,389	307,086
Variable interest entity operations
Results of consolidated VIEs, net	(8,833,838)	-
Loss on initial consolidation of VIEs	(4,302,691)	-
VIE trust expenses	(101,618)	-
Total VIE losses	(13,238,147)	-
Loss from continuing operations before
income taxes	(13,349,348)	(309,672)
Income tax expense (benefit)	10,483	(12,512)
Loss from continuing operations	(13,359,831)	(297,160)

Discontinued operations:
Loss from operating properties sold or held for sale, net of tax	-	(105)
Gains on sale of operating properties, net of tax	19	168
Loss from discontinued operations of VIEs	(109,109)	-
(Loss) gain from discontinued operations	(109,090)	63
Net loss	(13,468,921)	(297,097)
Net loss attributable to non-controlling interest	15,639	7,332
Net loss attributable to noncontrolling interests of VIEs	13,334,133	-
Net loss attributable to LNR Property Holdings, Ltd.	$(119,149)	(289,765)
Amounts attributable to LNR Property Holdings Ltd. stockholders:
Loss from continuing operations	(119,168)	(289,828)
Earnings from discontinued operations	19	63
Net loss	$(119,149)	(289,765)

See accompanying notes to condensed consolidated financial statements.

LNR PROPERTY HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

(In thousands, except share amounts)

	LNR Property Holdings, Ltd. Stockholders
										Accumulated	Appropriated	Total
	Class A		Class B	Class C	Additional		Deferred Compensation Plan			Other	Retained	Company	Non
	Common		Common	Common	Paid-in	Retained	Class A	Class B	Deferred	Comprehensive	Earnings	Equity	Controlling
	Stock	$	Stock	Stock	Capital	Deficit	Amount	Amount	Liability	Loss	(Deficit)	(Deficiency)	Interests	Total

Balance at November 30, 2008	$1		36	$-	$722,897	$(415,749)	$14,362	$200	$(14,562)	$(172,569)	$-	$134,616	$67,688	$202,304
Cumulative effect of change in
accounting principle	-		-	-	-	93,716	-	-	-	(93,716)	-	-	-	-
Amortization of
unamortized value of Class
C common shares	-		-	-	7,484	-	-	-	-	-	-	7,484	-	7,484
Net loss	-		-	-	-	(717,510)	-	-	-	-	-	(717,510)	(6,562)	(724,072)
Change in accumulated
other comprehensive
earnings (loss), net	-		-	-	-	-	-	-	-	219,849	-	219,849	(4,685)	215,164
Shares removed from
deferred compensation plan	-		-	-	-	-	(565)	-	565	-	-	-	-	-
Repurchase of executive
executive ownership	-		-	-	(229)	-	(3,800)	(200)	4,000	-	-	(229)	-	(229)
Capital distribution	-		-	-	-	(52,869)	-	-	-	-	-	(52,869)	(9,240)	(62,109)
Capital distribution
converted to
member loans	-		-	-	-	(719)	-	-	-	-	-	(719)	-	(719)
Minority partner contributions	-		-	-	-	-	-	-	-	-	-	-	34,938	34,938
		$
Balance at November 30, 2009	1		36	-	730,152	(1,093,131)	9,997	-	(9,997)	(46,436)	-	(409,378)	82,139	(327,239)
Cumulative effect of change in
accounting principle – FIN 48	-		-	-	-	(25,748)	-	-	-	-	-	(25,748)	-	(25,748)
Cumulative effect of change in
accounting principle – FAS 167	-		-	-	-	-	-	-	-	15,076	(4,555,881)	(4,540,805)	-	(4,540,805)
Amortization of
unamortized value of Class
C common shares	-		-	-	2,449	-	-	-	-	-	-	2,449	-	2,449
Net loss	-		-	-	-	(119,149)	-	-	-	-	(13,334,133)	(13,453,282)	(15,639)	(13,468,921)
Change in accumulated
other comprehensive
loss, net	-		-	-	-	-	-	-	-	(18,307)	-	(18,307)	(702)	(19,009)
Admittance and contributions
of minority partners	-		-	-	188	-	-	-	-	(120)	-	68	3,634	3,702
Capital distribution	-		-	-	-	(12,311)	-	-	-	-	-	(12,311)	(9,002)	(21,313)
Capital distribution
converted to
member loans	-		-	-	-	(190)	-	-	-	-	-	(190)	-	(190)
Balance at May 31, 2010	$1		36	$-	$732,789	$(1,250,529)	$9,997	$-	$(9,997)	$(49,787)	$(17,890,014)	$(18,457,504)	$60,430	$(18,397,074)

See accompanying notes to condensed consolidated financial statements.

LNR PROPERTY HOLDINGS LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	Six Months Ended May 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(13,468,921)	(297,097)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Depreciation	1,266	1,130
Amortization (accretion) of discount on investment securities and mortgage loans	967	(15,123)
Amortization of comprehensive loss	6,822	4,356
Amortization of deferred costs	6,013	10,228
Amortization of intangible assets	4,858	3,966
VIE related amounts:
Loss on consolidations of VIEs	4,302,691	-
Change in fair value of VIE assets	5,709,973	-
Change in fair value of VIE debt obligations	3,370,120	-
Proceeds from sales of VIE real estate owned	54,583	-
Equity in losses and impairments of unconsolidated entities	34,542	189,204
Distributions of earnings from unconsolidated entities	6,645	1,886
Interest received on investment securities in excess
of income recognized	2,737	13,620
Loss (gain) on foreign currency translation	2,942	(1,419)
Impairment of mortgage loans, long-lived assets and investment securities	9,004	157,835
Gains on sales of real estate	(547)	(668)
Gains on sales of investment securities	(2,387)	-
Gains on debt repurchase	-	(53,448)
Gain on derivative financial instruments	(9,840)	(3,023)
Changes in assets and liabilities:
Increase in other assets	(19,314)	(292)
Change in deferred taxes	-	8,336
Increase (decrease) in accounts payable and accrued liabilities	30,608	(68,258)
Net cash provided by (used in) operating activities	42,762	(48,767)

Cash flows from investing activities:
Operating properties and equipment:
Additions	(72)	(256)
Sales proceeds	-	1,381
Land held for investment:
Additions	(2,272)	(6,477)
Investments in unconsolidated entities	(99,273)	(78,840)
Distributions of capital from unconsolidated entities	25,207	757
Proceeds from principal collections on mortgage loans	61	96
Purchase of available-for-sale investment securities	(896)	(35,115)
Proceeds from principal collections on investment securities	5,224	17,175
Proceeds from sales of available-for-sale investment securities	4,256	-
Purchase of servicing rights	(10,750)	-
Increase in restricted cash	(2,027)	(9,772)
Net cash used in investing activities	(80,542)	(111,051)

(continued)

See accompanying notes to condensed consolidated financial statements.

LNR PROPERTY HOLDINGS LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

(Unaudited and in thousands)

	Six Months Ended May 31,
	2010	2009
Cash flows from financing activities:
Capital distribution	(12,311)	(52,869)
Distributions to minority partners in consolidated entities	(9,002)	(1,728)
Proceeds from contributions and admittance of minority partners	3,702	26,438
Principal payments on senior secured notes	(17,999)	-
Repurchases of senior notes	-	(53,411)
Principal payments on mortgage notes and other debts payable	(26,102)	(27,555)
Debt issuance and modification costs	(667)	(3,491)
Net cash used in financing activities	(62,379)	(112,616)
Effect of exchange rate changes on cash	(4,330)	1,940
Net decrease in cash and cash equivalents	(104,489)	(270,494)
Cash and cash equivalents at beginning of period	215,839	620,747
Cash and cash equivalents at end of period	$111,350	350,253

Supplemental disclosure of non-cash investing and financing activities:
Consolidations of VIEs during the period
Mortgage Loans	$14,869,004	-
Debt obligations	(19,171,695)	-

See accompanying notes to condensed consolidated financial statements.

LNR PROPERTY HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.    Summary of Organization, Business and Significant Accounting Policies

Description of Business

LNR Property Holdings Ltd. (“LNR Property Holdings” or “we” or “us” or “our”) is a Bermuda exempted company, originally formed on August 9, 2004, organized under the laws of Delaware, but subsequently transferred to Bermuda on January 19, 2005.

At May 31, 2010, LNR Property Holdings was owned by (i) funds and accounts managed by Cerberus Capital Management, L.P., its real estate affiliate Cerberus Real Estate Capital Management, LLC and co-investors (“Cerberus”), (ii) Stuart Miller, the former chairman of the Board of Directors of LNR Property Corporation, a trust of which he is a principal beneficiary and family partnerships, and (iii) members of our management. See Note 8 for amendments to our ownership structure resulting from a recapitalization executed in July 2010.

Our business model includes various fee based business lines, which are made up of (i) our servicing business that is primarily related to managing and working out problem assets, (ii) our finance business that is focused on selectively acquiring and managing real estate finance investments, including unrated, investment grade and non-investment grade rated commercial mortgage backed securities (“CMBS”), non-investment grade rated notes, preferred interests of resecuritization transactions and high yielding real estate loans through ventures in which we hold an interest, and (iii) our real estate asset management business which is involved in acquiring, developing, repositioning,  managing and selling commercial, multi-family residential and residential land through a venture in which we hold an interest.  In addition, we manage a legacy portfolio of wholly-owned real estate finance investments, primarily CMBS, land projects and run-off unconsolidated entities holding undeveloped land projects.

Basis of Presentation and Consolidation

The accompanying condensed consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United Stated of America (“GAAP”).  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.  Certain financial information that is normally included in annual financial statements, including certain financial statement footnotes, is not required for interim reporting purposes, and has been condensed or omitted herein.  These financial statements should be read in conjunction with our 2009 consolidated financial statements and notes thereto.  The interim financial information at May 31, 2010 and for the six months ended May 31, 2010 and 2009 is unaudited.  However, in our opinion, the interim financial information includes all normal and recurring adjustments necessary for a fair presentation of our results for the periods presented.   The operating results for interim periods are not necessarily indicative of the results that can be expected for a full year.

The accompanying condensed consolidated financial statements include our accounts, those of our wholly owned subsidiaries and other entities in which we have a controlling financial interest.  All material intercompany transactions and balances have been eliminated.  We determine whether we have a controlling financial interest in an entity by first evaluating whether or not the entity is a variable interest entity (“VIE”).

Entities not deemed to be VIEs are consolidated if we own a majority of the voting securities or interests or hold the general partnership interest, except in those instances in which the minority voting interest owner effectively participates through substantive participative rights. Substantive participative rights include the ability to select, terminate and set compensation of the investee’s management, if applicable, and the ability to participate in capital and operating decisions of the investee, including budgets, in the ordinary course of business.

We invest in organizations with varying structures, many of which do not have voting securities or interests, such as general partnerships, limited partnerships, and limited liability companies. In many of these structures, control of the entity rests with the general partners or managing members, while other members hold passive interests. The general partner or managing member may hold anywhere from a relatively small percentage of the total financial interests to a majority of the financial interests. For entities not deemed to be VIEs, where we serve as the sole general partner or managing member, we are considered to have the controlling financial interest and therefore the entity is consolidated, regardless of our financial interest percentage, unless there are other limited partners or investing members that effectively participate through substantive participative rights. In those circumstances where we, as majority controlling interest owner, cannot cause the entity to take actions that are significant in the ordinary course of business, because such actions could be vetoed by the minority controlling interest owner, we do not consolidate the entity.

Variable interest entities (“VIEs”) are entities that, by design, either (1) lack sufficient equity to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) have equity investors that do not have the ability to make significant decisions relating to the entity’s operations through voting rights, or do not have the obligation to absorb the expected losses, or do not have the right to receive the residual returns of the entity.

The most common type of VIE is a special purpose entity (“SPE”). SPEs are commonly used in securitization transactions in order to isolate certain assets and distribute the cash flows from those assets to investors. SPEs are an important part of the financial markets, including the mortgage- and asset-backed securities and commercial paper markets, as they provide market liquidity by facilitating investors’ access to specific portfolios of assets and risks. SPEs may be organized as trusts, partnerships or corporations and are typically established for a single, discrete purpose. SPEs are not typically operating entities and usually have a limited life and no employees. The basic SPE structure involves a company selling assets to the SPE; the SPE funds the purchase of those assets by issuing securities to investors. The legal documents that govern the transaction specify how the cash earned on the assets must be allocated to the SPE’s investors and other parties that have rights to those cash flows. SPEs are generally structured to insulate investors from claims on the SPE’s assets by creditors of other entities, including the creditors of the seller of the assets.

On December 1, 2009, we implemented Statement of Financial Accounting Standards (“SFAS”) No. 167, “Amendments to FASB Interpretation No. 46(R)”, which was later codified in Accounting Standards Codification (“ASC”) Topic 810, “Consolidation.”  This guidance eliminates the concept of qualified special purpose entities (“QSPEs”) that were previously exempt from consolidation, and introduces a new framework for determining the primary beneficiary of a VIE.  Under the new guidance, the primary beneficiary is the party that has both (1) the power to direct the activities of an entity that most significantly impact the VIE’s economic performance; and (2) through its interest in the VIE, the obligation to absorb losses or the right to receive benefits from the VIE that could be potentially significant to the VIE.  The primary beneficiary of a VIE is required to consolidate the assets and liabilities of the VIE.

To assess whether we have the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance, we consider all facts and circumstances, including our role in establishing the VIE and our ongoing rights and responsibilities.  This assessment includes first, identifying the activities that most significantly impact the VIE’s economic performance; and second, identifying which party, if any, has power over those activities. In general, the parties that make the most significant decisions affecting the VIE or have the right to unilaterally remove those decision-makers are deemed to have the power to direct the activities of a VIE.

To assess whether we have the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE, we consider all of our economic interests, including debt and equity investments, servicing fees, and other arrangements deemed to be variable interests in the VIE. This assessment requires that we apply judgment in determining whether these interests, in the aggregate, are considered potentially significant to the VIE. Factors considered in assessing significance include: the design of the VIE, including its capitalization structure; subordination of interests; payment priority; relative share of interests held across various classes within the VIE’s capital structure; and the reasons why the interests are held by us.

We perform on-going reassessments of: 1) whether any entities previously evaluated under the majority voting-interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework, and 2) whether changes in the facts and circumstances regarding our involvement with a VIE causes our consolidation conclusion regarding the VIE to change.

For further details regarding our application of the new accounting guidance, and the impact on our financial statements, see Note 3.  For a description of the accounting guidance applied to periods ending prior to December 1, 2009, see Note 1 of our audited 2009 consolidated financial statements.

When we consolidate entities other than SPEs, the ownership interests of any minority parties are reflected as noncontrolling interests.  When we consolidate SPEs, beneficial interests payable to third parties are reflected as liabilities because the interests were legally issued in the form of debt.  Investments in entities which are not consolidated are accounted for by the equity method or by the cost method if either our investment is considered to be minor or we lack significant influence over the investee.

Effective December 1, 2009, we adopted new accounting guidance with respect to presentation of noncontrolling (minority) interests.  This guidance requires that noncontrolling interests be reported as a component of equity and that net income attributable to the parent and to the noncontrolling interest be separately identified in the income statement.  Any changes in a parent’s ownership interest while the parent retains its controlling interest shall be accounted for as equity transactions. We have four consolidated entities for which a noncontrolling interest is recorded on our balance sheets. The retrospective presentation and disclosure requirements of this guidance have been applied to the prior periods presented in our financial statements.

Appropriated Retained Earnings (Deficit)

Upon adoption of the new consolidation guidance, we consolidated as VIEs the majority of our investment securities and recorded a cumulative effect adjustment to appropriated retained earnings (deficit) on the consolidated balance sheets equal to the difference between the fair value of the VIEs’ assets and the fair value of their liabilities.  Such amounts are recorded as appropriated retained earnings (deficit) as the third party holders of the beneficial interests will ultimately receive the benefits or absorb the losses associated with the VIEs’ assets and liabilities.  Subsequent to adoption of this new consolidation guidance, the portion of the VIEs’ income (loss) that attributable to other interests held by third parties will be reflected as net income (loss) attributable to noncontrolling interest in our consolidated statement of loss and as an adjustment to appropriated retained earnings (deficit).

Fair Value Option

The guidance in ASC Topic 825, “Financial Instruments,” provides a fair value option election that allows entities to make an irrevocable election of fair value as the initial and subsequent measurement attribute for certain eligible financial assets and liabilities.  Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings.  The decision to elect the fair value option is determined on an instrument by instrument basis and must be applied to an entire instrument and is irrevocable once elected.  Assets and liabilities measured at fair value pursuant to this guidance are required to be reported separately in our consolidated balance sheets from those instruments using another accounting method.  On December 1, 2009, upon adoption of the new consolidation guidance described above, we elected the fair value option for eligible financial assets and liabilities upon consolidation of VIEs that met the new consolidation guidelines, to mitigate accounting mismatches between the carrying value of the assets and liabilities and to achieve operational simplifications.

Assets to be Disposed of by Sale

We reflect the historical operating results of properties sold or held for sale, and of VIE real estate owned, as well as any gain on sale from these properties, as discontinued operations in our consolidated statements of loss and their assets and liabilities as “held for sale” in our consolidated balance sheets for periods prior to their sale.

We generally classify properties as held for sale when, among other things, management commits to a plan to sell a property that is available for immediate sale in its present condition and the completion of the sale of the asset is probable within one year. Assets held for sale are reported at the lower of their carrying amount or fair value less costs to sell, and are not depreciated once they have been specifically identified as held for sale.

Derivative Financial Instruments

For more complete discussion of our policy related to derivative financial instruments, refer to footnote 1 of our annual audited consolidated financial statements.

The liabilities of our newly consolidated collateralized debt obligation (“CDO”) structures include the fair value of derivative instruments that were entered into at inception of the CDO pursuant to the underlying trust indenture.  These derivatives represent interest rate swaps intended to mitigate variability in cash flows associated with the variable interest rate on the underlying assets.  As none of these derivative instruments were designated in qualifying hedging relationships, they are reported in the consolidated balance sheets at fair value, with the net change in fair value included in VIE other income in the accompanying statements of loss.

Income Taxes

Prior to December 1, 2009, we recognized income tax accruals with respect to uncertain tax positions based upon SFAS No. 5, "Accounting for Contingencies." Under SFAS No. 5, we recorded a liability associated with an uncertain tax position if the liability was both probable and estimable.

In September 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-06, which ended the deferral period for FASB Interpretation No. (“FIN”) 48, "Accounting for Uncertainty in Income Taxes (codified in ASC 740-10)." This guidance clarifies the accounting for uncertainty in income taxes recognized in financial statements, and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  It requires that we recognize tax positions in the financial statements only when it is more likely than not that the position will be sustained upon examination of the relevant taxing authority, based on the technical merits of the tax position.  A tax position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized upon settlement. A liability is established for the differences between positions taken in a tax return and amounts recognized in the financial statements.  For tax positions that do not meet this standard, we do not recognize any portion of the benefit. The provisions of this standard also provide guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure.

Upon adoption of this new guidance, effective December 1, 2009, we report interest and penalties related to income tax matters as a component of our tax provision, whereas prior to the adoption of this guidance, those components were included in interest expense and general and administrative expenses, respectively, in our consolidated statements of loss.

Reclassification

In conjunction with our implementation of new accounting guidance regarding non-controlling interests, which is more fully described under the Consolidation section above, we have reclassified the prior year presentation of minority interests in our condensed consolidated financial statements, in order to present such amounts comparatively with the required presentation of the current year amounts.

New Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820) — Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 provides amended disclosure requirements related to fair value measurements. Certain disclosure requirements of ASU No. 2010-06 were effective for our first quarter of 2010, while other disclosure requirements of the ASU are effective for our first quarter of 2011. Since these amended principles require only additional disclosures concerning fair value measurements, our adoption of this standard did not and will not affect our financial condition, results of operations or cash flows.

In June 2009, the FASB issued ASU No. 2009-16 “Transfers and Servicing (ASC Topic 860) – Accounting for Transfers of Financial Assets.”  This new guidance eliminates the concept of a QSPE, and changes the requirements for reporting the transfer of a portion of financial assets as a sale.  It also clarifies other sale accounting criteria and changes the initial measurement of a transferor’s interest in transferred financial assets.  The guidance was effective for our fiscal year beginning December 1, 2009.  Given the inactive state of the securitization markets, the adoption of this standard did not have a material impact on our financial position, liquidity or results of operations.  However, this guidance is expected to significantly impact the accounting for any future securitization transactions.

2.    Investment Securities

Information related to the investment securities of our newly consolidated SPEs is discussed in Note 3.  The following table presents information about our other available-for-sale and held-to-maturity investment securities (in thousands):

	May 31, 2010		November 30, 2009
	Available-for-Sale	Held-to-Maturity	Available-for-Sale	Held-to-Maturity
Fair value	$8,329	22,973	$201,142	243,473
Gross unrealized holding gains	1,599	946	10,806	8,836
Gross unrealized holding losses	-	2,065	1,734	64,377
Amortized cost	6,730	24,092	192,070	299,014
Gross OTTI recognized in accumulated OCI	-	1,241	-	21,607
Net carrying value	8,329	22,851	201,142	277,407

The following table summarizes the activity related to credit losses on our investment securities for the periods presented (in thousands):

Rollforward of Cumulative OTTI Credit Losses Recognized in Earnings:
	Six Months Ended May 31,
	2010	2009
Beginning balance, December 1,	$16,571	$30,783

Adjustment due to consolidation of VIEs	(14,078)	-
Additional credit losses during the period (where OTTI was not previously recognized)	-	32,879
Additional credit losses during the period (where OTTI was previously recognized)	423	91,024
Realized losses related to sold securities	-	-
Reductions for credit losses on securities we may be required to sell prior to recovery of amortized cost	-	-
Increases in cash flows expected to be collected and recognized over the remaining life of the security	-	-

Ending Balance, May 31,	$2,916	$154,686

3.   Consolidation of Variable Interest Entities

As discussed in Note 1, in June 2009, the FASB issued new accounting guidance applicable to transfers of financial assets and the consolidation of VIEs, which were codified in ASC 860 and ASC 810, respectively.  The primary effect of this new guidance was to eliminate the concept of a QSPE when transferring assets and to remove the exemption of a QSPE when applying the consolidation standard.  We adopted this new guidance effective December 1, 2009.  As a result, we re-evaluated all of our investments and other interests in entities for consolidation, including our investments in purchased CMBS and our retained interests in securitization transactions we initiated, all of which are generally considered to be VIEs.

Our investments in CMBS are primarily comprised of the unrated and non-investment grade rated securities issued by CMBS trusts.  In certain cases, we may contract to provide special servicing activities for these CMBS trusts, or, as holder of the controlling class, we may have the right to name and remove the special servicer for these trusts.  In our role as special servicer, we provide services on defaulted loans within the trusts, such as foreclosure or work-out procedures, as permitted by the underlying contractual agreements.  In exchange for these services, we receive a fee.    These rights give us the ability to direct activities that could significantly impact the trust’s economic performance.  However, in those instances where an unrelated third party has the right to unilaterally remove us as special servicer, we do not have the power to direct activities that most significantly impact the trust’s economic performance.  We evaluated all of our positions in such investments for consolidation.

We also hold retained interests in securitization transactions (“CDOs”), where CMBS assets from our balance sheet were transferred to an SPE, which then issued to investors various forms of interests in those assets.  We received cash and/or other interests in the SPE as proceeds for the assets transferred.  We generally serve as collateral administrator of these CDOs.  In this role, we perform certain administrative tasks as defined in the indenture in exchange for a fee.  This role also provides us with certain rights, including a right to purchase impaired assets from the trust if an event of default has not occurred.  Given the nature of the entity, its activities are relatively static until an event of default occurs.  At that time, the trustee has the right to liquidate or sell assets in the CDO.

In conjunction with our implementation of the new consolidation guidance in ASC 810, we first determined whether we held a variable interest in these VIEs.  If so, we analyzed the interest for consolidation.  We were deemed to be the primary beneficiary of the SPEs in which we have (i) the power to direct the activities of these VIEs that most significantly impact its economic performance through our servicing responsibilities and duties, unless an unrelated third party had the right to unilaterally remove us, and (ii) the obligation to absorb losses and the right to receive benefits from the VIEs which could be potentially significant through our ownership of a significant residual interest in the VIE.  We considered our variable interests as well as any variable interests of our related parties in making this determination.  Where both of these factors were present, we were deemed to be the primary beneficiary, and we consolidated the underlying assets and liabilities of the VIEs.  Where either one of these factors was not present, we determined we were not the primary beneficiary, and we did not consolidate these VIEs.

We performed similar analyses on the variable interests we hold in our CDO structures and determined that we are the primary beneficiary of certain of these structures.  This determination was based on the presumption that from inception of the CDO through the date of default, the most significant activity impacting the CDO’s economic performance is its initial structure.  Given our involvement in structuring the entity at inception and our subsequent role as collateral administrator, we have the power to direct activities that most significantly impact the CDO’s economic performance until an event of default occurs.  In addition, through our retention of the residual equity interest in the CDO at inception, we have the obligation to absorb losses or the right to receive benefits from the VIE that could be potentially significant to the VIE. Where both of these factors are present, we are deemed the primary beneficiary.

The SPEs consolidated as a result of our implementation of ASC 810 are structured as pass through entities that receive principal and interest on the underlying collateral and distribute those payments to the certificate holders.  The assets and other instruments held by these securitization entities are restricted and can only be used to fulfill the obligations of the entity.  Additionally, the obligations of the securitization entities do not have any recourse to the general credit of any other consolidated entities, nor to us as the primary beneficiary.  As we invest primarily in non-investment grade and unrated bonds, the SPE liabilities initially represent investment securities on our balance sheet (pre-consolidation).  Upon consolidation of these VIEs, our associated investment securities and any associated components of equity, such as unrealized holding gains or losses or OTTI are eliminated, as is the interest income and any impairment losses related to those securities.  Similarly, the management fees we earn in our role as servicer of the bonds issued by the consolidated VIEs is also eliminated.

VIEs in which we are the Primary Beneficiary, as of May 31, 2010

Upon adoption of the new consolidation guidance in ASC 810, we consolidated various VIEs that were not previously consolidated.  The inclusion of the assets and liabilities of these VIEs had no economic effect on us.  The following table summarizes the incremental impact at adoption (in thousands):

Fair Value
VIE Assets
Mortgage loans	$110,124,771
Real estate owned, held for sale	495,289
Investment securities	50,916
VIE liabilities
Debt obligations	114,614,467
Derivative liabilities	165,683
Amounts eliminated in consolidation (a)
Investment securities available-for-sale	(184,487)
Investment securities held-to-maturity	(247,144)
Unrealized losses and OTTI on investment securities	(15,076)
Cumulative effect adjustment upon adoption – appropriated retained earnings (deficit)(b)	$(4,555,881)

(a) The newly consolidated VIE assets were initially represented by our holdings in investment securities, which have been eliminated in consolidation, along with associated fair value adjustments on available for sale securities and OTTI adjustments on held to maturity securities.
(b) Third party holders of the CMBS tranches will receive benefits and absorb the losses associated with the trusts' assets and liabilities.

Our exposure to the obligations of VIEs is generally limited to our investment in these entities.   We are not obligated to provide, nor have we provided, any financial support for any of these consolidated structures.

Subsequent to the adoption of the new accounting guidance in ASC 810, the changes in net asset values held by the consolidated VIEs will be reflected in our consolidated financial statements, with the components attributable to third party beneficial interest holders separately identified.

ASC 810 requires that the assets and liabilities of a VIE be consolidated at their carrying amounts.  However, if determining the carrying amounts is not practicable, the assets and liabilities of the trust are to be consolidated at their fair value.  We consolidated the financial assets and liabilities of our newly consolidated VIEs at their fair values.    The real estate assets owned by the VIEs are considered held for sale and are initially consolidated at fair value.  Subsequent to consolidation, the VIE assets and liabilities are accounted for in accordance with our policies as set forth in Note 1.

The consolidated VIE assets and liabilities as of May 31, 2010 are as follows (in thousands):

As of May 31, 2010
VIE Assets
Commercial mortgage loans	$118,986,275
Real estate owned, held for sale	735,408
Investment securities	52,714
VIE liabilities
Debt obligations	137,177,629
Derivative liabilities	144,337

For the six months ended May 31, 2010, we recorded the following amounts in our consolidated statements of operations related to the activities of consolidated VIEs (in thousands):

For the Six Months Ended May 31, 2010
Change in fair values of VIE assets and liabilities, net	$(8,913,409)
VIE interest income	4,348,912
VIE interest expense	(4,269,341)
Results of consolidated VIEs, net	(4,302,691)
Impairments on VIE real estate assets held for sale	(109,109)
VIE trust expenses	(101,618)
Total impact of VIE consolidations	(13,347,256)
Net amounts attributable to LNR Property Holdings, Ltd	13,123
Net loss attributable to noncontrolling interests of VIE’s	$(13,334,133)

During the six months ended May 31, 2010, we purchased additional investment securities, and our VIE analyses indicated that we were the primary beneficiary of nine additional VIEs, which we consolidated.  The consolidation of these structures resulted in our recognition of $4.3 billion of losses, as the fair values of the debt obligations exceeded the fair values of the underlying assets at the date of consolidation.  Losses attributable to the initial consolidation of VIEs, excluding the consolidation of VIEs in connection with the adoption of the new accounting guidance in ASC 810, are attributed to the noncontrolling interests.  Subsequent to the initial consolidation of these VIEs, the portion of the VIEs’ income (loss) that is attributable to other interests held by third parties is reflected as net income (loss) attributable to noncontrolling interests in our consolidated statement of loss and as an adjustment to appropriated retained earnings (deficit) in accordance with our accounting policy.

VIEs in which we are not the Primary Beneficiary

In certain instances, we hold a variable interest in a VIE in the form of CMBS, but either (i) we are not appointed, or do not serve as, special servicer or (ii) an unrelated third party has the rights to unilaterally remove us as special servicer.  In these instances, we do not have the power to direct activities that most significantly impact the trust’s economic performance.  In other cases, the variable interest we hold does not obligate us to absorb losses or provide us with the right to receive benefits from the VIE which could potentially be significant.  For these structures, we are not deemed to be the primary beneficiary of the VIE, and we do not consolidate these VIEs.

Two of our CDO structures are currently in default, which pursuant to the underlying indenture, changes the rights of the variable interest holders.  Upon default of the CDO, the trustee is allowed to exercise certain rights, including liquidation of the collateral, which at that time, is the activity which would most significantly impact the CDO’s economic performance.  Further, when the CDO is in default, we no longer have the option to purchase securities from the CDO.   In those cases, as we do not have the power to direct the activities of the VIE that would most significantly impact its economic performance, we did not consolidate the VIE.

As noted above, we are not obligated to provide, nor have we provided, any financial support for any of our SPEs, whether or not we are deemed to be the primary beneficiary.  As such, the risk associated with our involvement in these VIEs is limited to the carrying value of our investment in the entity.  As of May 31, 2010 and November 30, 2009, our maximum risk of loss related to VIEs in which we are not the primary beneficiary is as follows (in thousands):

	May 31, 2010
	Amortized Cost	Fair Value
Assets
Investment securities, available for sale	$6,730	8,329
Investment securities, held to maturity	24,092	22,973
Total	$30,822	31,302

	November 30, 2009
	Amortized Cost	Fair Value
Assets
Investment securities, available for sale	$192,070	201,142
Investment securities, held to maturity	299,014	243,473
Total	$491,084	444,615

The VIEs which we do not consolidate have unpaid principal debt obligations to beneficial interest holders of $113,956.4 million and $134,456.1 million at May 31, 2010 and November 30, 2009, respectively.  The corresponding assets are comprised primarily of mortgage loans with unpaid principal balances corresponding to the amounts of the outstanding debt obligations.

4.    Mortgage Notes and Other Debts Payable

Senior Secured Credit Facility

Our senior secured credit facility (the “Senior Facility”) is secured by a pledge of our equity interest in substantially all of our consolidated entities, excluding VIEs, our rights under any hedge arrangements required by the Senior Facility and all intercompany debt. The agreement contains certain financial tests and restrictive covenants, including a requirement to maintain a minimum liquidity, specified leverage and interest coverage ratios.  In fiscal year 2010, certain of the financial covenant requirements were contractually set to become more restrictive. We performed  analyses of the relevant ratios and determined that because of anticipated cash flow shortfalls on our investment securities portfolio resulting from the significant weakening of the credit markets and underlying performance of commercial real estate assets, combined with the illiquid nature of our land and joint venture investments, which also invest in commercial real estate vehicles,  we would not  meet certain of the more restrictive financial covenant requirements in fiscal year 2010.  As a result, we initiated a recapitalization, which was executed in July 2010, as discussed in Note 8.

In March and April 2010, we received notices of default as a result of our failure to timely file audited financial statements and also to meet the reporting covenants as required under the terms of the Senior Facility.  During the cure periods, we continued to negotiate terms for a potential capital restructure, and in doing so, we entered into several forbearance agreements to allow for additional time to complete the capital restructuring, during which time the lenders agreed to defer taking any immediate enforcement actions relative to the noted defaults.  The first forbearance was entered into in May 2010 and under the terms of this forbearance agreement, we made prepayments on the Senior Facility in the amount of $18.0 million, and also paid forbearance fees of $10.4 million.  Under the terms of the forbearance agreement, penalty interest of an additional 2.0% began accruing on the unpaid principal balance of the loan from May 28, 2010, the date of the first forbearance.

Subsequent to May 31, 2010, we secured additional forbearance agreements to further extend the time to complete the recapitalization.  See Note 8 for discussion of events preceding the recapitalization transaction that was consummated on July 29, 2010 and related amendments to our Senior Facility in connection therewith.

Unsecured Senior Subordinated Loan

We elected not to make the $20.4 million and $29.6 million semi-annual interest payments due December 31, 2009 and June 30, 2010, respectively, on our unsecured senior subordinated loan (the “Subordinated Loan”). Pursuant to the terms of the loan agreement, these amounts were added to the loan’s principal balance. Effective January 1, 2010, the interest rate on the outstanding balance of the loan increased to 14%.  In conjunction with the recapitalization completed in July 2010, the Subordinated Loan was converted to equity and the debt was extinguished.  See Note 8 for further discussion.

5.    Fair Value Disclosures

The markets for commercial real estate have experienced significant challenges during 2009 and 2010. As demonstrated below, market conditions have had a negative impact on the estimated fair value of our assets. Restrictions on the availability of real estate financing, as well as economic uncertainties have resulted in a low volume of transactions, limiting the amount of observable inputs available to us in making our estimates of fair value. Our estimates of fair value are based on the best information available to management as to conditions that existed as of the valuation date. Should market conditions continue to deteriorate, or should management’s assumptions change, we may record additional unrealized losses in future periods.  Information related to the financial assets and liabilities of our newly consolidated SPEs is discussed in Note 3.  Fair value information related to our other financial assets and liabilities is discussed below.

Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities and are as follows:

Level 1 – Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date. As of May 31, 2010, we do not have any assets or liabilities carried at Level 1 fair value.

Level 2 – Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 – Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

Fair Value on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are categorized in the following tables based upon the lowest level of significant input to the valuations (in thousands):

	May 31, 2010
	Level 1	Level 2	Level 3	Total
Financial Assets
Investment securities available-for-sale	$-	-	8,329	8,329
Derivative assets (embedded derivatives)	-	-	703	703
VIE investment securities	-	-	52,714	52,714
VIE mortgage loans	-	118,986,275	-	118,986,275
	$-	118,986,275	61,746	119,048,021
Financial Liabilities
Derivative liabilities	$-	28,037	-	28,037
VIE debt obligations	-	133,875,475	3,302,154	137,177,629
VIE derivative liabilities	-	144,337	-	144,337
	$-	134,047,849	3,302,154	137,350,003

	November 30, 2009
	Level 1	Level 2	Level 3	Total
Financial Assets
Investment securities available-for-sale	$-	-	201,142	201,142
Derivative assets (embedded derivatives)	-	-	2,162	2,162
	$-	-	203,304	203,304
Financial Liabilities
Derivative liabilities	$-	39,337	-	39,337
	$-	39,337	-	39,337

The following is a summary of the valuation techniques employed with respect to financial instruments measured and reported at fair value:

Investment securities available-for-sale and investment securities of consolidated VIEs: We utilize several inputs and factors in determining the fair value of these investment securities, including projected future cash flows, ratings, subordination levels, vintage, remaining lives, credit issues, recent trades of similar securities, the spreads used in the prior valuation, and current market spread and pricing information where available. Depending upon the significance of the fair value measurements used in determining these fair values, these securities may fall within either Level 2 or Level 3 of the fair value hierarchy.

In the unlikely event that we are able to obtain quoted prices from an active market for identical assets, these securities would fall within Level 1 of the fair value hierarchy. Unless sufficient trading activity levels exist with respect to the security for which the quote is being provided, these quotes will not be deemed Level 1 inputs and will simply be used as a benchmark, if at all, in assessing the appropriateness of our valuations. If there is significant market volatility and diversity in quotes, then the related securities are classified within Level 3 of the fair value hierarchy.

Mortgage loans of consolidated VIEs: We utilize several inputs and factors in determining the fair value of these mortgage loans, including future cash flows, market transaction information, the interest rate on the loan, market yields, loan-to-value ratios, debt service coverage ratios, payment history, guarantees, collateral type, collateral location, collateral quality and occupancy.  As the majority of these inputs fall within Level 2 of the fair value hierarchy, the VIE mortgage loan valuations in their entirety are classified in Level 2 of the fair value hierarchy.

Debt obligations of consolidated VIEs:  We utilize several inputs and factors in determining the fair value of VIE debt obligations, including future cash flows, market transaction information, ratings, subordination levels, and current market spread and pricing information where available.  Quoted market prices are used when this debt trades as an asset.  Depending upon the significance of the fair value measurements used in determining these fair values, this debt may fall within either Level 2 or Level 3 of the fair value hierarchy.

Derivative assets and liabilities: For all derivatives excluding the embedded derivatives described below, fair value is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. We incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of our derivative contracts for the effect of nonperformance risk, we have considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds and guarantees.

Although we have determined that the majority of the inputs used to value these derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with these derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by us and our counterparties. However, we have assessed the significance of the impact of the credit valuation adjustments on the overall valuation of these derivative positions and have determined that the credit valuation adjustments are not significant to the overall valuation of these derivatives. As a result, we have determined that these derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

Embedded derivatives: For our embedded derivatives, fair value is computed based upon estimated cash flows of the related preferred interests resulting from any unhedged change in LIBOR, discounted at an appropriate discount rate. This determination is based in part on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. Although the forward curves utilized in the valuation of our embedded derivatives represent Level 2 inputs, the discounted cash flows which are most significant to the overall valuation of these derivatives represent Level 3 inputs. Accordingly, we have determined that the embedded derivatives in their entirety are classified in Level 3 of the fair value hierarchy.

The following table presents additional information about assets measured at fair value on a recurring basis for which we utilized Level 3 inputs to determine fair value (in thousands):

	2010
	Investment Securities Available-for-Sale	Embedded Derivative Assets	VIE Investment Securities	Total
Balance at December 1,	$201,142	2,162	-	203,304
Amounts recorded on initial consolidation of VIEs	(184,486)	-	50,918	(133,568)
Total realized and unrealized (losses) gains:
Included in earnings:
Losses on sales of investment securities	(1,691)	-	-	(1,691)
Losses on derivative financial instruments	-	(1,459)	-	(1,459)
Impairment	(3,805)	-	-	(3,805)
Change in fair value	-	-	1,796	1,796
Included in other comprehensive income	(1,226)	-	-	(1,226)
Net accretion	924	-	-	924
Net purchases, sales proceeds and cash
collections, net	(2,529)	-	-	(2,529)
Balance at May 31,	$8,329	703	52,714	61,746

Amount of total losses for the period included in earnings attributable to the change in unrealized gains or losses relating to assets still held at May 31,	$(3,805)	(1,459)	-	(5,264)

		2009
		Investment Securities Available-for-Sale	Embedded Derivative Assets	Total
Balance at December 1,		$201,307	12,527	213,834
Total realized and unrealized losses:
Included in earnings:
Gains on sales of investment securities		-	-	-
Losses on derivative financial instruments		(1,543)	(3,649)	(5,192)
Impairment		(13,073)	-	(13,073)
Included in other comprehensive income		(24,194)	-	(24,194)
Net accretion		5,874	-	5,874
Net purchases, sales proceeds and cash
collections, net		(1,134)	-	(1,134)
Redesignation from available-for-sale		(13,765)	-	(13,765)
Balance at May 31,		$153,472	8,878	162,350

Amount of total losses for the period included in earnings attributable to the change in unrealized gains or losses relating to assets still held at May 31,		$(14,616)	(3,649)	(18,265)

Fair Value on a Nonrecurring Basis

We use fair value measurements on a nonrecurring basis when assessing certain of our cost basis financial assets and certain non-financial assets for impairment. These assets, consisting of our held-to-maturity securities, mortgage loans, operating properties, land held for investment, investments in unconsolidated entities, goodwill and intangible assets - servicing rights, are written down to fair value in certain instances if the asset is considered impaired. The following table shows the fair value hierarchy and carrying values for those assets for which an impairment charge was recorded during the six month period ended May 31, 2010 and 2009, based upon the lowest level of significant input to the valuations, and the amounts of the impairments included in our consolidated statements of loss (in thousands):

	May 31, 2010
	Level 1	Level 2	Level 3	Total	Impairment Charges
Financial Assets
Investment securities held-to-maturity	$-	-	996	996	3,075
Mortgage loans	-	-	-	-	2,125
Non-Financial Assets
Investments in unconsolidated entities	-	-	88,873	88,873	16,976
VIE real estate owned and held for sale	-	-	236,779	236,779	109,109

	May 31, 2009
	Level 1	Level 2	Level 3	Total	Impairment Charges
Financial Assets
Investment securities held-to-maturity	$-	-	114,413	114,413	128,406
Mortgage loans	-	-	2,125	2,125	16,356
Non-Financial Assets
Investments in unconsolidated entities	-	-	241,994	241,994	99,305

The following is a summary of the valuation techniques employed with respect to financial and non-financial assets measured at fair value on a nonrecurring basis:

Investment securities held-to-maturity: The fair value of impaired held-to-maturity investment securities is estimated using the same techniques utilized for the valuation of our available-for-sale investment securities described above.

Mortgage loans (for entities other than consolidated VIEs): The fair value of impaired mortgage loans is either based on discounted future cash flows associated with the loan or the estimated fair value of the underlying real estate in cases where repayment of the loan is expected to be provided by the collateral, which is determined through a combination of appraisals, discounted future cash flows and market capitalization rates. Since the most significant of these inputs are unobservable, we have determined that the fair value of mortgage loans in their entirety should be classified in Level 3 of the fair value hierarchy. The fair value of our unimpaired mortgage loans did not differ significantly from their carrying value.

Operating properties, Land held for investment and Real estate owned of consolidated VIEs:  If impaired, the fair value of these assets is determined through a combination of appraisals, discounted future cash flows and market capitalization rates. If independent third party appraisals are used, these assets are classified in Level 2 of the fair value hierarchy. Any determination of fair value of these assets based on discounted future cash flows and market capitalization rates are classified in Level 3 of the fair value hierarchy since the most significant of these inputs are unobservable.

Investments in unconsolidated entities: If impaired, the fair value of these investments is determined using discounted expected future cash flows from the venture. Since these inputs are unobservable, we have determined that the fair values of these investments should be classified in Level 3 of the fair value hierarchy.

Goodwill: The fair value of goodwill is based on discounted future cash flows of each of our reporting units, using a model which includes various metrics based on comparable businesses and market transactions.  Since most of these inputs are unobservable, we have determined that the fair value of goodwill should be classified in Level 3 of the fair value hierarchy.

Intangible assets – servicing rights:  If impaired, the fair value of these intangibles is determined using discounted cash flow modeling techniques which require management to make estimates regarding future net servicing cash flows, taking into consideration historical and forecasted loan defeasance rates, delinquency rates and anticipated maturity defaults. Since the most significant of these inputs are unobservable, we have determined that the fair values of these intangibles in their entirety should be classified in Level 3 of the fair value hierarchy.

Financial Instruments not Measured at Fair Value

In addition to the financial instruments which utilize fair value measurements on a recurring or nonrecurring basis, the following represents fair value disclosures for our remaining financial instruments:

Cash and cash equivalents, restricted cash, financial instruments included within other assets and accounts payable, accrued expenses and other liabilities: Fair values approximate carrying values due to their short-term nature.

Mortgage notes and other debts payable:  The fair value of fixed-rate borrowings is based on quoted market prices, if available, or discounted future cash flows using our incremental borrowing rate. The fair value of our Senior Facility is based on quoted market prices, as this debt trades as an asset. However, since the prices have been quoted in an inactive and illiquid market, they are not necessarily indicative of fair value. The fair value of our Subordinated Loan is derived based on the current trading levels for the Senior Facility, which imply probabilities of default and recovery on the Subordinated Loan. The probabilities are applied to the contractual cash flows of the Subordinated Loan and then discounted at a rate to reflect the probability of default and potential recovery, given its position in the capital structure relative to our Senior Facility.  The fair value of our mortgage notes and other debts payable at May 31, 2010 and November 30, 2009 were $1,060.0 million and $792.6 million, respectively.  See additional discussion in Note 8 regarding the capital restructuring that took place in July 2010, and the related impact on the Senior Facility and the Subordinated Loan.

6.    Income Taxes

As discussed in Note 1, we adopted new accounting guidance related to income taxes on December 1, 2009.  Upon adoption of this guidance, we recorded a cumulative effect adjustment to increase accumulated deficit in the total amount of $25.7 million, with corresponding increases to goodwill and to other liabilities of $11.3 million and $37.0 million, respectively, primarily to recognize estimates for penalties and interest that could be assessed in connection with our uncertain tax positions.

7.    Guarantees, Commitments and Contingent Liabilities

We are subject to various claims, legal actions and complaints arising in the ordinary course of business. In our opinion, the disposition of these matters will not have a material adverse effect on our financial condition, results of operations or cash flows. We are also subject to the usual obligations associated with entering into contracts for the purchase, development and sale of real estate, as well as the management of entities and special servicing of CMBS and mortgage loans in the routine conduct of our business.

We are also obligated to provide guarantees and other commitments under various types of agreements, including: (i) standby letters of credit, generally to guarantee our performance under contractual obligations; (ii) guarantees of debt, generally in order for unconsolidated entities in which we own interests to obtain financing for the acquisition and development of their properties; and (iii) surety bond reimbursement guarantees, generally related to our affordable housing syndications or to support our development obligations under development agreements with municipalities. None of these obligations are reflected in our financial statements. The maximum amount of obligations not reflected in our financial statements, excluding any limited maintenance guarantees, totaled $18.6 million at May 31, 2010.  These obligations have varying expiration dates through August 2014.

We have provided a limited maintenance guarantee to one of our unconsolidated entity’s lenders, which may require us to provide funds to the entity to maintain a required loan-to-value ratio or upon default by the borrower. This guarantee expires in 2012. Our maximum obligation was $56.9 million at May 31, 2010, assuming the fair value of the underlying collateral is zero and the other partner in our investment fails to meet their respective obligation of $28.4 million. Currently, we and the other venture partner are funding the entity with equity contributions so that it may meet its obligations. As such, the maximum determinable amount of this maintenance guarantee at May 31, 2010 is zero.

In addition, we provide commitments to fund capital contributions to certain unconsolidated entities and consolidated joint ventures required by ownership agreements or pursuant to approved annual business plans, which amounted to $208.3 million at May 31, 2010.

8.    Subsequent Events

Subsequent events have been considered through October 14, 2010, the date the financial statements were available to be issued.

As described in Note 4, in May 2010, we entered into a forbearance agreement with the lenders of our Senior Secured Facility.  After the initial forbearance agreement in May 2010, we entered into several additional forbearance agreements to allow for additional time to complete the capital restructuring.  Under the terms of the subsequent forbearance agreements, we made further prepayments on the Senior Facility in the amount of $17.3 million, and also paid additional forbearance fees of $9.7 million.

In July 2010, we completed the capital restructuring, through which new equity of $416.5 million was raised by several investors including funds or accounts managed by Cerberus (collectively, the “Lead Investors”).  Prior to the closing date, certain of the Lead Investors were already holders of notes representing approximately 74% of the Subordinated Loan.  Concurrent with the new equity raise, on the closing date, these Lead Investors acquired from the remaining note holders the approximately 26% balance of the Subordinated Loan, for a total cash payment to those remaining note holders of $25.0 million.  They then exchanged 100% of the outstanding Subordinated Loan, including accrued and unpaid interest, for additional equity interests, and the Subordinated Loan was extinguished.

Proceeds from the new equity raise, along with cash on hand, were used to pay down the Senior Facility to an outstanding balance of approximately $425.0 million.  Concurrently, we filed the requisite documents to comply with the reporting covenants required under the terms of the Senior Facility and cure our prior defaults.  The $425.0 million balance of the Senior Facility remains due and payable in July 2011, in accordance with the terms of the original agreement.  Also concurrent with the recapitalization transaction, we entered into a third amendment to our Senior Facility (the “Third Amendment”) which provides, among other things, for the admission of the Lead Investors as permitted holders and amends relevant portions of the agreement to conform to the recapitalized structure.  The Third Amendment also reduces the Revolving Facility commitment.

Following the capital restructuring and debt paydown, we anticipate that we will be in compliance with our debt covenants through the Senior Facility maturity date in July 2011.

Concurrent with the new equity raise, the parent company, LNR Property Holdings, Ltd. (“LNRPH”) ceased to be the consolidating parent entity, as the Lead Investors’ new equity was invested at a level below LNRPH.  Except as described above, all of the assets and liabilities that were previously held in the LNRPH consolidating group were either transferred or otherwise sold to its subsidiary, LNR Property Corporation, which subsequently reorganized as a Delaware limited liability company, LNR Property LLC, in August 2010.

Other than as described above, we have not evaluated the effects of the capital restructuring for any additional accounting or disclosure effects that may be required to be included in our annual consolidated financial statements for fiscal year 2010.

Vornado Realty Trust
Condensed Consolidated Pro Forma Financial Statements

On July 29, 2010, as part of LNR Property Corporation’s (“LNR”) recapitalization, Vornado Realty L.P., the operating partnership through which Vornado Realty Trust (“Vornado”, “we”, “us” and “our”) conducts its business, acquired a 26.2% equity interest in LNR for $116 million in cash and conversion into equity of our $15 million mezzanine loan (the then current carrying amount) made to LNR’s parent. The recapitalization involved an infusion of a total of $417 million in new cash equity and the reduction of LNR’s total debt to $425 million from $1.3 billion.

Effective August 5, 2010, LNR changed its year-end to December 31 from November 30.  We account for our equity interest in LNR under the equity method of accounting from the date of acquisition on a one quarter lag basis.  During the years ended November 30, 2009 and 2008, LNR Property Holdings (LNR’s parent) reported net losses of $717.5 million and $415.0 million, respectively.  These net losses were the result of $480.2 and $335.0, respectively, of impairment losses and $262.9 and $301.6, respectively, of equity in losses and impairments of unconsolidated entities.

Basis of Pro Forma Presentation

The unaudited condensed consolidated pro forma financial information that follows consists of (i) the condensed consolidated pro forma balance sheet of Vornado as of June 30, 2010, as if the LNR transaction occurred on June 30, 2010, and (ii) the condensed consolidated pro forma statements of income of Vornado for the year ended December 31, 2009 and for the six months ended June 30, 2010, as if the LNR transaction occurred on January 1, 2009.

In management’s opinion, all adjustments necessary to reflect the LNR transaction have been made in the accompanying unaudited condensed consolidated pro forma financial information.  This pro forma financial information is not necessarily indicative of what the actual results of operations or financial position would have been had this transaction been consummated on the dates indicated, nor does it purport to represent Vornado’s results of operations or financial position for any future period.  Vornado’s results of operations for the six months ended June 30, 2010 are not necessarily indicative of the operating results for the full year.

The unaudited condensed consolidated pro forma financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Vornado’s Annual Report on Form 10-K for the year ended December 31, 2009 and Vornado’s Quarterly Report on Form 10-Q for the period ended June 30, 2010, and the consolidated financial statements and notes thereto of LNR Property Holdings Ltd., the predecessor to LNR, for the year ended November 30, 2009, and the six months ended May 31, 2010 filed herewith.

VORNADO REALTY TRUST
CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
(UNAUDITED)

(Amounts in thousands)	As of June 30, 2010
	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS:

Real estate, at cost	$18,019,338	$-		$18,019,338
Less accumulated depreciation and amortization	(2,683,233)	-		(2,683,233)
Real estate, net	15,336,105	-		15,336,105
Cash and cash equivalents	652,121	(116,000)	(A)	536,121
Restricted cash	139,562	-		139,562
Marketable securities	305,292	-		305,292
Accounts receivable, net	157,725	-		157,725
Investment in and advances to partially-owned	833,884	131,000	(A)	964,884
entities, including Alexander's
Investment in Toys "R" Us	495,800	-		495,800
Mezzanine loans receivable	136,857	(15,000)	(A)	121,857
Receivable arising from the straight-lining of rents	718,809	-		718,809
Deferred leasing and financing costs	330,789	-		330,789
Due from officers	13,182	-		13,182
Other assets	770,751	-		770,751
	$19,890,877	$-		$19,890,877

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY:
Notes and mortgages payable	$8,400,599	$-		$8,400,599
Convertible senior debentures	404,850	-		404,850
Senior unsecured notes	1,224,866	-		1,224,866
Exchangeable senior debentures	487,685	-		487,685
Revolving credit facilities	152,218	-		152,218
Accounts payable and accrued expenses	458,628	-		458,628
Deferred credit	652,449	-		652,449
Deferred compensation plan	83,787	-		83,787
Deferred tax liabilities	17,704	-		17,704
Other liabilities	98,265	-		98,265
	11,981,051	-		11,981,051

Redeemable noncontrolling interests	1,270,913	-		1,270,913

Vornado shareholders' equity:
Preferred shares	823,534	-		823,534
Common shares	7,262	-		7,262
Additional capital	6,944,410	-		6,944,410
Earnings in excess of distributions	(1,581,176)	-		(1,581,176)
Accumulated other comprehensive income	37,597	-		37,597
Total Vornado shareholders' equity	6,231,627	-		6,231,627
Noncontrolling interest in consolidated subsidiaries	407,286			407,286
Total equity	6,638,913	-		6,638,913
	$19,890,877	$-		$19,890,877

VORNADO REALTY TRUST
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
(UNAUDITED)

(Amounts in thousands)
	For the year ended December 31, 2009
		Pro Forma
Revenues:	As Reported	Adjustments		Pro Forma
Property rentals	$2,222,285	$-		$2,222,285
Tenant expense reimbursements	361,982	-		361,982
Fee and other income	158,311	-		158,311
Total revenues	2,742,578	-		2,742,578
Expenses:
Operating	1,087,785	-		1,087,785
Depreciation and amortization	539,503	-		539,503
General and administrative	231,688	-		231,688
Impairments and other losses	87,823	-		87,823
Total expenses	1,946,799	-		1,946,799
Operating income	795,779	-		795,779
Income applicable to Alexander's	53,529	-		53,529
Income applicable to Toys "R" Us	92,300	-		92,300
Loss applicable to LNR	-	(131,000)	(B)	(131,000)
Loss from partially-owned entities	(73,439)	-		(73,439)
Interest and other investment loss	(116,330)	(10,727)	(C)	(127,057)
Interest and debt expense	(634,283)	-		(634,283)
Net loss on early extinguishment of debt	(25,915)	-		(25,915)
Net gain on disposition of wholly owned and partially owned assets		-
other than depreciable real estate	5,641	-		5,641
Income (loss) before income taxes	97,282	(141,727)		(44,445)
Income tax expense	(20,737)	-		(20,737)
Income (loss) from continuing operations	76,545	(141,727)		(65,182)
Discontinued operations	51,905	-		51,905
Net income (loss)	128,450	(141,727)		(13,277)
Net (income) loss attributable to noncontrolling interests	(22,281)	11,338(	D)	(10,943)
Net income (loss) attributable to Vornado	106,169	(130,389)		(24,220)
Preferred share dividends	(57,076)	-		(57,076)
NET INCOME (LOSS) attributable to common shareholders	$49,093	$(130,389)		$(81,296)
Per share – Basic	$0.28			$(0.47)
Per share – Diluted	$0.28			$(0.47)

VORNADO REALTY TRUST
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
(UNAUDITED)

(Amounts in thousands)
	For the six months ended June 30, 2010
		Pro Forma
Revenues:	As Reported	Adjustments		Pro Forma
Property rentals	$1,136,726	$-		$1,136,726
Tenant expense reimbursements	181,001	-		181,001
Fee and other income	74,709	-		74,709
Total revenues	1,392,436	-		1,392,436
Expenses:
Operating	546,980	-		546,980
Depreciation and amortization	271,089	-		271,089
General and administrative	98,312	-		98,312
Litigation loss accrual and acquisition costs	11,986	-		11,986
Total expenses	928,367	-		928,367
Operating income	464,069	-		464,069
Income applicable to Alexander's	13,526	-		13,526
Income applicable to Toys "R" Us	104,866	-		104,866
Income from partially-owned entities	2,270	-		2,270
Income applicable to LNR	-	-	(B)	-
Interest and other investment income	18,584	6,900	(E)	25,484
Interest and debt expense	(289,622)	-		(289,622)
Net loss on early extinguishment of debt	(1,072)	-		(1,072)
Net gain on disposition of wholly owned and partially owned assets		-
other than depreciable real estate	7,687	-		7,687
Income before income taxes	320,308	6,900		327,208
Income tax expense	(10,553)	-		(10,553)
Net income	309,755	6,900		316,655
Net income attributable to noncontrolling interests	(23,097)	(518)(	D)	(23,615)
Net income attributable to Vornado	286,658	6,382		293,040
Preferred share dividends	(28,533)	-		(28,533)
NET INCOME attributable to common shareholders	$258,125	$6,382		$264,507
Per share – Basic	$1.42			$1.45
Per share – Diluted	$1.41			$1.44

VORNADO REALTY TRUST
SUPPLEMENTAL INFORMATION
(UNAUDITED)

(Amounts in thousands)
	For the year ended December 31, 2009
	As Reported	Pro Forma Adjustments	Pro Forma
FFO:
Net income (loss) attributable to Vornado	$106,169	$(130,389)	$(24,220)
Depreciation and amortization of real property	508,572	-	508,572
Net gains on sale of real estate	(45,282)	-	(45,282)
Proportionate share of adjustments to equity in net income of partially-owned entities, including Toys “R” Us:
Depreciation and amortization of real property	65,358	-	65,358
Net gains on sale of real estate	(164)	-	(164)
Income tax effect of above adjustments	(22,819)	-	(22,819)
Proportionate share of adjustments to equity in net income of partially-owned entities, excluding Toys “R” Us:
Depreciation and amortization of real property	75,200	-	75,200
Net gains on sale of real estate	(1,188)	-	(1,188)
Noncontrolling interests' share of above adjustments	(45,344)	-	(45,344)
FFO	640,502	(130,389)	510,113
Preferred share dividends	(57,076)	-	(57,076)
FFO attributable to common shareholders	583,426	(130,389)	453,037
Series A convertible preferred dividends	170	-	170
FFO attributable to common shareholders plus assumed conversions	$583,596	$(130,389)	$453,207
FFO per diluted share	$3.36		$2.61

	For the six months ended June 30, 2010
	As Reported	Pro Forma Adjustments	Pro Forma
FFO:
Net income attributable to Vornado	$286,658	$6,382	$293,040
Depreciation and amortization of real property	254,795	-	254,795
Proportionate share of adjustments to equity in net income of partially-owned entities, including Toys “R” Us:
Depreciation and amortization of real property	35,164	-	35,164
Income tax effect of above adjustments	(12,307)	-	(12,307)
Proportionate share of adjustments to equity in net income of partially-owned entities, excluding Toys “R” Us:
Depreciation and amortization of real property	39,074	-	39,074
Net gains on sale of real estate	(307)	-	(307)
Noncontrolling interests' share of above adjustments	(22,474)	-	(22,474)
FFO	580,603	6,382	586,985
Preferred share dividends	(28,533)	-	(28,533)
FFO attributable to common shareholders	552,070	6,382	558,452
Interest on 3.875% exchangeable senior debentures	12,915	-	12,915
Series A convertible preferred dividends	81	-	81
FFO attributable to common shareholders plus assumed conversions	$565,066	$6,382	$571,448
FFO per diluted share	$2.98		$3.02

________________

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciated real estate assets, depreciation and amortization expense from real estate assets, extraordinary items and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries.  FFO and FFO per diluted share are used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.  FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure.  FFO may not be comparable to similarly titled measures employed by other companies.

VORNADO REALTY TRUST
Notes to Condensed Consolidated Pro Forma Financial Statements
(amounts in thousands)

(A)    On July 29, 2010, as part of LNR’s recapitalization, we acquired a 26.2% equity interest in LNR for $116 million in cash and conversion of our mezzanine loan made to Riley HoldCo Corp. (LNR’s parent) into equity as follows:

Cash contributed	$116,000
Riley HoldCo Corp. mezzanine loan receivable (the then current carrying amount)	15,000
Total investment in LNR	$131,000

(B)    We do not guarantee any debt of LNR and are not required to fund their losses, accordingly, our 26.2% or $174,218 share of LNR’s net loss, adjusted for purchase accounting, for its fiscal year ended November 30, 2009 is limited to our $131,000 equity investment.  Consequently, we have not recognized our $17,472 share of LNR’s net loss, adjusted for purchase accounting, for its interim period ended May 31, 2010 in our pro forma statement of income for the six months ended June 30, 2010.

(C)    Consists of the following:

Additional loan loss accrual on our Riley HoldCo Corp. mezzanine loan receivable which was recognized by Vornado in its six months ended June 30, 2010	$6,900
Elimination of interest income recognized on our Riley HoldCo Corp. mezzanine loan receivable in 2009	3,827
$10,727

(D)    Noncontrolling interest share of above adjustments.

(E)    Elimination of loan loss accrual recognized by us in our statement of income during the six months ended June 30, 2010 on our mezzanine loan receivable from LNR’s parent which, for purposes of these pro forma financial statements, is shown as a pro forma adjustment in the year ended December 31, 2009.

Vornado Realty L.P.
Condensed Consolidated Pro Forma Financial Statements

On July 29, 2010, as part of LNR Property Corporation’s (“LNR”) recapitalization, Vornado Realty L.P. (the “Operating Partnership”, “we”, “us” and “our”) acquired a 26.2% equity interest in LNR for $116 million in cash and conversion into equity of our $15 million mezzanine loan (the then current carrying amount) made to LNR’s parent. The recapitalization involved an infusion of a total of $417 million in new cash equity and the reduction of LNR’s total debt to $425 million from $1.3 billion.

Effective August 5, 2010, LNR changed its year-end to December 31 from November 30.  We account for our equity interest in LNR under the equity method of accounting from the date of acquisition on a one quarter lag basis.  During the years ended November 30, 2009 and 2008, LNR Property Holdings (LNR’s parent) reported net losses of $717.5 million and $415.0 million, respectively.  These net losses were the result of $480.2 and $335.0, respectively, of impairment losses and $262.9 and $301.6, respectively, of equity in losses and impairments of unconsolidated entities.

Basis of Pro Forma Presentation

The unaudited condensed consolidated pro forma financial information that follows consists of (i) the condensed consolidated pro forma balance sheet of the Operating Partnership as of June 30, 2010, as if the LNR transaction occurred on June 30, 2010, and (ii) the condensed consolidated pro forma income statements of the Operating Partnership for the year ended December 31, 2009 and for the six months ended June 30, 2010, as if the LNR transaction occurred on January 1, 2009.

In management’s opinion, all adjustments necessary to reflect the LNR transaction have been made in the accompanying unaudited condensed consolidated pro forma financial information.  This pro forma financial information is not necessarily indicative of what the actual results of operations or financial position would have been had this transaction been consummated on the dates indicated, nor does it purport to represent the Operating Partnership’s results of operations or financial position for any future period.  The Operating Partnership’s results of operations for the six months ended June 30, 2010 are not necessarily indicative of the operating results for the full year.

The unaudited condensed consolidated pro forma financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the period ended June 30, 2010, and the consolidated financial statements and notes thereto of LNR Property Holdings Ltd., the predecessor to LNR, for the year ended November 30, 2009, and the six months ended May 31, 2010 filed herewith.

VORNADO REALTY L.P.
CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
(UNAUDITED)

(Amounts in thousands)	As of June 30, 2010
	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS:

Real estate, at cost	$18,019,338	$-		$18,019,338
Less accumulated depreciation and amortization	(2,683,233)	-		(2,683,233)
Real estate, net	15,336,105	-		15,336,105
Cash and cash equivalents	652,121	(116,000)	(A)	536,121
Restricted cash	139,562	-		139,562
Marketable securities	305,292	-		305,292
Accounts receivable, net	157,725	-		157,725
Investment in and advances to partially-owned	833,884	131,000	(A)	964,884
entities, including Alexander's
Investment in Toys "R" Us	495,800	-		495,800
Mezzanine loans receivable	136,857	(15,000)	(A)	121,857
Receivable arising from the straight-lining of rents	718,809	-		718,809
Deferred leasing and financing costs	330,789	-		330,789
Due from officers	13,182	-		13,182
Other assets	770,751	-		770,751
	$19,890,877	$-		$19,890,877

LIABILITIES, REDEEMABLE PARTNERSHIP UNITS AND EQUITY:
Notes and mortgages payable	$8,400,599	$-		$8,400,599
Convertible senior debentures	404,850	-		404,850
Senior unsecured notes	1,224,866	-		1,224,866
Exchangeable senior debentures	487,685	-		487,685
Revolving credit facilities	152,218	-		152,218
Accounts payable and accrued expenses	458,628	-		458,628
Deferred credit	652,449	-		652,449
Deferred compensation plan	83,787	-		83,787
Deferred tax liabilities	17,704	-		17,704
Other liabilities	98,265	-		98,265
	11,981,051	-		11,981,051

Redeemable partnership units	1,270,913	-		1,270,913

Equity:
Partners’ capital	7,775,206	-		7,775,206
Earnings less than distributions	(1,581,176)	-		(1,581,176)
Accumulated other comprehensive income	37,597	-		37,597
Total Vornado Realty L.P. equity	6,231,627	-		6,231,627
Noncontrolling interest in consolidated subsidiaries	407,286			407,286
Total equity	6,638,913	-		6,638,913
	$19,890,877	$-		$19,890,877

VORNADO REALTY L.P.
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
(UNAUDITED)

	(Amounts in thousands)
		For the year ended December 31, 2009
			Pro Forma
	Revenue:	As Reported	Adjustments		Pro Forma
	Property rentals	$2,222,285	$-		$2,222,285
	Tenant expense reimbursements	361,982	-		361,982
	Fee and other income	158,311	-		158,311
	Total revenues	2,742,578	-		2,742,578
	Expenses:
	Operating	1,087,785	-		1,087,785
	Depreciation and amortization	539,503	-		539,5033
	General and administrative	231,688	-		231,688
	Costs of acquisitions not consummated	87,823	-		87,823
	Total expenses	1,946,799	-	-	1,946,799
	Operating income	795,779	-		795,799
	Income applicable to Alexander's	53,529	-		53,529
	Income applicable to Toys "R" Us	92,300	-		92,300
	Loss applicable to LNR	-	(131,000)	(B)	(131,000)
	Loss from partially-owned entities	(73,439)			(73,439)
	Interest and other investment loss	(116,330)	(10,727)	(C)	(127,057)
	Interest and debt expense	(634,283)	-		(634,283)
	Net gain on early extinguishment of debt	(25,915)	-		(25,915)
Net	gain on disposition of wholly owned and partially owned assets
	other than depreciable real estate	5,641	-		5,641
	Income (loss) before income taxes	97,282	(141,727)		(44,445)
	Income tax expense	(20,737)	-		(20,737)
	Income (loss) from continuing operations	76,545	(141,727)		(65,182)
	Discontinued operations	51,905	-		51,905
	Net income (loss)	128,450	(141,727)		(13,277)
	Net loss attributable to noncontrolling interests	2,839	-		2,839
	Net income (loss) attributable to Vornado Realty L.P.	131,289	(141,727)		(10,438)
	Preferred unit distributions	(76,747)	-		(76,747)
	NET INCOME (LOSS) attributable to Class A unitholders	$54,542	$(141,727)		$(87,185)

VORNADO REALTY L.P.
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
(UNAUDITED)

(Amounts in thousands)
	For the six months ended June 30, 2010
		Pro Forma
Revenues:	As Reported	Adjustments		Pro Forma
Property rentals	$1,136,726	$-		$1,136,726
Tenant expense reimbursements	181,001	-		181,001
Fee and other income	74,709	-		74,709
Total revenues	1,392,436	-		1,392,436
Expenses:
Operating	546,980	-		546,980
Depreciation and amortization	271,089	-		271,089
General and administrative	98,312	-		98,312
Litigation loss accrual and acquisition costs	11,986	-		11,986
Total expenses	928,367	-		928,367
Operating income	464,069			464,069
Income applicable to Alexander's	13,526	-		13,526
Income applicable to Toys "R" Us	104,866	-		104,866
Income from partially-owned entities	2,270	-		2,270
Income applicable to LNR	-	-	(B)	-
Interest and other investment income	18,584	6,900	(D)	25,484
Interest and debt expense	(289,622)	-		(289,622)
Net loss on early extinguishment of debt	(1,072)	-		(1,072)
Net gain on disposition of wholly owned and partially owned assets
other than depreciable real estate	7,687	-		7,687
Income before income taxes	320,308	6,900		327,208
Income tax expense	(10,553)	-		(10,553)
Net income	309,755	6,900		316,655
Net income attributable to noncontrolling interests	(1,194)	-		(1,194)
Net Income attributable to Vornado Realty L.P.	308,561	6,900		315,461
Preferred unit distributions	(30,770)	-		(30,770)
NET INCOME attributable to Class A unitholders	$277,791	$6,900		$284,691

VORNADO REALTY L.P.
Notes to Condensed Consolidated Pro Forma Financial Statements
(Amounts in thousands)

(A)    On July 29, 2010, as part of LNR’s recapitalization, we acquired a 26.2% equity interest in LNR for $116 million in cash and conversion of our mezzanine loan made to Riley HoldCo Corp. (LNR’s parent) into equity as follows:

Cash contributed	$116,000
Riley Holdco Corp. mezzanine loan receivables (the then current carrying amount)	15,000
Total investment in LNR	$131,000

(B)    We do not guarantee any debt of LNR and are not required to fund their losses, accordingly, our 26.2% or $174,218 share of LNR’s net loss, adjusted for purchase accounting, for its fiscal year ended November 30, 2009 is limited to our $131,000 equity investment.  Consequently, we have not recognized our $17,472 share of LNR’s net loss, adjusted for purchase accounting, for its interim period ended May 31, 2010 in our pro forma statement of income for the six months ended June 30, 2010.

(C)    Consists of the following:

Additional loan loss accrual on our Riley Holdco Corp. mezzanine loan receivable which was recognized by the Operating Partnership in its six months ended June 30, 2010	$6,900
Elimination of interest income recognized on our Riley Holdco Corp. mezzanine loan receivable in 2009	3,827
$10,727

(D)    Elimination of loan loss accrual recognized in our statement of income during the six months ended June 30, 2010 on our mezzanine loan receivable from LNR’s parent which, for purposes of these pro forma financial statements, is shown as a pro forma adjustment in the year ended December 31, 2009.